Exhibit 4.5

TRUST INDENTURE

DATED AS OF THE 20TH DAY OF DECEMBER, 2019

BETWEEN

HARVEST HEALTH & RECREATION INC., AS ISSUER

AND

ODYSSEY TRUST COMPANY, AS TRUSTEE

PROVIDING FOR THE ISSUE OF NOTES

TABLE OF CONTENTS

Article 1 INTERPRETATION		1

1.1	Definitions	1
1.2	Meaning of “Outstanding”	33
1.3	Interpretation	33
1.4	Headings, Etc.	34
1.5	Statute Reference	34
1.6	Day not a Business Day	34
1.7	Applicable Law	34
1.8	Monetary References	34
1.9	Invalidity, Etc.	34
1.10	Language	34
1.11	Successors and Assigns	35
1.12	Benefits of Indenture	35
1.13	Accounting Terms; Changes in IFRS	35
1.14	Interest Act (Canada)	36

Article 2 THE NOTES		36

2.1	Issue and Designation of Notes; Ranking	36
2.2	Issuance in Series	36
2.3	Form of Notes	38
2.4	Execution, Authentication and Delivery of Notes	40
2.5	Registrar and Paying Agent	41
2.6	Paying Agent to Hold Money in Trust	41
2.7	Book Entry Only Notes	42
2.8	Global Notes	42
2.9	Interim Notes	44
2.10	Mutilation, Loss, Theft or Destruction	44
2.11	Concerning Interest	45
2.12	Payments of Amounts Due on Maturity	46
2.13	Legends on Notes	47
2.14	Payment of Interest	48
2.15	Record of Payment	49
2.16	Representation Regarding Third Party Interest	49

Article 3 TERMS OF THE UNIT Notes AND COUPON NOTES		50

3.1	Definitions	50
3.2	Creation and Designation of the Unit Notes and Coupon Notes	50
3.3	Aggregate Principal Amount	50
3.4	Authentication	50
3.5	Date of Issue and Maturity	51
3.6	Interest	51
3.7	Optional Redemption	51
3.8	[INTENTIONALLY DELETED.]	52
3.9	Mandatory Redemption and Market Purchases	52
3.10	Form and Denomination of the Unit Notes and Coupon Notes	52
3.11	Currency of Payment	52

3.12	Additional Amounts	53
3.13	Appointment	56
3.14	Inconsistency	56
3.15	Reference to Principal, Premium, Interest, etc.	56

Article 4 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP		56

4.1	Register of Certificated Notes	56
4.2	Global Notes	57
4.3	Transferee Entitled to Registration	58
4.4	No Notice of Trusts	58
4.5	Registers Open for Inspection	59
4.6	Transfers and Exchanges of Notes	59
4.7	Charges for Registration, Transfer and Exchange	63
4.8	Ownership of Notes	63
4.9	Cancellation and Destruction	64

Article 5 REDEMPTION AND PURCHASE OF NOTES		64

5.1	Redemption of Notes	64
5.2	Places of Payment	64
5.3	Partial Redemption	64
5.4	Notice of Redemption	65
5.5	Qualified Redemption Notice	66
5.6	Notes Due on Redemption Dates	67
5.7	Deposit of Redemption Monies	67
5.8	Failure to Surrender Notes Called for Redemption	68
5.9	Cancellation of Notes Redeemed	68
5.10	Purchase of Notes for Cancellation	68

Article 6 COVENANTS OF THE ISSUER		69

6.1	Payment of Principal, Premium, and Interest	69
6.2	Existence	69
6.3	Payment of Taxes and Other Claims	69
6.4	Keeping of Books	69
6.5	Provision of Reports and Financial Statements	70
6.6	Designation of Restricted and Unrestricted Subsidiaries	70
6.7	Liens	71
6.8	Restricted Payments	73
6.9	Incurrence of Indebtedness	73
6.10	Maintenance of Consolidated Indebtedness to Enterprise Value Ratio	76
6.11	Payments for Consents	79
6.12	Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	79
6.13	Transactions with Affiliates	80
6.14	Business Activities	82
6.15	Repurchase at the Option of Holders – Change of Control	85
6.16	Repurchase at the Option of Holders – Asset Sales	87
6.17	Payments for Consent	90
6.18	Suspension of Covenants	90
6.19	Future Guarantees	92

Article 7 DEFAULT AND ENFORCEMENT		92

7.1	Events of Default	92
7.2	Acceleration of Maturity; Rescission, Annulment and Waiver	95
7.3	Collection of Indebtedness and Suits for Enforcement by Trustee	97
7.4	Trustee May File Proofs of Claim	98
7.5	Trustee May Enforce Claims Without Possession of Notes	99
7.6	Application of Monies by Trustee	99
7.7	No Suits by Holders	100
7.8	Unconditional Right of Holders to Receive Principal, Premium and Interest	100
7.9	Restoration of Rights and Remedies	101
7.10	Rights and Remedies Cumulative	101
7.11	Delay or Omission Not Waiver	101
7.12	Control by Holders	101
7.13	Notice of Event of Default	102
7.14	Waiver of Stay or Extension Laws	102
7.15	Undertaking for Costs	102
7.16	Judgment Against the Issuer	102
7.17	Immunity of Officers and Others	102
7.18	Notice of Payment by Trustee	103
7.19	Trustee May Demand Production of Notes	103
7.20	Statement by Officers	103

Article 8 DISCHARGE AND DEFEASANCE		103

8.1	Satisfaction and Discharge	103
8.2	Option to Effect Discharge, Legal Defeasance or Covenant Defeasance	104
8.3	Legal Defeasance and Discharge	105
8.4	Covenant Defeasance	105
8.5	Conditions to Legal or Covenant Defeasance	106
8.6	Application of Trust Funds	107
8.7	Repayment to the Issuer	108
8.8	Continuance of Rights, Duties and Obligations	108
8.9	Release of Liens	108

Article 9 MEETINGS OF HOLDERS		109

9.1	Purpose, Effect and Convention of Meetings	109
9.2	Notice of Meetings	110
9.3	Chair	111
9.4	Quorum	111
9.5	Power to Adjourn	112
9.6	Voting	112
9.7	Poll	112
9.8	Proxies	112
9.9	Persons Entitled to Attend Meetings	113
9.10	Powers Cumulative	113
9.11	Minutes	113
9.12	Instruments in Writing	113
9.13	Binding Effect of Resolutions	114
9.14	Evidence of Rights of Holders	114

Article 10 SUCCESSORS TO THE ISSUER AND THE RESTRICTED SUBSIDIARIES		114

10.1	Merger, Consolidation, Amalgamation or Sale of Assets	114
10.2	Vesting of Powers in Successor	116

Article 11 CONCERNING THE TRUSTEE		117

11.1	No Conflict of Interest	117
11.2	Replacement of Trustee	117
11.3	Rights and Duties of Trustee	118
11.4	Reliance Upon Declarations, Opinions, etc.	119
11.5	Evidence and Authority to Trustee, Opinions, etc.	120
11.6	Officers’ Certificates Evidence	121
11.7	Experts, Advisers and Agents	121
11.8	Trustee May Deal in Notes	122
11.9	Investment of Monies Held by Trustee	122
11.10	Trustee Not Ordinarily Bound	123
11.11	Trustee Not Required to Give Security	123
11.12	Trustee Not Bound to Act on Issuer’s Request	123
11.13	Conditions Precedent to Trustee’s Obligations to Act Hereunder	123
11.14	Authority to Carry on Business	124
11.15	Compensation and Indemnity	124
11.16	Acceptance of Trust	125
11.17	Anti-Money Laundering	125
11.18	Privacy	125

Article 12 AMENDMENT, SUPPLEMENT AND WAIVER		126

12.1	Ordinary Consent	126
12.2	Special Consent	126
12.3	Without Consent	128
12.4	Form of Consent	129
12.5	Supplemental Indentures	129

Article 13 GUARANTEES		130

13.1	Issuance of Guarantees	130
13.2	Release of Guarantees	131

Article 14 NOTICES		132

14.1	Notice to Issuer	132
14.2	Notice to Holders	132
14.3	Notice to Trustee	132
14.4	Mail Service Interruption	132

Article 15 MISCELLANEOUS		133

15.1	Copies of Indenture	133
15.2	Force Majeure	133
15.3	Waiver of Jury Trial	133

Article 16 EXECUTION AND FORMAL DATE		134

16.1	Execution	134

16.2	Formal Date	134

Appendix A FORM OF Unit Notes AND Coupon Notes		- 1 -

Appendix B FORM OF GuarantY		- 8 -

THIS INDENTURE made as of the 20th day of December, 2019.

BETWEEN:

HARVEST HEALTH & RECREATION INC., a company subsisting under the laws of the Province of British Columbia (hereinafter called the “Issuer”);

AND

ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of the Province of Alberta authorized to carry on the business of a trust company in British Columbia (hereinafter called the “Trustee”).

WITNESSETH THAT:

WHEREAS the Issuer considers it desirable for its business purposes to create and issue Notes of one or more series from time to time in the manner and subject to the terms and conditions set forth in this Indenture from time to time.

AND WHEREAS the Issuer, subject to the terms hereof, may issue Notes in an unlimited aggregate principal amount and as of the date hereof the Issuer has duly authorized the issuance of 9.25% Senior Secured Notes due December 19, 2022 and 15% Senior Secured Notes due December 19, 2022.

NOW THEREFORE it is hereby covenanted, agreed and declared as set forth herein:

Article 1
INTERPRETATION

1.1	Definitions

In this Indenture (including the recitals hereto) and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings:

“Accounting Change” has the meaning set forth in Section 1.13.

“Accounting Change Notice” has the meaning set forth in Section 1.13.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person;

“Acquisition” means, for any Person, any purchase or other acquisition, regardless of how it is done (including any purchase or other acquisition by amalgamation, merger, arrangement, business combination, or other form of corporate reorganization or by purchase, lease, or other acquisition arrangement), of: (1) any other Person (including any purchase or other acquisition of issued and outstanding securities of, or a portion of an Equity Interest in, another Person, with the effect of that other Person becoming a Subsidiary of the purchaser or of any of its Affiliates) or of all or substantially all of the Property of any other Person, or (2) any division, business, operation, or undertaking of any other Person or of all or substantially all of the Property of any division, business, operation, or undertaking of any other Person, and “Acquire” has a comparable meaning.

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“Additional Amounts” has the meaning set forth in Section 3.12.

“Additional Notes” means Notes of any series (other than the Notes issued on the initial issue date of the relevant series of Notes and any Notes issued in exchange or in replacement (in whole or in part) for such initial Notes) issued under this Indenture in accordance with Section 2.2.

“Advance Offer” has the meaning given to that term in Section 6.16.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Affiliate Transaction” has the meaning given to that term in Section 6.13.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Applicable Securities Legislation” means, at any time, applicable securities laws (including rules, regulations, policies, instruments and blanket orders) in each of the provinces and territories of Canada.

“Asset Sale” means any of the following:

(a)	the sale, conveyance or other disposition of any assets, other than a transaction governed by the provisions of Section 6.15 or Section 10.1 of this Indenture, and

(b)	the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale, transfer or other conveyance by the Issuer or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares or shares required to be owned by other Persons pursuant to applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(c)	any single transaction or series of related transactions that involves assets or other Equity Interests having a Fair Market Value of less than 10% of Consolidated Net Tangible Assets of the Issuer; provided that the aggregate amount of any such transactions shall not have a Fair Market Value exceeding a maximum of 10% of Consolidated Net Tangible Assets of the Issuer;

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(d)	any issuance or transfer of assets or Equity Interests between or among the Issuer and its Restricted Subsidiaries or between or among the Restricted Subsidiaries;

(e)	the sale or other disposition of cash or Cash Equivalents;

(f)	dispositions (including without limitation surrenders and waivers) of accounts or notes receivable or other contract rights in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(g)	the trade or exchange by the Issuer or any Restricted Subsidiary thereof of any asset for any other asset or assets that is used or useable in a Permitted Business, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the Fair Market Value of the asset or assets received by the Issuer or any Restricted Subsidiary in such trade or exchange (including any such cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of Directors or an executive officer of the Issuer or such Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any Restricted Subsidiary pursuant to such trade or exchange;

(h)	any sale, lease, conveyance or other disposition of (i) inventory, products, services or accounts receivable in the ordinary course of business, and (ii) any property or equipment that has become damaged, worn out or obsolete or pursuant to a program for the maintenance or upgrading of such property or equipment;

(i)	the creation of a Lien not prohibited by this Indenture and any disposition of assets resulting from the enforcement or foreclosure of any such Lien;

(j)	the disposition of assets that, in the good faith judgment of the Issuer, are no longer used or useful in the business of such entity;

(k)	a Restricted Payment that is permitted by the Indenture, a Permitted Investment, or any other payment or Investment that is otherwise permitted by the Indenture;

(l)	leases or subleases in the ordinary course of business to third persons otherwise in accordance with the provisions of this Indenture;

(m)	an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to a wholly owned Restricted Subsidiary of the Issuer;

(n)	a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

(o)	foreclosure on Property;

(p)	any sale, transfer or other disposition of: (i) any rights, title or interest in real property; or (ii) Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any Property (including the right, title or interest in any Property) of an Unrestricted Subsidiaries or any of them;

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(q)	sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements and the transfer of assets as part of the consideration for Investment in a joint venture so long as the Fair Market Value of such assets is counted against the amount of Investments permitted pursuant to Section 6.8;

(r)	sales, transfers or dispositions in connection with Permitted Liens;

(s)	sales, transfers or dispositions in respect of which the Issuer or a Restricted Subsidiary is required to pay the proceeds thereof to a third party pursuant to the terms of agreements or arrangements in existence as at the Issue Date;

(t)	any sale, transfer or other disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer) from whom such Restricted Subsidiary was Acquired, or from whom such Restricted Subsidiary Acquired its business and assets (having been newly formed in connection with such Acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or Acquisition;

(u)	any issuance of Equity Interests by the Issuer; and

(v)	sales, transfers or dispositions of assets in connection with any settlement or other resolutions of claims, litigation, arbitration or other disputes; or in satisfaction of judgements or arbitral decisions, and extensions, modifications and renewals thereof; as determined in good faith by the Board of Directors or an executive officer of the Issuer.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Asset Sale Offer” has the meaning given to that term in Section 6.16.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including during any period for which such lease has been extended), calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with IFRS; provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Authentication Order” has the meaning given to that term in Section 2.4(c).

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“Bankruptcy Law” means the BIA, the CCAA and the Winding Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes, any other applicable insolvency, winding-up, dissolution, restructuring, reorganization, liquidation, or other similar law of any jurisdiction, and any law of any jurisdiction (including any corporate law relating to arrangements, reorganizations, or restructurings) permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Beneficial Holder” means any Person who holds a beneficial interest in a Global Note as shown on the books of the Depository or a Participant.

“BIA” means the Bankruptcy and Insolvency Act (Canada) as now and hereinafter in effect, or any successor statute.

“Board of Directors” means:

(a)	with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(b)	with respect to a partnership, the board of directors of the general partner of the partnership;

(c)	with respect to any other Person, the board, committee or governing body of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.

“Book Entry Only Notes” means Notes of a series which, in accordance with the terms applicable to such series, are to be held only by or on behalf of the Depository.

“Bridging” means Bridging Finance Inc.

“Bridging Put Agreement” means the put option agreement dated December 20, 2019 among Bridging, the Issuer, Harvest DCP and Harvest Enterprises, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with its terms.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of Vancouver, British Columbia or Tempe, Arizona are authorized or required by law, regulation or executive order to remain closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a statement of financial position in accordance with IFRS as in effect on the Issue Date, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. For the avoidance of doubt, any lease that would have been characterized as an operating lease under IFRS (or U.S. GAAP, as applicable) in effect immediately prior to January 1, 2019 (whether such lease is entered into before or after the Issue Date) shall not constitute a Capital Lease Obligation under the Indenture or any other related transaction documents as a result of such changes in IFRS (or U.S. GAAP, as applicable) unless otherwise agreed to in writing by the Issuer and the Trustee.

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“Capital Stock” means:

(a)	in the case of a corporation, corporate stock or shares;

(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(a)	United States or Canadian dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

(b)	securities issued or directly and fully guaranteed or insured by the government of the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Canada, as the case may be, is pledged in support of such securities), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(c)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States, Canada or any other country that is a member of the Organization for Economic Cooperation and Development, in each case, having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from Standard & Poor’s, or, with respect to a commercial bank organized under the laws of Canada, the equivalent thereof by DBRS;

(d)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

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(e)	commercial paper having one of the two highest ratings obtainable from any of (i) Moody’s, (ii) Standard & Poor’s or (iii) DBRS, and in each case maturing within one year after the date of acquisition;

(f)	securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any province or territory of Canada, or by any political subdivision or Taxing Authority thereof, rated at least “A” by Moody’s or Standard & Poor’s or, with respect to any province or territory of Canada, the equivalent thereof by DBRS, and in each case having maturities of not more than one year from the date of acquisition; and

(g)	money market funds, of which at least a majority of the assets constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“CCAA” means the Companies Creditors Arrangement Act (Canada) as now and hereinafter in effect, or any successor statute.

“CDS” means CDS Clearing and Depository Services Inc. and its successors.

“Change of Control” means the occurrence of any one or more of the following events:

(a)	the sale, lease, exchange or other transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole which is not permitted by Section 10.1;

(b)	any Person or group of Persons (other than a transfer of super voting shares permitted pursuant to Part 28(g)(ii) of the articles of incorporation for the Issuer), acting jointly or in concert, is or becomes the beneficial owner, directly or indirectly, of more than 51% of the Voting Stock of the Issuer which is not permitted by Section 10.1;

(c)	the adoption of a plan relating to the liquidation or dissolution of the Issuer which is not permitted by Section 10.1; or

(d)	the first day on which a majority of the members of the Board of Directors of the Issuer are not continuing Directors.

For purposes of this definition, (i) a beneficial owner of a security includes any Person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (A) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (B) investment power, which includes the power to dispose of, or to direct the disposition of, such security; (ii) a Person or group of Persons shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement; and (iii) to the extent that one or more regulatory approvals are required for any of the transactions or circumstances described in clauses (a), (b) or (c) above to become effective under applicable law and such approvals have not been received before such transactions or circumstances have occurred, such transactions or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law. For greater certainty the Verano Transaction shall not constitute a “Change of Control” for purposes of the Indenture.

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“Change of Control Offer” has the meaning given to that term in Section 6.15(a).

“Change of Control Payment” has the meaning given to that term in Section 6.15(a).

“Change of Control Payment Date” has the meaning given to that term in Section 6.15(a).

“Collateral” means all of the Property of the Issuer and the Guarantors, whether now owned or hereafter Acquired, in which Liens are, from time to time, granted to the Collateral Trustee to secure the obligations of the Issuer and the Guarantors pursuant to the Notes and the Security Documents and excluding the Excluded Collateral.

“Collateral Trustee” means Odyssey Trust Company as “Trustee” under the Security Documents and any successor trustee or agent appointed thereunder.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(a)	an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(b)	all extraordinary, unusual or non-recurring items of loss or expense to the extent deducted in computing such Consolidated Net Income; plus

(c)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(d)	Consolidated Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Consolidated Fixed Charges were deducted in computing such Consolidated Net Income; plus

(e)	depreciation, depletion, amortization (including amortization of intangibles and deferred financing costs but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(f)	severance costs, restructuring costs, asset impairment charges and Acquisition transition services costs, provided that in each case such costs or charges were deducted in calculating Consolidated Net Income for such period; plus

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(g)	all expenses related to restricted stock and redeemable stock interests granted to officers, directors and employees, to the extent such expenses were deducted in computing such Consolidated Net Income; plus

(h)	all expenses for transaction costs relating to: (i) the issuance of the Notes; (ii) Acquisitions; and (iii) pre-opening costs and expansion of the Permitted Business; minus

(i)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with IFRS.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Consolidated Fixed Charges of and the depreciation, depletion and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer will be added to Consolidated Net Income to compute Consolidated EBITDA of the Issuer (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Issuer and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Consolidated Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than the Incurrence or repayment of revolving credit borrowings, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues, repurchases or redeems Disqualified Stock subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Consolidated Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period; provided that, in the event that the Issuer shall classify Indebtedness Incurred on the date of determination as Incurred in part pursuant to Section 6.9(a) and in part pursuant to one or more clauses of the definition of “Permitted Debt” (other than in respect of 6.9(b)(xv) of such definition), any calculation of Consolidated Fixed Charges pursuant to this definition on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent Incurred pursuant to any such other clause of the definition of “Permitted Debt” on such date. In addition, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio:

(a)	Acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and Consolidated EBITDA for such reference period will be calculated on a pro forma basis in good faith on a reasonable basis by a responsible financial or accounting Officer of the Issuer; provided, that such Officer may in his discretion include any pro forma changes to Consolidated EBITDA, including any pro forma reductions of expenses and costs, that have occurred or are reasonably expected by such Officer to occur;

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(b)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with IFRS, will be excluded;

(c)	the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with IFRS, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(d)	Consolidated Fixed Charges attributable to non-recurring charges associated with any premium or penalty paid, write-offs of deferred financing costs (including unamortized original issue discount) or other financial recapitalization changes in connection with redeeming or retiring any Indebtedness prior to its maturity, will be excluded; and

(e)	Consolidated Fixed Charges attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Consolidated Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discounts (provided, however, that any amortization of bond premium will be credited to reduce Consolidated Fixed Charges unless pursuant to IFRS, such amortization of bond premium has otherwise reduced Consolidated Fixed Charges), non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

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(b)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c)	any interest expense actually paid on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries,

in each case, on a consolidated basis and in accordance with IFRS.

“Consolidated Indebtedness” means at any time the aggregate stated balance sheet amount of all Indebtedness of the Issuer and the Restricted Subsidiaries determined on a consolidated basis plus, to the extent not included in Indebtedness, any Indebtedness of the Issuer and the Restricted Subsidiaries in respect of receivables sold or discounted (other than to the extent they are sold on a non-recourse basis).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with IFRS; provided that:

(a)	the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(b)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(c)	the cumulative effect of a change in accounting principles will be excluded;

(d)	solely for purpose of determining the amount available for Restricted Payments under Section 6.8(a)(iii), the Net Income of any Person Acquired during the specified period for any period prior to the date of such Acquisition will be excluded;

(e)	to the extent deducted in the calculation of Net Income, any non-recurring charges associated with any premium or penalty paid, write-offs of deferred financing costs (including unamortized original issue discount) or other financial recapitalization changes in connection with redeeming or retiring any Indebtedness prior to its maturity will be added back to the calculation of Consolidated Net Income;

(f)	any asset impairment write downs under IFRS will be excluded;

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(g)	unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to IFRS will be excluded; and

(h)	unrealized losses and gains under Hedging Obligations included in the determination of Consolidated Net Income, will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person as of any date of determination, the amount which, in accordance with IFRS, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated statement of financial position of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with IFRS.

“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Issuer and reasonably acceptable to the Trustee.

“Coupon Notes” the 15% Senior Secured Notes due December 19, 2022 created and designated pursuant to Section 3.2.

“DBRS” means, collectively, DBRS Limited, DBRS, Inc. and DBRS Ratings Limited or any successor ratings agency thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 4.2(b) and 4.6 hereof, substantially in the form set out in the Supplemental Indenture providing for the relevant series of Notes (or in the case of Coupon Notes or Unit Note, Appendix A hereto), except that such Note will not bear the Global Note Legend.

“Depository” means CDS and such other Person as is designated in writing by the Issuer and acceptable to the Trustee to act as depository in respect of any series of Book Entry Only Notes.

“Description of Notes” means the Section of the Offering Memorandum titled “Description of the Notes”.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash and non-Cash Equivalents consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repayment of, or with respect to, such Designated Non-cash Consideration.

“Designated Rating Organization” means each of Standard & Poor’s, Moody’s and DBRS.

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“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.8. The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Enterprise Value” means the aggregate of: (1) equity market capitalization of the Issuer and (2) all indebtedness of the Issuer.

“Equity Interests” means Capital Stock and all warrants, options or other rights to Acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) a public or private offer and sale of Capital Stock (other than (a) Capital Stock made to any Subsidiary, (b) Disqualified Stock or (c) equity securities issuable under any employee benefit plan of the Issuer) of the Issuer to any Person (other than a Subsidiary of the Issuer) or (ii) a contribution to the equity capital of the Issuer by any Person (other than a Subsidiary of the Issuer).

“Event of Default” has the meaning given to that term in Section 7.1 and any other event defined as an “Event of Default” in this Indenture.

“Excess Proceeds” has the meaning given to that term in Section 6.16(d).

“Excluded Collateral” means (i) any Equity Interests issued by Unrestricted Subsidiaries; (ii) Equity Interests in holders of Material Permits that are organized pursuant to the laws of the State of Arizona; (iii) any rights, title or interest in Property not constituting Personal Property; (iv) any deposit accounts of a Person that are (a) exclusively used for payroll and (b) de minimis; (v) any right or interest in any lease, license (including any Material Permit) or contract if under the terms of such lease, license or contract, or applicable Laws with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the terms of such lease, license or contract and such prohibition or restriction has not been waived or the requisite consent in respect of such lease, license or contract has not been obtained or the grant of a security interest or Lien therein would, under the terms of such lease, license or contract, result in the termination of or give rise to a right of termination (provided, that, (a) the foregoing exclusions of this clause (v) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or the PPSA or other applicable Laws or principles of equity, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such lease, license or contract; and (vi) other Property that is customarily excluded, including any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of (or result in the abandonment of) such intent-to-use trademark applications under applicable federal law; provided, that, upon submission to, and acceptance by, the US Patents & Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, provided that, “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral).

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“Existing Indebtedness” means the aggregate amount of Indebtedness of the Issuer and its Restricted Subsidiaries (other than the Notes issued hereby and the related Guarantees) in existence on the Issue Date or arising pursuant to the MMCAP Documents, after giving effect to the application of the proceeds of (1) the Notes issued hereby and (2) any borrowings as of the Issue Date, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors or an executive officer of the Issuer, as the case may be pursuant to the applicable provisions of this Indenture, whose determination will be conclusive if evidenced by a Board Resolution or an Officers’ Certificate, as applicable.

“First-Lien Indebtedness” means:

(1)	Indebtedness under the Notes (including any Additional Notes);

(2)	Indebtedness under Guarantees (including Subsidiary Guarantees); and

(3)	Permitted Debt under paragraph (3) of the definition of “Permitted Debt”.

“First-Priority Lien” means a first-priority Lien granted upon any Property of the Issuer or any Guarantor to secure First-Lien Indebtedness.

“Global Note Legend” means the legend set forth in Section 2.13(a), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means certificates representing the aggregate principal amount of Notes issued and outstanding and held by, or on behalf of, a Depository.

“Government Securities” means direct obligations of, or obligations guaranteed by, the federal government of Canada for the timely payment of which guarantee or obligations the full faith and credit of the federal government of Canada is pledged.

“Guarantee” means, as to any Guarantor, a guarantee of the Indebtedness under this Indenture and the Notes.

“Guarantor” means each Restricted Subsidiary that has delivered a Guarantee on the Issue Date, and any other Person that becomes a Guarantor that executes and delivers a Guarantee to the Collateral Trustee.

“Harvest DCP” means Harvest Dispensaries, Cultivations & Production Facilities LLC.

“Harvest Enterprises” means Harvest Enterprises, Inc.

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“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(b)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices;

(c)	foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates; and

(d)	other agreements or arrangements designed to protect such Person or any Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Holders’ Request” means an instrument signed in one or more counterparts by the Holder or Holders of not less than 51% in aggregate principal amount of the outstanding Notes requesting the Trustee to take an action or proceeding permitted by this Indenture; provided that in the case of any action or proceeding permitted by this Indenture in respect of any particular series of outstanding Notes, “Holders’ Request” means an instrument signed in one or more counterparts by the Holder or Holders of not less than 51% in aggregate principal amount of the outstanding Notes of such series requesting the Trustee to take such action or proceeding.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board, as in effect in Canada from time to time.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest or dividends nor the accretion of original issue discounts nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Consolidated Fixed Charges and Indebtedness of the Issuer or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(a)	in respect of borrowed money;

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(b)	evidenced by bonds, Notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)	in respect of banker’s acceptances;

(d)	in respect of Capital Lease Obligations and Purchase Money Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(e)	in respect of the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is Acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable;

(f)	representing Hedging Obligations;

(g)	representing Disqualified Stock valued as provided in the definition of the term “Disqualified Stock;”

(h)	all preferred stock issued by such Person, if such Person is a Restricted Subsidiary or the Issuer and is not a Guarantor; or

(i)	that would then be classified as liabilities on that Person’s consolidated balance sheet or in the notes to the balance sheet.

Notwithstanding the foregoing, the following shall not constitute Indebtedness:

(a)	any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its Incurrence;

(b)	any obligation arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment or earnout obligations based on the performance of the Acquired or disposed assets, subordinated vendor takeback loan or similar obligations (other than Guarantees of Indebtedness) customarily Incurred by any Person in connection with the Acquisition or disposition of any assets, including Capital Stock, in an aggregate amount not to exceed $75 million at any one time outstanding;

(c)	any indebtedness that has been defeased in accordance with IFRS or defeased pursuant to the irrevocable deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such indebtedness; provided, however, if any such defeasance shall be terminated prior to the full discharge of the Indebtedness for which it was Incurred, then such Indebtedness shall constitute Indebtedness for all relevant purposes of this Indenture; and

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(d)	any instrument, trade accounts payable, and accrued liabilities (including deferred revenues and income taxes payable) Incurred in the ordinary course of business, unless any of the trade accounts payable or accrued liabilities under this paragraph remain unpaid more than 120 days after the date on which they were Incurred.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be:

(a)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(b)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this indenture (including, for the avoidance of any doubt, the preamble and recitals hereto), as originally executed or as it may from time to time be supplemented, amended, restated, or otherwise modified in accordance with the terms hereof.

“Indenture Obligations” means all Obligations of the Issuer and the Guarantors due or to become due under or in connection with this Indenture and the relevant series of Notes, including under the Guarantees, owed to the Trustee and/or the Holders according to the terms hereof and thereof.

“Initial Issue Date” means the date on which the Unit Notes and Coupon Notes are originally issued under this Indenture, being December 20, 2019.

“Initial Notes” means the up to US$100,000,000 aggregate principal amount of Unit Notes and Coupon Notes issued by the Issuer on the Initial Issue Date.

“Interest Payment Date” means, for each series of Notes, a date specified in such series of Notes or the Supplemental Indenture providing for such series of Notes (or, in the case of the Unit Notes or Coupon Notes, as specified in Article 3) as the date on which an instalment of interest on such Notes shall become due and payable.

“Investment Grade Rating” means a rating equal to or higher than:

(a)	“BBB-” (or the equivalent) from Standard & Poor’s;

(b)	“Baa3” (or the equivalent) from Moody’s; or

(c)	“BBB(Low)” (or the equivalent) from DBRS.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and excluding accounts receivables created or Acquired in the ordinary course of business), purchases or other Acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a statement of financial position prepared in accordance with IFRS.

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If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The Acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the Acquired Person in such third Person.

“Issue Date” means the date the Notes are originally issued pursuant to this Indenture.

“Issuer” means Harvest Health & Recreation Inc. and includes any successor to or of the Issuer, as permitted by the terms hereof.

“Issuer Order” means an order or direction in writing signed by the President, Chief Executive Officer or Chief Financial Officer of the Issuer or any director of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“LVTS” means the large value electronic money transfer system operated by the Canadian Payments Association and any successor thereto.

“Material Adverse Effect” means any event or change that, individually or in the aggregate with other events or changes, is or would reasonably be expected to be, materially adverse to the business, operations, assets or financial condition of the Issuer or a Restricted Subsidiary, taken as a whole; provided that a Material Adverse Effect shall not include an adverse effect resulting from a change: (i) that arises out of a matter that has been publicly disclosed by the Issuer or otherwise disclosed in writing by the Issuer to the Trustee prior to the date of the Indenture; (ii) that results from general economic, financial, currency exchange, interest rate or securities market conditions in Canada or the United States; or (iii) that is a result of any matter permitted by this Indenture or consented to in writing by the Trustee.

“Material Assets” means any assets that are necessary in order to conduct the Permitted Business in accordance with applicable laws, including Material Permits.

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“Material Permits” means the list of licenses, authorizations and permits, to be included as a Appendix D to the Indenture.

“MMCAP Documents” means, together, (1) the investment agreement dated May 10, 2019 and made between the Issuer and 1235 Fund LP and (2) the agency agreement between the Issuer and Eight Capital dated May 10, 2019, in either case, as amended, amended and restated, restated, replaced, or otherwise modified from time to time

“Maturity” means, when used with respect to a Note of any series, the date on which the principal of such Note or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, Redemption Notice, notice of option to elect repayment or otherwise.

“Maturity Account” means an account or accounts required to be established by the Issuer (and which shall be maintained by and subject to the control of the Paying Agent) for each series of Notes issued pursuant to and in accordance with this Indenture.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with IFRS and before any reduction in respect of preferred stock dividends, excluding, however:

(a)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(b)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses Incurred as a result thereof, (b) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (d) in the case of any Asset Sale by a Restricted Subsidiary of the Issuer, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Issuer or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Issuer or any Restricted Subsidiary thereof, and (e) appropriate amounts to be provided by the Issuer or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any adjustment or indemnification obligations associated with such Asset Sale, all as determined in accordance with IFRS; provided that (i) excess amounts set aside for payment of taxes pursuant to clause (b) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (ii) amounts initially held in reserve pursuant to clause (e) no longer so held, will, in the case of each of subclause (i) and (ii), at that time become Net Proceeds.

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“Non-Recourse Debt” means Indebtedness Incurred or assumed by the Issuer or any of its Restricted Subsidiaries in respect of which a Lien is granted or intended to be granted by the Issuer or such Restricted Subsidiary, as the case may be, and which Indebtedness is Incurred or assumed solely to finance the construction, development or Acquisition of an asset or property (the “Non-Recourse Asset”) from a Person at arm’s length to the Issuer and its Restricted Subsidiaries; provided that:

(a)	such Indebtedness is Incurred at the time of construction, development or Acquisition of the Non-Recourse Asset (or within 120 days thereafter); and

(b)	the grantees of the Liens have no recourse whatsoever (other than recourse on an unsecured basis in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings or equity interests in Unrestricted Subsidiaries holding such Non-Recourse Assets) against any assets, properties or undertaking of the Issuer and its Restricted Subsidiaries; and

(c)	no Guarantee of such Indebtedness is provided by the Issuer or any of its Restricted Subsidiaries.

“Notes” means the notes, debentures or other evidence of indebtedness of the Issuer issued and authenticated hereunder, or deemed to be issued and authenticated hereunder, and includes Global Notes and for greater certainty, the Unit Notes and the Coupon Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the amended and restated preliminary offering memorandum of the Issuer dated December 20, 2019.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Senior Vice-President or Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by the principal executive officer or the principal financial officer of the Issuer, delivered to the Trustee that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Issuer) that meets the requirements of this Indenture.

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“Original U.S. Holder” means any (1)(a) Holder that (i) is a U.S. Person, (ii) is in the United States, (iii) received an offer to acquire Unit Notes or Coupon Notes while in the United States, or (iv) was in the United States at the time such Holder’s buy order was made or such Holder executed or delivered its purchase order for the Unit Notes or Coupon Notes, or (b) person who acquired Unit Notes or Coupon Notes on behalf of, or for the account or benefit of, any U.S. Person or any person in the United States, in each case that is either (2)(a) a Qualified Institutional Buyer and the original purchaser of the Unit Notes or Coupon Notes and who delivered a properly executed Qualified Institutional Buyer Certificate attached as Annex 2 to Schedule E of the subscription agreement between each Qualified Institutional Buyer and the Issuer in connection with its purchase of Unit Notes and warrants or Coupon Notes from the Issuer, or (b) a U.S. Accredited Investor and the original purchaser of the Unit Notes or Coupon Notes and who delivered a properly executed U.S. Accredited Investor Certificate attached as Annex 1 to Schedule E of the subscription agreement between each U.S. Accredited Investor and the Issuer in connection with its purchase of Unit Notes and warrants or Coupon Notes from the Issuer.

“Participants” has the meaning given to that term in Section 4.2(d).

“Paying Agent” has the meaning given to that term in Section 2.5.

“Payment Default” has the meaning given to that term in Section 7.1(f)(i).

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was either (a) created or Incurred in connection with an Acquisition; and/or (b) of any other Person existing at the time (i) such Person became a Restricted Subsidiary of the Issuer or (ii) such Person was amalgamated, merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries; provided that, in relation to paragraph (b), on the date such Person became a Restricted Subsidiary of the Issuer or the date such Person was amalgamated, merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries, as applicable, either:

(a)	immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Issuer or such Restricted Subsidiary, as applicable, would not be prohibited from Incurring at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 6.9(a); or

(b)	immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Consolidated Fixed Charge Coverage Ratio of the Issuer would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

“Permitted Assets” means any and all properties or assets that are used or useful in a Permitted Business (including Capital Stock in a Person that is a Restricted Subsidiary and Capital Stock in a Person whose primary business is a Permitted Business that shall become a Restricted Subsidiary immediately upon the Acquisition of such Capital Stock by the Issuer or by a Restricted Subsidiary, but excluding any other securities).

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“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum relating to the Offering of the Notes issued on the Issue Date) by the Issuer and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related, complimentary or ancillary thereto.

“Permitted Debt” has the meaning given to that term in Section 6.9(b).

“Permitted Investments” means:

(a)	any Investment in the Issuer or in a Subsidiary of the Issuer;

(b)	any Investment in Cash Equivalents;

(c)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(i)	such Person becomes a Restricted Subsidiary of the Issuer; or

(ii)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(d)	any Investment made as a result of the receipt of cash consideration or non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.16 or a sale or disposition of assets excluded from the definition of “Asset Sale”;

(e)	Hedging Obligations that are Incurred in the ordinary course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(f)	stock, obligations or securities received as a result of the bankruptcy or reorganization of a Person or taken in settlement or other resolutions of claims or disputes or in satisfaction of judgments, and extensions, modifications and renewals thereof;

(g)	advances to customers or suppliers in the ordinary course of business that are, in conformity with IFRS, recorded as accounts receivable, prepaid expenses or deposits on the statement of financial position of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(h)	any Investment in any Person in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer; or in relation to Permitted Acquisition Indebtedness;

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(i)	loans or advances to officers and employees of the Issuer or any of its Subsidiaries made in the ordinary course of business, which, in the aggregate outstanding amount, do not at any time exceed $3 million;

(j)	repurchases of, or other Investments in, the Notes;

(k)	advances, deposits and prepayments for purchases of any assets used in a Permitted Business, including any Equity Interests;

(l)	commission, payroll, travel, entertainment and similar advances to officers and employees of the Issuer or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with IFRS;

(m)	Guarantees issued in accordance with Section 6.9;

(n)	Investments existing on the Issue Date;

(o)	any Investment (i) existing on the Issue Date, (ii) made pursuant to binding commitments in effect on the date of this Indenture or (iii) that replaces, refinances or refunds any Investment described under either of the immediately preceding clauses (i) or (ii); provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and not materially less favorable to the Issuer or any of its Restricted Subsidiaries than the Investment replaced, refinanced or refunded as determined in good faith by the Issuer;

(p)	Investments the payment for which consists solely of Capital Stock of the Issuer;

(q)	any Investment in any Subsidiary of the Issuer in connection with intercompany cash management arrangements or related activities;

(r)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business or consistent with past practice;

(s)	performance guarantees made in the ordinary course of business or consistent with past practice;

(t)	Investments in the ordinary course of business or consistent with past practice consisting of the licensing or contribution of intellectual property pursuant to joint marketing or other business arrangements with other Persons;

(u)	any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were Incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(v)	any Investment Acquired by the Issuer or any of its Restricted Subsidiaries;

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(w)	an Investment in exchange for any other Investment or accounts receivable held by the Issuer or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(x)	an Investment in satisfaction of judgments against other Persons;

(y)	any Investment by the Issuer or its Restricted Subsidiaries in a Permitted Business;

(z)	any Investment in respect of share price guarantees for share consideration given by the Issuer or any of its Restricted Subsidiaries with respect to Acquisitions prior to the Issue Date;

(aa)	any guarantee, indemnity, reimbursement or similar obligation or liability of the Issuer or any Restricted Subsidiary relating to the contractual or obligations of any Subsidiary that are not prohibited by the Indenture, including, without limitation, under (i) any lease agreement for a Permitted Business or (ii) construction financing and/or tenant improvement allowances for a Permitted Business, in each case in the ordinary and consistent with past practices;

(bb)	Investments relating to or in connection with Permitted Debt; or arising pursuant to the terms of an Acquisition (including, without limitation, carry back for seller-financed Acquisitions); or any obligation arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment or earnout obligations based on the performance of the Acquired or disposed assets, subordinated vendor takeback loan or similar obligations (other than Guarantees of Indebtedness) customarily Incurred by any Person in connection with the Acquisition or disposition of any assets, including Capital Stock, in an aggregate amount not to exceed $75 million at any one time outstanding

(cc)	other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (cc) since the Issue Date, not to exceed the greater of (a) $30 million and (b) the amount equal to 0.3 multiplied by the aggregate amount of Consolidated EBITDA for the most recently completed twelve fiscal months of the Issuer for which the internal financial statements are available immediately preceding the date on which such Restricted Payment is made;

provided, however, that with respect to any Investment, the Issuer may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment, to one or more of the above clauses (a) through (cc) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(a)	Liens in favor of the Issuer or any Subsidiary;

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(b)	Liens on property of a Person (i) existing at the time of Acquisition thereof or (ii) existing at the time such Person is amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, and not in contemplation of, such amalgamation or merger or consolidation and do not extend to any assets other than those of the Person amalgamated or merged into or consolidated with the Issuer or the Restricted Subsidiary;

(c)	Liens on Property arising pursuant to the terms of an Acquisition (including, without limitation, carry back for seller-financed Acquisitions) or existing at the time of Acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer, provided that such Liens are limited to: (i) the Property so Acquired by the Issuer or the Restricted Subsidiary; and/or (ii) real property of the Issuer, the Guarantors and the Subsidiaries of the Issuer and the Guarantors;

(d)	Liens secured against the real property of the Issuer or any of the Issuer’s Subsidiaries;

(e)	Liens securing the Notes and the Guarantees;

(f)	Liens existing on the Issue Date;

(g)	Liens securing Non-Recourse Debt permitted by Section 6.9(b)(iii);

(h)	Liens securing Permitted Refinancing Indebtedness; provided that any such Lien is limited to all or part of the same property or assets that secured (or under the written agreement under which such original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property and assets that are the security for another Permitted Lien hereunder;

(i)	Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (i) the Incurrence of such Indebtedness was not prohibited by this Indenture and (ii) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(j)	Liens to secure Capital Lease Obligations and Purchase Money Obligations permitted by 6.9(b)(ii); provided that (i) any such Lien covers only the assets Acquired, constructed, refurbished, installed, improved, deployed, refurbished, modified or leased with such Indebtedness, and (ii) the amount of such Indebtedness secured by such Liens is in an aggregate amount not to exceed 6.0% of the Consolidated Net Tangible Assets of the Issuer;

(k)	Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, expansion or improvement of the equipment or other property subject to such Liens; provided, however, that (i) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (ii) such Lien does not extend to or cover any property other than such item of property or any improvements on such item of property and (iii) the Incurrence of such Indebtedness is otherwise not prohibited by this Indenture;

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(l)	Liens securing Hedging Obligations Incurred in the ordinary course of business and not for speculative purposes;

(m)	Liens Incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security or similar obligations;

(n)	Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(o)	Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or authority in connection with the ownership of assets, provided that such Liens do not materially interfere with the use of such assets in the operation of the business;

(p)	reservations, limitations, provisos and conditions, if any, expressed in any original grant from the government of Canada of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially interfere with the use of such assets;

(q)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not Incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Issuer or any of its Restricted Subsidiaries;

(r)	servicing agreements, development agreements, site plan agreements, and other agreements with governmental authorities pertaining to the use or development of assets, provided each is complied with in all material respects and does not materially interfere with the use of such assets in the operation of the business;

(s)	judgment and attachment Liens, individually or in the aggregate, neither arising from judgments or attachments that gave rise to, nor giving rise to, an Event of Default, notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(t)	Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations, and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations, in each case which are Incurred in the ordinary course of business;

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(u)	bankers’ Liens and Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Subsidiary thereof on deposit with or in possession of such bank;

(v)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(w)	Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by IFRS;

(x)	Liens arising from precautionary financing statements under the Uniform Commercial Code or financing statements under a Personal Property Security Act or similar statutes regarding operating leases, sales of receivables or consignments;

(y)	Liens of franchisors in the ordinary course of business not securing Indebtedness;

(z)	Liens imposed by law, such as carriers’, warehousemen’s, repairmen’s, landlord’s, suppliers’, builders’ and mechanics’ Liens or other similar Liens, in each case, Incurred in the ordinary course of business for sums not yet delinquent by more than 90 days or being contested in good faith, if such reserve or other appropriate provisions, if any, as shall be required by IFRS, shall have been made in respect thereto;

(aa)	Liens contained in purchase and sale agreements to which the Issuer or any of its Restricted Subsidiaries is the selling party thereto which limit the transfer of assets pending the closing of the transactions contemplated thereby;

(bb)	Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Issuer or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets;

(cc)	Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(dd)	Liens on and pledges of the Equity Interests of any Excluded Collateral;

(ee)	Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being Acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(ff)	Liens securing inventories that are purchased on credit terms exceeding 120 days made in the ordinary course of business;

(gg)	Liens arising out of the conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(hh)	Liens in favour of the Collateral Trustee; and

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(ii)	Liens not otherwise permitted by clauses (a) through (ii) of this definition which secure Indebtedness of the Issuer or any of its Restricted Subsidiaries not to exceed 3.0% of the Consolidated Net Tangible Assets of the Issuer at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued (i) in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund for value, in whole or in part, or (ii) constituting an amendment, modification or supplement to or deferral or renewal of ((i) and (ii) collectively, a “Refinancing” and “Refinanced” will have the meaning correlative to the foregoing) any other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(a)	the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so refinanced (plus all accrued and unpaid interest thereon and the amount of any premium necessary to accomplish such Refinancing and fees and expenses Incurred in connection therewith);

(b)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;

(c)	if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced; and

(d)	if the Indebtedness being Refinanced is pari passu in right of payment with the Notes or any Guarantee, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Guarantee, as applicable.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, unlimited liability company, or government or other entity.

“Personal Property” has the meaning given to the term “personal property” under the PPSA.

“PPSA” means the Personal Property Security Act (British Columbia) and the regulations thereunder and the Securities Transfer Act, 2006 (British Columbia) and the regulations thereunder, in each case as from time to time in effect, provided, however, if validity, attachment, perfection (or opposability), effect of perfection or non-perfection or priority of the Collateral Trustee security interests in any Collateral are governed by the personal property security laws or laws relating to movable property of any other jurisdiction (including but not limited to the UCC), the term “PPSA” shall mean such other personal property security laws or laws relating to movable property for the purposes of the provisions hereof relating to such validity, attachment, perfection (or opposability), effect of perfection or non-perfection or priority and for the definitions related to such provisions

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“Property” means, with respect to any Person, any right, title and interest of such Person in any kind of undertaking, property or asset, whether real, personal, or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Public Disclosure Documents” means any information which has been filed on the SEDAR website at www.sedar.com by the Issuer pursuant to Canadian securities laws since November 14, 2018.

“Purchase Money Obligations” means Indebtedness of the Issuer and its Restricted Subsidiaries Incurred for the purposes of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of Permitted Assets.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as such term is defined in Rule 144A under the U.S. Securities Act, that is also a U.S. Accredited Investor;

“Record Date” has the meaning given to such term in Section 2.11(d).

“Redemption Date” has the meaning given to that term in Section 5.4.

“Redemption Notice” has the meaning given to that term in Section 5.4.

“Redemption Price” has the meaning given to that term in Section 5.1.

“Registrar” has the meaning given to that term in Section 2.5.

“Regulation S” means Regulation S under the U.S. Securities Act.

“Replacement Assets” means (i) non-current assets that will be used or useful in a Permitted Business or (ii) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of Acquisition thereof a Restricted Subsidiary.

“Reporting Failure” means the failure of the Issuer to furnish to the Trustee, within the time periods specified in Section 6.5 (after giving effect to any grace period specified under applicable Canadian securities laws), the annual reports, information, documents or other reports which the Issuer may be required to file with the Canadian Securities Administrators or similar governmental authorities, as the case the be, pursuant to such or similar applicable provisions.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning given to that term in Section 6.8.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Issuer or a Restricted Subsidiary on the Issue Date or thereafter Acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

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“Security Documents” means all of the security agreements, pledges, collateral assignments, mortgages, deeds of hypothec, deeds of trust, trust deeds or other instruments from time to time evidencing or creating or purporting to create any security interests in favour of the Collateral Trustee for its benefit and for the benefit of the Trustee and the holders of the Notes, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Significant Subsidiary” means any Subsidiary of the Issuer meeting any of the following conditions:

(1)	the Issuer and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 15% of the total assets of the Issuer and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

(2)	the Issuer and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 15% of the total assets of the Issuer and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; and

(3)	the Issuer and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exclusive of amounts attributable to any non-controlling interest exceeds 15% of such income of the Issuer and its Subsidiaries consolidated for the most recently completed fiscal year

“Standard & Poor’s” means Standard & Poor’s Rating Service, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Stated Maturity”, means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or a Guarantor that is contractually subordinated in right of payment, in any respect (by its terms or the terms of any document or instrument relating thereto), to the Notes or the Guarantee of such Guarantor, as applicable.

“Subsidiary” means, with respect to any specified Person:

(a)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

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(b)	any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Supplemental Indenture” means an indenture supplemental to this Indenture which may be executed, acknowledged and delivered for any of the purposes set out in Section 12.5.

“Tax Act” means the Income Tax Act (Canada), and the regulations promulgated thereunder, as amended.

“Tax Distributions” means one or more cash dividends or distributions by a Person to its equity owners to allow such direct or indirect equity owners to meet their Tax obligations on such income in a timely manner in an aggregate amount not to exceed, as of the date of such dividend or distribution, the cumulative aggregate federal, provincial, state, municipal, and local income tax liability, including estimated Tax payment liabilities (or such Person’s agent’s, counsel’s or other representative’s good-faith and reasonable estimate thereof) of the Person’s direct or indirect equity owners for the taxable year (or portion thereof) with respect to which such dividend or distribution is made (calculated at the highest marginal income Tax rates applicable to any such direct or indirect equity owner, it being understood that the same assumed Tax rate will be used for each member, regardless of its actual Tax rate), based upon such owner’s proportionate share of Person’s and its Subsidiaries’ taxable income at such marginal Taxes rates.

“Taxes” means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto, and for the avoidance of doubt, including any withholding or deduction for or on account of Tax) imposed or levied by or on behalf of a Taxing Authority.

“Taxing Authority” means any government or any political subdivision, province, municipality, state or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Trustee” means Odyssey Trust Company in its capacity as trustee under this Indenture and its successors and permitted assigns in such capacity.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unit Notes” means the 9.25% Senior Secured Notes due December 19, 2022 created and designated pursuant to Section 3.2.

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“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“Unrestricted Subsidiary” means: (1) the Subsidiaries listed in Appendix “E” hereto; and (2) any other Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant contained in Section 6.6, and any Subsidiary of such Subsidiary.

“U.S. GAAP” means the generally accepted accounting principles in effect in the United States from time to time.

“U.S. Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act.

“U.S. Holder” means any (a) Holder that (i) is in the United States, (ii) received an offer to acquire Unit Notes or Coupon Notes while in the United States, or (iii) was in the United States at the time such Holder’s buy order was made or such Holder executed or delivered its purchase order for the Unit Notes or Coupon Notes, or (b) person who acquired Unit Notes or Coupon Notes on behalf of, or for the account or benefit of, any person in the United States.

“U.S. Legend” has the meaning set forth in Section 2.3(h).

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“U.S.$”, “$” and “US dollars” mean the lawful currency of the United States of America.

“Verano Transaction” means the proposed business combination pursuant to a business combination agreement dated April 22, 2019 among the Issuer, Verano Holdings, LLC, a Delaware limited liability company, 1204599 B.C. Ltd., and 1204899 B.C. Ltd.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)	the then outstanding principal amount of such Indebtedness.

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1.2	Meaning of “Outstanding”

Every Note issued, authenticated and delivered in accordance with this Indenture shall be deemed to be outstanding until it is cancelled or redeemed or delivered to the Trustee for cancellation or redemption for monies or a new Note is issued in substitution for it pursuant to Section 2.10 or the payment for redemption thereof shall have been set aside under Section 5.7, provided that:

(a)	when a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

(b)	Notes which have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof; and

(c)	for the purposes of any provision of this Indenture entitling Holders of outstanding Notes of any series to vote, sign consents, resolutions, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Holders thereof, Notes owned directly or indirectly, legally or equitably, by the Issuer or any of its Subsidiaries shall be disregarded (unless the Issuer and/or one or more of its Subsidiaries are the only Holders (or Beneficial Holders) of the outstanding aggregate principal amount of such series of Notes at the time outstanding in which case they shall not be disregarded) except that:

(i)	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the Holders present or represented at any meeting of Holders, only the Notes in respect of which the Trustee has received an Officers’ Certificate confirming that the Issuer and/or one or more of its Subsidiaries are the only Holders shall be so disregarded; and

(ii)	Notes so owned which have been pledged in good faith other than to the Issuer or any of its Subsidiaries shall not be so disregarded if the pledgee shall establish, to the satisfaction of the Trustee, the pledgee’s right to vote such Notes, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Issuer or any of its Subsidiaries.

1.3	Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Appendices refer, unless otherwise specified, to articles of and appendices to this Indenture;

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(c)	all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture;

(d)	words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them; and

(e)	“this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include the Guarantees, as applicable, and any and every Supplemental Indenture.

1.4	Headings, Etc.

The division of this Indenture into Articles, Sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.5	Statute Reference

Any reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.6	Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.7	Applicable Law

This Indenture and the Notes shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

1.8	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States of America unless otherwise expressed.

1.9	Invalidity, Etc.

Each provision in this Indenture or in a Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof or thereof.

1.10	Language

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise. The parties hereto have required that this Indenture and all documents and notices related thereto be drawn up in English.

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1.11	Successors and Assigns

All covenants and agreements in this Indenture by the Issuer on its own behalf and on behalf of its Restricted Subsidiaries shall bind their respective successors and assigns, as applicable, whether expressed or not.

1.12	Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors or assigns hereunder, any Paying Agent, the Holders and the Trustee, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13	Accounting Terms; Changes in IFRS

(a)	Each accounting term used in the Indenture, unless otherwise defined herein, has the meaning assigned to it under IFRS applied consistently throughout the relevant period and relevant prior periods.

(b)	If there occurs either (i) the adoption by the Issuer of U.S. GAAP; or (ii) a material change in IFRS after the Initial Issue Date, and such change would require disclosure under IFRS in the financial statements of the Issuer and would cause an amount required to be determined for the purposes of any of the financial calculations or financial terms under this Indenture (each a “Financial Term”) to be materially different than the amount that would be determined without giving effect to such change, the Issuer shall notify the Trustee of such change (an “Accounting Change”). Such notice (an “Accounting Change Notice”) shall describe the nature of the Accounting Change, its effect on the Issuer’s current and immediately prior year’s financial statements in accordance with IFRS and state whether the Issuer desires to revise the method of calculating the applicable Financial Term (including the revision of any of the defined terms used in the determination of such Financial Term) in order that amounts determined after giving effect to such Accounting Change and the revised method of calculating such Financial Term will approximate the amount that would be determined without giving effect to such Accounting Change and without giving effect to the revised method of calculating such Financial Term. The Accounting Change Notice shall be delivered to the Trustee within 60 days of the end of the fiscal quarter in which the Accounting Change is implemented or, if such Accounting Change is implemented in the fourth fiscal quarter or in respect of an entire fiscal year, within 120 days of the end of such period. Promptly after receipt from the Issuer of an Accounting Change Notice the Trustee shall deliver to each Holder a copy of such notice.

(c)	If the Issuer so indicates that it wishes to revise the method of calculating the Financial Term, the Issuer shall in good faith provide to the Trustee the revised method of calculating the Financial Term within 90 days of the Accounting Change Notice and such revised method shall take effect from the date of the Accounting Change Notice. For certainty, if no notice of a desire to revise the method of calculating the Financial Term in respect of an Accounting Change is given by the Issuer within the applicable time period described above, the method of calculating the Financial Term shall not be revised in response to such Accounting Change and all amounts to be determined pursuant to the Financial Term shall be determined after giving effect to such Accounting Change.

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1.14	Interest Act (Canada)

For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365 or 366, as applicable. The rates of interest under this Indenture are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Indenture.

Article 2
THE NOTES

2.1	Issue and Designation of Notes; Ranking

The aggregate principal amount of Notes authorized to be issued and authenticated under this Indenture is unlimited, provided, however, that Notes may be issued under this Indenture only on and subject to the conditions and limitations in this Indenture. The Indebtedness evidenced by the Notes will be direct senior secured obligations of the Issuer secured by First-Priority Liens on the Collateral in favour of the Collateral Trustee for the ratable benefit of the Holders, subject to First-Lien Indebtedness and Permitted Liens.

2.2	Issuance in Series

(a)	Notes may be issued in one or more series from time to time pursuant to this Indenture and Supplemental Indentures delivered in accordance with the terms of this Indenture. The Notes of each series (i) will have such designation, (ii) may be subject to a limitation of the maximum principal amount authorized for issuance, (iii) will be issued in such denominations, (iv) may be purchased and payable as to principal, premium (if any) and interest at such place or places and in such currency or currencies, (v) will bear such date or dates and mature on such date or dates, (vi) will indicate the portion (if less than all of the principal amount) of such Notes to be payable on declaration of acceleration of Maturity, (vii) will bear interest at such rate or rates (which may be fixed or variable) payable on such date or dates, (viii) may contain mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes may be redeemed or purchased at the option of the Issuer or otherwise, (ix) may contain conversion or exchange terms, (x) will indicate the percentage of the principal amount (including any premium) at which Notes may be issued or redeemed, (xi) will set out each office or agency at which the principal of, premium (if any) and interest on the Notes will be payable, and the addresses of each office or agency at which the Notes may be presented for registration of transfer or exchange, (xii) may contain covenants and events of default in addition to or in substitution for the covenants contained herein and the Events of Default, (xiii) may contain additional legends and/or provisions relating to the transfer and exchange of Notes in addition to those provided for herein, and (xiv) may contain such other provisions, not inconsistent with the provisions of this Indenture, as may be set forth in a Board Resolution passed at or before the time of the issue of the Notes of such series and such other provisions (to the extent as the Board of Directors may deem appropriate) as are contained in the Notes of such series. The execution by the Issuer of the Notes of such series and the delivery thereof to the Trustee for authentication will be conclusive evidence of the inclusion of the provisions authorized by this subsection.

(b)	All Notes of any one series will be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to this Indenture, an Officers’ Certificate or the Supplemental Indenture establishing such series. Not all Notes of any one series need to be issued at the same time, and, unless otherwise provided, Additional Notes or other credit instruments of any series may be issued from time to time, at the option of the Issuer without the consent of any Holder.

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(c)	Before the creation of any series of Notes (other than the Unit Notes or Coupon Notes, which terms are provided for in Article 3), the Issuer will execute and deliver to the Trustee a Supplemental Indenture for the purpose of establishing the terms of such series of Notes and the forms and denominations in which they may be issued, together with a Board Resolution authorizing the issuance of any such Notes. The Trustee will execute and deliver such Supplemental Indentures from time to time pursuant to Section 12.5.

(d)	Whenever any series of Notes has been authorized, Notes in such series may from time to time be authenticated by the Issuer and delivered to the Trustee and, subject to Section 2.4, will be certified and delivered by the Trustee to or to the order of the Issuer upon receipt by the Trustee of:

(i)	a Board Resolution authorizing the issuance of a specified principal amount of Notes of such series;

(ii)	an Officers’ Certificate to the effect that there is no existing Event of Default or event which with the giving of notice or passage of time or both would constitute an Event of Default and the Issuer has complied with all other conditions of this Indenture in connection with the issue of such series;

(iii)	an Issuer Order for the authentication and delivery of such series of Notes specifying the principal amount of the Notes to be authenticated and delivered; and

(iv)	an Opinion of Counsel addressed to the Trustee to the effect that all legal requirements imposed by this Indenture, any applicable Supplemental Indenture or by law governing the Notes in connection with the issuance, authentication and delivery of such series of Notes have been complied with subject to the delivery of certain documents or instruments specified in such opinion.

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2.3	Form of Notes

(a)	The Notes of any series and the Trustee’s certificate of authentication shall be substantially in the form set out in the Supplemental Indenture establishing such series (or in the case of the Unit Notes or Coupon Notes, in the form set out in Appendix A hereto), together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, which may include one or more of the legends set forth in Section 2.3(h) or Section 2.13 hereof or in a Supplemental Indenture. Each Note shall be dated the date of its authentication. Unless otherwise set out in the Supplemental Indenture establishing a series of Notes, Notes shall be issued in denominations of $1,000 and integral multiples of $1,000.

(b)	The terms and provisions contained in the Notes and the Supplemental Indenture establishing each series of Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture and each applicable Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(c)	The Notes of any series may be in different denominations and forms and may contain such variations of tenor and effect, not inconsistent with the provisions of this Indenture, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of such Notes of different denominations or forms and in the provisions for the registration or transfer of such Notes.

(d)	Subject to Section 2.3(a) and to any limitation as to the maximum principal amount of Notes of any particular series, any Notes may be issued as a part of any series of Notes previously issued, in which case they will bear the same designation and designating letters as those applied to such similar previous issue and will be numbered consecutively upwards in respect of such denominations of Notes in like manner and following the numbers of the Notes of such previous issue.

(e)	All series of Notes which may at any time be issued under this Indenture and the certificate of the Trustee endorsed on such Notes may be in English or any other language or languages or any combination thereof, and may be in the form or forms provided in any Supplemental Indenture or in such other language or languages and in such form or forms as the Board of Directors determines at the time of first issue of any series of Notes, as approved by the Trustee, the approval of which will be conclusively evidenced by its authentication of such Notes.

(f)	If any provision of any series of Notes in a language other than English is susceptible of an interpretation different from the equivalent provision of the English language, the interpretation of such provision in the English language will be determinative.

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(g)	Notes may be typed, engraved, printed, lithographed or reproduced in a different form, or partly in one form and partly in another, as the Issuer may determine. The execution of any such Notes by the Issuer and the authentication by the Trustee in accordance with Section 2.4 of any such Notes will be conclusive evidence that such Notes are Notes authorized by this Indenture.

(h)	Each Note issued to, or for the account for benefit of, a U.S. Holder (other than an Original U.S. Holder that is a Qualified Institutional Buyer), and each Note issued in exchange or substitution therefor, will be evidenced by a Definitive Note that bears the U.S. Legend (as defined below). The Notes have been and will not be registered under the U.S. Securities Act or under the securities laws of any of the states of the United States, and may not be offered, sold or otherwise disposed of by a U.S. Holder unless an exemption or exclusion from the registration requirements of the U.S. Securities Act and applicable state securities laws is available or the Notes are the subject of an effective registration statement under the U.S. Securities Act. Each Definitive Note issued for the benefit or account of a U.S. Holder (other than an Original U.S. Holder that is a Qualified Institutional Buyer), and each Definitive Note issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Issuer may prescribe from time to time (the “U.S. Legend”):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF HARVEST HEALTH & RECREATION INC. (THE “ISSUER”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER MUST FIRST BE PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

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provided that, if the Notes are being sold outside the United States in compliance with Rule 904 of Regulation S and in compliance with applicable local securities laws and regulations, and the Corporation is a “foreign private issuer” (as such term is defined in Regulation S) at the time the Notes are originally issued, the U.S. Legend may be removed (or the Notes may be transferred to an unrestricted CUSIP) by the transferor providing a declaration to the Trustee and the Issuer in the form set forth in Appendix C or as the Issuer may prescribe from time to time, or such other evidence which may include an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer; provided further, that, if any such Notes are being sold pursuant to Rule 144 under the U.S. Securities Act, if available, or in another transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, the U.S. Legend may be removed (or the Notes may be transferred to an unrestricted CUSIP) by delivery to the Trustee and the Issuer of an opinion of counsel, of recognized standing, reasonably satisfactory to the Issuer, to the effect that such U.S. Legend is no longer required under applicable requirements of the U.S. Securities Act and applicable state securities laws.

2.4	Execution, Authentication and Delivery of Notes

(a)	All Notes shall be signed (either manually or by electronic or facsimile signature) by any two authorized directors or officers of the Issuer, holding office at the time of signing. An electronic or facsimile signature upon a Note shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be. Notwithstanding that any individual whose signature, either manual or in facsimile or other electronic means, appears on a Note as a director or officer may no longer hold such office at the date of the Note or at the date of the authentication and delivery thereof, such Note shall be valid and binding upon the Issuer and the Holder thereof shall be entitled to the benefits of this Indenture.

(b)	No Notes will be entitled to any right or benefit under this Indenture or be valid or obligatory for any purpose unless such Notes have been authenticated by manual signature by or on behalf of the Trustee substantially in the form provided for herein or in the relevant Supplemental Indenture. Such authentication upon any Notes will be conclusive evidence, and the only evidence, that such Notes have been duly authenticated, issued and delivered and that the Holder is entitled to the benefits hereof.

(c)	Subject to the terms of this Indenture, the Trustee shall from time to time authenticate one or more Notes (including Global Notes) for original issue on the issue date for any series of Notes upon and in accordance with an Issuer Order (an “Authentication Order”), without the Trustee receiving any consideration therefor. Each such Authentication Order shall specify the principal amount of such Notes to be authenticated and the date on which such Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount specified in the Authentication Orders except as provided in Section 2.10. Except as provided in Section 6.9, there is no limit on the amount of Notes that may be issued hereunder.

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(d)	The certificate by or on behalf of the Trustee authenticating Notes will not be construed as a representation or warranty of the Trustee as to the validity of this Indenture or of any Notes or their issuance (except the due authentication thereof by the Trustee) or as to the performance by the Issuer of its obligations under this Indenture or any Notes and the Trustee will be in no respect liable or answerable for the use made of the proceeds of such Notes. The certificate by or on behalf of the Trustee on Notes issued under this Indenture will constitute a representation and warranty by the Trustee that such Notes have been duly authenticated by and on behalf of the Trustee pursuant to the provisions of this Indenture.

2.5	Registrar and Paying Agent

(a)	The Issuer shall maintain for each series of Notes an office or agency where such Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Notes may be surrendered for payment (“Paying Agent”). The Registrar shall keep a register of such Notes and of their transfer and exchange.

(b)	The Issuer may appoint one or more co-registrars and one or more additional paying agents for any series of Notes in such other locations as it shall determine. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Registrar or Paying Agent which is not a party to this Indenture. If the Issuer does not exercise its option to appoint or maintain another entity as Registrar or Paying Agent in respect of any series of Notes, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar for any series of Notes. The Issuer initially appoints the Trustee at its corporate office in Vancouver, British Columbia to act as the Registrar, transfer agent, authentication agent and Paying Agent with respect to the Notes.

2.6	Paying Agent to Hold Money in Trust

The Issuer shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will, and the Trustee when acting as Paying Agent agrees that it will, hold in trust, for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, and interest on the Notes of the relevant series and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders all money held by it as Paying Agent; provided that upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for each series of Notes.

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2.7	Book Entry Only Notes

(a)	Subject to Section 2.3(h) and Section 4.2(b) and the provisions of the Notes of any series or any Supplemental Indenture providing for the issuance thereof, Notes shall be issued initially as Book Entry Only Notes represented by one or more Global Notes. Each Global Note authenticated in accordance with this Indenture and any Supplemental Indenture shall be registered in the name of the Depository designated for such Global Note or a nominee thereof and deposited with such Depository or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture and the applicable Supplemental Indenture. Beneficial interests in a Global Note will not be shown on the register or the records maintained by the Depository but will be represented through book entry accounts of Participants on behalf of the Beneficial Holders of such Global Note in accordance with the rules and procedures of the Depository. None of the Issuer or the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository on account of the beneficial interest in any Global Notes or for maintaining, reviewing or supervising any records relating to such beneficial interests therein. Except as otherwise provided in this Indenture or any Supplemental Indenture in respect of a series of Notes, Beneficial Holders of Global Notes shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive Definitive Notes and shall not be considered owners or holders thereof under this Indenture or any Supplemental Indenture. Nothing herein or in a Supplemental Indenture shall prevent the Beneficial Holders from voting Global Notes using duly executed voting instruction forms.

(b)	Every Note authenticated and delivered upon registration or transfer of a Global Note, or in exchange for or in lieu of a Global Note or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Notes or a nominee thereof.

2.8	Global Notes

Notes issued to a Depository in the form of Global Notes shall be subject to the following in addition to the provisions of Section 4.2, unless and until Definitive Notes have been issued to Beneficial Holders pursuant to Section 4.2(b):

(a)	the Trustee may deal with such Depository as the authorized representative of the Beneficial Holders of such Notes;

(b)	the rights of the Beneficial Holders of such Notes shall be exercised only through such Depository and the rights of Beneficial Holders shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and Beneficial Holders, and must be exercised through a Participant in accordance with the rules and procedures of the Depository;

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(c)	whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders evidencing a specified percentage of the outstanding Notes of any series, the Depository shall be deemed to be counted in that percentage to the extent that it has received instructions to such effect from Beneficial Holders or Participants;

(d)	such Depository will make book-entry transfers among the direct Participants of such Depository and will receive and transmit distributions of principal, premium and interest on the Notes to such direct Participants for subsequent payment to the Beneficial Holders thereof;

(e)	the direct Participants of such Depository shall have no rights under this Indenture or under or with respect to any of the Notes held on their behalf by such Depository, and such Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Notes represented by such Global Notes for all purposes whatsoever;

(f)	whenever a notice or other communication is required to be provided to Holders in connection with this Indenture or the Notes, the Trustee shall provide all such notices and communications to the Depository for subsequent delivery of such notices and communications to the Beneficial Holders in accordance with Applicable Securities Legislation and the procedures of the Depository;

(g)	notwithstanding any other provision of this Indenture, all payments in respect of Notes issuable in the form of or represented by a Global Note shall be made to the Depository or its nominee for subsequent payment by the Depository or its nominee to the Beneficial Holders thereof. Upon payment over to the Depository, the Trustee, if acting as the Paying Agent, shall have no further liability for the money;

(h)	Subject to the provisions hereof, at the Company’s option, Notes may, in lieu of being issued in physical form be instead issued and registered in the name of the Depository or its nominee and: (i) the deposit of such Notes may be confirmed electronically by the Trustee to a particular Participant through the Depository; and (ii) shall be identified by a specific CUSIP/ISIN as requested by the Company from the Depository to identify each specific series of Note. If the Company issues Notes in a non-certificated format, Beneficial Holders of such Notes registered and deposited with CDS shall not receive Certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any Supplemental Indenture. Beneficial interests in Notes registered and deposited with CDS will be represented only through the non-certificated inventory system administered by CDS. Transfers of Notes registered and deposited with CDS between Participants shall occur in accordance with the rules and procedures of CDS.

(i)	Notwithstanding anything herein to the contrary, none of the Company nor the Trustee nor any agent thereof shall have any responsibility or liability for: (i) the electronic records maintained by the Depository relating to any ownership interests or other interests in the Notes or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Note represented by an electronic position in the non-certificated inventory system administered by the Depository (other than the Depository or its nominee); (ii) maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or (iii) any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant.

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2.9	Interim Notes

Pending the delivery of Definitive Notes of any series to the Trustee, the Issuer may issue and the Trustee authenticate in lieu thereof (but subject to the same provisions, conditions and limitations as set forth in this Indenture) interim printed, mimeographed or typewriter Notes in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to Definitive Notes of such series when the same are ready for delivery; or the Issuer may execute and deliver to the Trustee and the Trustee authenticate a temporary Note for the whole principal amount of Notes of such series then authorized to be issued hereunder and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Note so delivered to it, as the Issuer and the Trustee may approve entitling the holders thereof to Definitive Notes when the same are ready for delivery; and, when so issued and certified, such interim or temporary Notes or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Notes of such series duly issued hereunder and, pending the exchange thereof for Definitive Notes of such series, the holders of the interim or temporary Notes or interim certificates shall be deemed without duplication to be Holders of such series and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Issuer shall have delivered the Definitive Notes of such series to the Trustee, the Trustee shall call in for exchange all temporary or interim Notes of such series or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Issuer or the Trustee to the holders of such interim or temporary Notes or interim certificates for the exchange thereof.

2.10	Mutilation, Loss, Theft or Destruction

In case any of the Notes issued hereunder shall become mutilated or be lost, stolen or destroyed, the Issuer, in its discretion, may issue, and thereupon the Trustee shall authenticate and deliver, a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form approved by the Trustee and shall entitle the Holder thereof to the benefits of this Indenture and shall rank equally in accordance with its terms with all other Notes of such series issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Note shall furnish to the Issuer and to the Trustee such evidence of the loss, theft or destruction of the Note as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Note.

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2.11	Concerning Interest

(a)	All Notes of each series issued hereunder, whether originally or upon exchange or in substitution for previously issued Notes (including for certainty Notes issued under Sections 2.9 and 2.10), shall bear interest (i) from and including their respective issue date, or (ii) from and including the last Interest Payment Date therefor to which interest shall have been paid or made available for payment on such outstanding Notes, whichever shall be the later, in all cases, to and excluding the next Interest Payment Date therefor.

(b)	Subject to accrual of any interest on unpaid interest from time to time, interest on a Note of any series will cease to accrue from the Maturity of such Note (including, for certainty, if such Note was called for redemption, the Redemption Date); unless upon due presentation and surrender of such Note for payment on or after the Maturity thereof, such payment is improperly withheld or refused.

(c)	If the date for payment of any amount of principal, premium or interest in respect of a Note of any series is not a Business Day at the place of payment, then payment thereof will be made on the next Business Day and the Holder of such Note will not be entitled to any further interest on such principal, or to any interest on such interest, premium or other amount so payable, in respect of the period from the date for payment to such next Business Day.

(d)	The Holder of any Note of any series at the close of business on any Record Date applicable to a particular series with respect to any Interest Payment Date for such series shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date for such series, in which case such defaulted interest shall be paid to the Holder of such Note as at the close of business on a subsequent Record Date (which shall be not less than two Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of all affected Notes not less than 15 days preceding such subsequent Record Date. The term “Record Date” as used with respect to any Interest Payment Date (except a date for payment of defaulted interest) for the Notes of any series shall mean the date specified as such in the terms of the Notes of such series established as contemplated by Section 2.2, and in respect of the Unit Notes or Coupon Notes, shall have the meaning specified in Section 3.1.

(e)	Wherever in this Indenture, any Supplemental Indenture or any Note there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture, the Supplemental Indenture or the Note, and express mention of interest on amounts in default in any of the provisions of this Indenture will not be construed as excluding such interest in those provisions of this Indenture where such express mention is not made.

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(f)	Unless otherwise specifically provided in this Indenture or the terms of any Note, interest on Notes of any series shall be computed on the basis of a year of 365 days or 366 days, as applicable. With respect to any series of Notes, whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.12	Payments of Amounts Due on Maturity

(a)	Subject to Section 2.12(b), the following provisions shall apply to all Notes, except as otherwise specified in a Supplemental Indenture relating to a particular series of Notes (and, in the case of the Unit Notes or Coupon Notes, Article 3):

(i)	in the case of fully registered Notes, the Issuer shall establish and maintain with the Paying Agent a Maturity Account for each series of Notes. On or before 11:00 a.m. (Toronto time) on the Stated Maturity date for each series of Notes outstanding from time to time under this Indenture, the Issuer shall deposit in the applicable Maturity Account by wire transfer or certified cheque an amount sufficient to pay all amounts payable in respect of the outstanding Notes of such series (less any Taxes required by law to be deducted or withheld therefrom). The Paying Agent will pay to each Holder of such Notes entitled to receive payment, the principal amount of, and premium (if any) on, such Notes, upon surrender of such Notes to the Paying Agent or at any branch of the Trustee designated for such purpose from time to time by the Issuer and the Trustee. The deposit or making available of such amounts into the applicable Maturity Account will satisfy and discharge the liability of the Issuer for such Notes to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any Taxes deducted or withheld as aforesaid) and such Notes will thereafter not be considered as outstanding under this Indenture to such extent and such Holder will have no other right than to receive out of the money so deposited or made available the amount to which it is entitled. Failure to make a deposit or make funds available as required to be made pursuant to this Section 2.12(a)(i) will constitute Default in payment on the Notes in respect of which the deposit or making available of funds was required to have been made; and

(ii)	in the case of any series of Notes issued and outstanding in the form of or represented by Global Notes, on or before 11:00 a.m. (Toronto time) on the day prior to the Stated Maturity date for such Notes, the Issuer shall deliver to the Trustee, for onward payment to the Depository, in each case by electronic funds transfer, an amount sufficient to pay the amount payable in respect of such Global Notes (less any Taxes required by law to be deducted or withheld therefrom). The Issuer shall pay to the Trustee, for onward payment to the Depository, the principal amount of, and premium (if any) on, such Global Notes, against receipt of the relevant Global Notes. The delivery of such electronic funds to the Trustee for onward payment to the Depository will satisfy and discharge the liability of the Issuer for the series of Notes to which the electronic funds relates to the extent of the amount deposited or made available (plus the amount of any Taxes deducted or withheld as aforesaid) and such Notes will thereafter not be considered as outstanding under this Indenture unless such electronic funds transfer is not received. Failure to make delivery of funds available as required pursuant to this Section 2.12(a)(ii) will constitute Default in payment on the Notes of the series in respect of which the delivery or making available of funds was required to have been made.

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(b)	Notwithstanding Section 2.12(a), all payments in excess of $25,000,000 (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the LVTS. Neither the Trustee nor the Paying Agent shall have any obligation to disburse funds pursuant to Section 2.12(a)(i) unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable date of Maturity. The Paying Agent shall, if it accepts any funds received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

2.13	Legends on Notes

(a)	Each Global Note shall bear a legend in substantially the following form, subject to such modification as required by the applicable Depository (the “Global Note Legend”):

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO HARVEST HEALTH & RECREATION INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE.”

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(b)	Prior to the issuance of Notes of any series, the Issuer shall notify the Trustee, in writing, concerning which Notes are to be certificated and are to bear the legend or legends described in this Section 2.13.

2.14	Payment of Interest

The following provisions shall apply to Notes of each series, except as otherwise specified in a Supplemental Indenture relating to a particular series of Notes (and, in the case of the Unit Notes or Coupon Notes, Article 3):

(a)	As interest becomes due on each fully registered Note (except on redemption thereof, when interest may at the option of the Issuer be paid upon surrender of such Note), the Issuer, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest including any Additional Amounts (less any Taxes required by law to be deducted or withheld therefrom) to the Holders of record on the Record Date immediately preceding the applicable Interest Payment Date. If payment is made by cheque, such cheque shall be forwarded at least two days prior to each Interest Payment Date and if payment is made by other means (such as electronic transfer of funds, provided the Trustee must receive confirmation of receipt of funds prior to being able to wire funds to Holders), such payment shall be made in a manner whereby the Holder receives credit for such payment on the Interest Payment Date. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any Taxes deducted or withheld as aforesaid, satisfy and discharge all liability for interest including any Additional Amounts on such Note to such extent, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Issuer shall issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Issuer is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on any Note in the manner provided above, the Issuer may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above. If payment is made through the Trustee, by 11:00 a.m. (Toronto time) at least one Business Day prior to the related Interest Payment Date for a Note or to the date of mailing the cheques for the interest due on such Interest Payment Date for such Note, whichever is earlier, the Issuer shall deliver sufficient funds to the Trustee by electronic transfer or certified cheque or make such other arrangements for the provision of funds as may be agreeable between the Trustee and the Issuer in order to effect such interest payment hereunder.

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(b)	So long as the Notes of any series or any portion thereof are issued in the form of or represented by a Global Note, then all payments of interest on such Global Note shall be made by 11:00 a.m. (Toronto time) at least one Business Day prior to the related Interest Payment Date by electronic funds transfer made payable to the Trustee for subsequent payment to the Depository on behalf of the Beneficial Holders of the applicable interests in that Global Note, unless the Issuer and the Trustee agree.

(c)	Notwithstanding Sections 2.14(a) and 2.14(b), all payments in excess of $25,000,000 (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the LVTS. Neither the Trustee nor Paying Agent, as applicable, shall have any obligation to disburse funds in respect of any Note pursuant to Section 2.14(a) unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable with respect to such Interest Payment Date for such Note. The Trustee or Paying Agent, as applicable, shall, if it accepts any funds received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

2.15	Record of Payment

The Trustee will maintain accounts and records evidencing any payment, by it or any other Paying Agent on behalf of the Issuer, of principal, premium (if any) and interest in respect of Notes of each series, which accounts and records will constitute, in the absence of manifest error, prima facie evidence of such payment.

2.16	Representation Regarding Third Party Interest

The Issuer hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of the Issuer, either (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case the Issuer hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be reasonably satisfactory to it, as to the particulars of such third party.

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Article 3
TERMS OF THE UNIT Notes AND COUPON NOTES

3.1	Definitions

In this Article 3 and in the Notes, the following terms have the following meanings:

“Additional Notes” means any Unit Notes or Coupon Notes issued under and pursuant to the terms of and subject to the conditions of this Indenture after the Initial Issue Date.

“Interest Payment Date” for the purposes of this Article 3 means June 30 and December 31 of each year that the Unit Notes or Coupon Notes are outstanding and (except in respect of any Additional Notes) commencing on June 30, 2020.

“Interest Period” means the period commencing on the later of (a) the date of issue of the Unit Notes or Coupon Notes and (b) the immediately preceding Interest Payment Date on which interest has been paid, and ending on the day immediately preceding the Interest Payment Date in respect of which interest is payable.

“Record Date” means the close of business fifteen (15) Business Days preceding the relevant Interest Payment Date.

“Note Account” means any account which is designated in writing to the Trustee as the Note Account from time to time.

“Note Maturity Date” has the meaning given to it in Section 3.5.

3.2	Creation and Designation of the Unit Notes and Coupon Notes

In accordance with this Indenture, the Issuer is authorized to issue two series of Notes designated as (i) “9.25% Senior Secured Notes due December 19, 2022” and (ii) 15% Senior Secured Notes due December 19, 2022”, with both series having the same terms and conditions in all respects, except for the rate of interest payable thereon.

3.3	Aggregate Principal Amount

The aggregate principal amount of Notes which may be issued under this Indenture is unlimited, provided, however, that the maximum principal amount of Initial Notes initially issued hereunder on the Issue Date shall be up to $100,000,000. The Issuer may, from time to time, without the consent of any existing Holders but subject to Section 6.9, create and issue Additional Notes hereunder having the same terms and conditions as the Unit Notes or Coupon Notes, as applicable, in all respects, except for the date of issuance, issue price and first payment of interest thereon. Additional Notes so created and issued will be consolidated with and form a single series with the Unit Notes or Coupon Notes, as applicable.

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3.4	Authentication

The Trustee shall initially authenticate one or more Global Notes for original issue on the Initial Issue Date in an aggregate principal amount of up to $100,000,000 or otherwise to permit transfers or exchanges in accordance with Section 4.6 upon receipt by the Trustee of a duly executed Authentication Order. After the Initial Issue Date, subject to Section 3.3, the Issuer may issue, from time to time, and the Trustee shall authenticate upon receipt of an Authentication Order, Additional Notes for original issue. Except as provided in Section 6.9, there is no limit on the amount of Additional Notes that may be issued hereunder. Each such Authentication Order shall specify the principal amount of Unit Notes or Coupon Notes to be authenticated and the date on which such Unit Notes or Coupon Notes are to be authenticated. The aggregate principal amount of Unit Notes or Coupon Notes outstanding at any time may not exceed the aggregate principal amount specified in the Authentication Orders provided in respect of original issues of Unit Notes or Coupon Notes except as provided in Section 2.10. For certainty, the Trustee shall not be obligated or liable to ensure that the Issuer is in compliance with the limitations in Section 6.9, and shall be entitled to rely on an Officers’ Certificate from the Issuer certifying such compliance for any Additional Notes so issued.

3.5	Date of Issue and Maturity

The Unit Notes and Coupon Notes will be dated December 20, 2019 and the Unit Notes and Coupon Notes will become due and payable, together with all accrued and unpaid interest thereon, on December 19, 2022 (the “Note Maturity Date”).

3.6	Interest

(a)	The Unit Notes and Coupon Notes will bear interest on the unpaid principal amount thereof at the rate of 9.25% per annum and 15% per annum, respectively, from their respective Issue Date to, but excluding, the Note Maturity Date, compounded semi-annually and payable in arrears on each Interest Payment Date. The first Interest Payment Date for the Unit Notes and Coupon Notes will be June 30, 2020.

(b)	Interest will be payable in respect of each Interest Period (after, as well as before, the Note Maturity Date, default and judgment, with interest overdue on principal and interest at a rate that is 2% higher than the applicable rate on the Unit Notes or Coupon Notes, as applicable) on each Interest Payment Date in accordance with Section 2.11 and Section 2.14. Interest on the Unit Notes and Coupon Notes will accrue from their respective Issue Date or, if interest has already been paid, from and including the last Interest Payment Date therefor to which interest has been paid or made available for payment. Interest will be computed on the basis of a 365-day or 366-day year, as applicable, and will be payable in equal semi-annual amounts; except that interest in respect of any period that is shorter than a full semi-annual interest period will be computed on the basis of a 365-day or 366-day year, as applicable, and the actual number of days elapsed in that period.

3.7	Optional Redemption

(a)	At any time and from time to time prior to one year from the Issue Date, the Issuer may redeem all or a part of the Unit Notes or Coupon Notes upon not less than 15 days’ nor more than 60 days’ notice, at a Redemption Price equal to 105% of the principal amount of the Unit Notes or Coupon Notes redeemed, plus accrued and unpaid interest, if any, as of the applicable date of redemption (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

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(b)	At any time and from time to time on or after December 20, 2020, the Issuer may redeem all or a part of the Unit Notes or Coupon Notes upon not less than 15 days’ nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) of 100% of the principal amount thereof plus accrued and unpaid interest on the Unit Notes or Coupon Notes, as applicable, redeemed, to the applicable Redemption Date.

(c)	Unless otherwise specifically provided in this Section 3.7, the terms of Article 5 shall apply to the redemption of any Unit Notes or Coupon Notes and in the event of any inconsistency, the terms of this Section 3.7 shall prevail.

3.8	[INTENTIONALLY DELETED.]

3.9	Mandatory Redemption and Market Purchases

(a)	The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Unit Notes or Coupon Notes; provided, however, that the Issuer may be required to offer to purchase the Unit Notes or Coupon Notes pursuant to Sections 6.15 and 6.16.

(b)	The Issuer or any of its Subsidiaries may at any time and from time to time purchase Unit Notes or Coupon Notes by tender offer, open market purchases, negotiated transactions, private agreement or otherwise at any price in accordance with Applicable Securities Legislation, so long as such acquisition does not violate the terms of this Indenture.

3.10	Form and Denomination of the Unit Notes and Coupon Notes

(a)	The Unit Notes and Coupon Notes will be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

(b)	Subject to Section 4.2(b), the Unit Notes and Coupon Notes will be issuable as Global Notes, substantially in the form set out in Appendix A hereto with such changes as may be reasonably required by the Depository and any other changes as may be approved or permitted by the Issuer, in each case which changes are not prejudicial to the Holders or Beneficial Holders of Unit Notes and Coupon Notes, and with such approval in each case to be conclusively deemed to have been given by the officers of the Issuer executing the same in accordance with Article 2.

3.11	Currency of Payment

The principal of, and interest and premium (if any) on, the Unit Notes and Coupon Notes will be payable in United States dollars.

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3.12	Additional Amounts

(a)	All payments made by any Guarantor under or with respect to any Guarantee will be made free and clear of and without withholding or deduction for or on account of Taxes imposed or levied by or on behalf of any Canadian Taxing Authority or United States Taxing Authority, unless such Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If any Guarantor is so required to withhold or deduct any amount of interest for or on account of Taxes imposed or levied by or on behalf of any jurisdiction in which such Guarantor is organized, resident or doing business for tax purposes, or from or through which such Guarantor (or its agents) makes any payment under any Guarantee or any Taxing Authority thereof (each a “Relevant Taxing Jurisdiction”), from any payment made under or with respect to any Guarantee, any such Guarantor, as applicable, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received in respect of such payment by each Holder or Beneficial Holder, as the case may be, after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the Holder or Beneficial Holder, as the case may be, would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder or Beneficial Holder, as applicable:

(i)	which is subject to such Taxes by reason of any connection between Canada and such holder who is not a resident of Canada for purposes of the Tax Act, other than any connection resulting solely from the acquisition, ownership, or disposition of Notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any Notes or any Guarantee;

(ii)	which is subject to such Taxes by reason of any connection between such holder and the United States or any states political subdivision thereof or authority thereof other than any connection resulting solely from the acquisition, ownership, or disposition of Notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any Notes or any Guarantee;

(iii)	which failed to duly and timely comply with a timely request of the relevant Guarantor to provide information, documents, certification or other evidence concerning such holder’s nationality, residence, entitlement to treaty benefits, identity or connection with any jurisdiction or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Taxes as to which Additional Amounts would have otherwise been payable to such Holder or Beneficial Holder, as the case may be, but for this clause (iii);

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(iv)	which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Note directly (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or beneficial owner);

(v)	U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Holder or the Beneficial Holder, as the case may be, with respect to an applicable interest in the Notes pursuant to a law in effect on the date on which (i) such Holder or the Beneficial Holder, as the case may be, acquires such interest in the Notes or (ii) such Holder or the Beneficial Holder, as the case may be, changes its office location, except in each case to the extent that amounts with respect to such Taxes were payable either to such Holder’s assignor immediately before such Holder or the Beneficial Holder, as the case may be, became a party hereto or to such Holder immediately before it changed its office location;

(vi)	to the extent that the Taxes required to be withheld or deducted are imposed pursuant to sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (and any amended or successor version that is substantially comparable), and any regulations or other official guidance thereunder or agreements (including any intergovernmental agreements or any laws, rules or practices implementing such intergovernmental agreements) entered into in connection therewith;

(vii)	for any Canadian withholding Taxes imposed on a payment by or on account of any obligation of the relevant Guarantor hereunder by reason of the Holder or Beneficial Holder, as the case may be, (i) not dealing at arm’s length (for purposes of the Tax Act) with the payer of such amount or (ii) being, or not dealing at arm’s length (for purposes of the Tax Act) with a specified shareholder (as defined in subsection 18(5) of the Tax Act) of the payer of such amount;

(viii)	for or on account of any Tax that is payable otherwise than by withholding from payment with respect to a Guarantee (other than Taxes payable pursuant to section 803 of the regulations under the Tax Act); or

(ix)	any combination of the foregoing clauses of this proviso.

(b)	Such Guarantor will also (a) make such withholding or deduction and, (b) remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law. Such Guarantor will furnish to the Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Guarantor.

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(c)	At least 30 days prior to each date on which any payment under or with respect to the any Guarantee is due and payable, if any Guarantor is aware that it will be obligated to pay Additional Amounts with respect to such payment, such Guarantor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(d)	The Guarantors, jointly and severally, will indemnify and hold harmless the Holders and Beneficial Holders, and, upon written request of any Holder or Beneficial Holder, reimburse such Holder or Beneficial Holder for the amount of: (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such Holder or Beneficial Holder in connection with payments made under or with respect to the Notes held by such Holder or Beneficial Holder or under any Guarantee (including, for greater clarity, any Taxes payable under section 803 of the regulations under the Tax Act); and (ii) any Taxes levied or imposed with respect to any indemnification or reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder or Beneficial Holder after such indemnification or reimbursement will not be less than the net amount such Holder or Beneficial Holder would have received if the Taxes giving rise to the indemnification or reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification or reimbursement obligations provided for in this paragraph shall not extend to Taxes for which the applicable Holder or Beneficial Holder would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (i) through (ix) above if the payor had been required to withhold from such payments or to the extent such Holder or Beneficial Holder received Additional Amounts with respect to such payments.

(e)	In addition, the Issuer and the Guarantors will pay any stamp, issue, registration, court, documentation, excise or other similar Taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration or delivery of the Notes, any Guarantee or any other document or instrument referred to thereunder and any such Taxes, charges or duties imposed by any Relevant Taxing Jurisdiction on any payments made pursuant to the Notes or any Guarantee or as a result of, or in connection with, the enforcement of the Notes, any Guarantee and/or any other such document or instrument.

(f)	The obligations described under this Section 3.12 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.

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3.13	Appointment

(a)	The Trustee will be the trustee for the Unit Notes and Coupon Notes, subject to Article 11.

(b)	The Issuer initially appoints CDS to act as Depository with respect to the Unit Notes and Coupon Notes (other than with respect to Definitive Notes issued to Original U.S. Holders that are U.S. Accredited Investors).

(c)	The Issuer initially appoints the Trustee at its corporate office in Vancouver, British Columbia to act as the Registrar, transfer agent, authentication agent and Paying Agent with respect to the Unit Notes and Coupon Notes. The Issuer may change the Registrar, transfer agent, authentication agent or Paying Agent for the Unit Notes or Coupon Notes at any time and from time to time without prior notice to the Holders of the Unit Notes or Coupon Notes.

3.14	Inconsistency

In the case of any conflict or inconsistency between this Article 3 and any other provision of this Indenture, Article 3 shall, as to the Unit Notes or Coupon Notes, govern and prevail.

3.15	Reference to Principal, Premium, Interest, etc.

Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference shall include the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Article 4
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

4.1	Register of Certificated Notes

(a)	Subject to the terms of any Supplemental Indenture, with respect to each series of Notes issuable in whole or in part as registered Notes, the Issuer shall cause to be kept by and at the principal office of the Trustee in Vancouver, British Columbia or by such other Registrar as the Issuer, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Notes of such series or as the Issuer may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the Holders and particulars of the Notes held by them respectively and of all transfers of Notes. Such registration shall be noted on the relevant Notes by the Trustee or other Registrar unless a new Note shall be issued upon such transfer.

(b)	No transfer of a registered Note shall be valid unless made on such register referred to in Section 4.1(a) by the Holder or such Holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other Registrar upon surrender of the Notes together with a duly executed form of transfer acceptable to the Trustee or other Registrar and upon compliance with such other reasonable requirements as the Trustee or other Registrar may prescribe, and unless the name of the transferee shall have been noted on the Note by the Trustee or other Registrar.

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4.2	Global Notes

(a)	With respect to Notes issuable as or represented by, in whole or in part, one or more Global Notes, the Issuer shall cause to be kept by and at the principal office of the Trustee in Vancouver, British Columbia or by such other Registrar as the Issuer, with the approval of the Trustee, may appoint at such other place or places, if any, as the Issuer may designate with the approval of the Trustee, a register in which shall be entered the name and address of the Holder of each such Global Note (being the Depository, or its nominee, for such Global Note) and particulars of the Global Note held by it, and of all transfers thereof. If any Notes are at any time not Global Notes, the provisions of Section 4.1 shall govern with respect to registrations and transfers of such Notes.

(b)	Notwithstanding any other provision of this Indenture, a Global Note may not be transferred by the Holder thereof and, accordingly, subject to Section 4.6, no Definitive Notes of any series shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in any Supplemental Indenture, a resolution of the Trustee, a Board Resolution or an Officers’ Certificate:

(i)	Definitive Notes may be issued to Beneficial Holders at any time after:

(A)	the Issuer has determined that CDS (1) is unwilling or unable to continue as Depository for Global Notes, or (2) ceases to be eligible to be a Depository, and, in each case the Issuer is unable to locate a qualified successor to its reasonable satisfaction;

(B)	the Issuer has determined, in its sole discretion, or is required by law, to terminate the book-entry only registration system in respect of such Global Notes and has communicated such determination or requirement to the Trustee in writing, or the book-entry system ceases to exist;

(C)	the Note is to be authenticated to or for the account or benefit of a U.S. Holder (other than an Original U.S. Holder that is a Qualified Institutional Buyer), in which case, the Definitive Note shall contain the U.S. Legend set forth in Section 2.3(h), if applicable; or

(D)	the Trustee has determined that an Event of Default has occurred and is continuing with respect to Notes issued as Global Notes, provided that Beneficial Holders representing, in the aggregate, not less than 51% of the aggregate outstanding principal amount of the Notes of the affected series advise the Depository in writing, through the Participants, that the continuation of the book-entry only registration system for the Notes of such series is no longer in their best interests; and

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(ii)	Global Notes may be transferred (A) if such transfer is required by applicable law, as determined by the Issuer and Counsel, or (B) by a Depository to a nominee of such Depository, or by a nominee of a Depository to such Depository, or to another nominee of such Depository, or by a Depository or its nominee to a successor Depository or its nominee.

(c)	Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 4.2(b)(i) or upon the transfer of a Global Note to a Person other than a Depository or a nominee thereof in accordance with Section 4.2(b)(i)(A), the Trustee shall notify all Beneficial Holders, through the Depository, of the availability of Definitive Notes for such series. Upon surrender by the Depository of the Global Notes in respect of any series and receipt of new registration instructions from the Depository, the Trustee shall deliver the Definitive Notes of such series to the Beneficial Holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Notes will be governed by Section 4.1 and the remaining provisions of this Article 4.

(d)	It is expressly acknowledged that a transfer of beneficial ownership in a Note of any series issuable in the form of or represented by a Global Note will be effected only (a) with respect to the interests of participants in the Depository (“Participants”), through records maintained by the Depository or its nominee for the Global Note, and (b) with respect to interests of Persons other than Participants, through records maintained by Participants. Beneficial Holders who are not Participants but who desire to purchase, sell or otherwise transfer ownership of or other interest in Notes represented by a Global Note may do so only through a Participant.

4.3	Transferee Entitled to Registration

The transferee of a Note shall be entitled, after the appropriate form of transfer is deposited with the Trustee or other Registrar and upon compliance with all other conditions for such transfer required by this Indenture or by law, to be entered on the register as the owner of such Note free from all equities or rights of set-off or counterclaim between the Issuer and the transferor or any previous Holder of such Note, save in respect of equities of which the Issuer is required to take notice by law (including any statute or order of a court of competent jurisdiction).

4.4	No Notice of Trusts

None of the Issuer, the Trustee and any Registrar or Paying Agent will be bound to take notice of or see to the performance or observance of any duty owed to a third Person, whether under a trust, express, implied, resulting or constructive, in respect of any Note by the Holder or any Person whom the Issuer or the Trustee treats, as permitted or required by law, as the owner or the Holder of such Note, and may transfer the same on the direction of the Person so treated as the owner or Holder of the Note, whether named as Trustee or otherwise, as though that Person were the Beneficial Holder thereof.

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4.5	Registers Open for Inspection

The registers referred to in Sections 4.1 and 4.2 shall, subject to applicable law, at all reasonable times be open for inspection by the Issuer, the Trustee or any Holder. Every Registrar, including the Trustee, shall from time to time when requested so to do by the Issuer or by the Trustee, in writing, furnish the Issuer or the Trustee, as the case may be, with a list of names and addresses of Holders entered on the registers kept by them and showing the principal amount and serial numbers of the Notes held by each such Holder, provided the Trustee shall be entitled to charge a reasonable fee to provide such a list.

4.6	Transfers and Exchanges of Notes

(a)	Transfer and Exchange of Global Notes. A Global Note may be transferred in whole and not in part only pursuant to Section 4.2(b)(ii). A beneficial interest in a Global Note may not be exchanged for a Definitive Note other than pursuant to Section 4.2(b)(i). A Global Note may not be exchanged for another Note other than as provided in this Section 4.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 4.6(b) or 4.6(c), as applicable.

(b)	Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture, applicable laws and the Applicable Procedures. In connection with a transfer and exchange of beneficial interest in Global Notes, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or a Beneficial Holder, in each case, given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) a written order from a Participant or a Beneficial Holder, in each case, given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred, and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 4.6(e).

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(c)	Transfer or Exchange of Beneficial Interests in the Global Notes for Definitive Notes. A holder of a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note only upon the occurrence of any of the preceding events in Section 4.6(b) and satisfaction of the conditions set forth in Section 4.6(b). Upon the occurrence of any such preceding event and receipt by the Registrar of the documentation referred to in the appropriate subparagraph of this Section 4.6(c), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 4.6(e), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 4.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Beneficial Holder. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)	Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 4.6(d) and Applicable Securities Legislation, the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(e)	Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 4.9 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

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(f)	U.S. Restrictions on Transfer and Exchange. If a Definitive Note tendered for transfer bears the U.S. Legend set forth in Section 2.3(h), the Trustee shall not register such transfer unless the transferor has provided the Trustee with the Definitive Note and: (A) the transfer is made to the Issuer; (B) the transfer is made outside of the United States in a transaction meeting the requirements of Rule 904 of Regulation S, and is in compliance with applicable local laws and regulations, and the transferor delivers to the Trustee and the Issuer a declaration substantially in the form set forth in Appendix C to this Indenture, or in such other form as the Issuer may from time to time prescribe, together with such other evidence of the availability of an exemption or exclusion from registration under the U.S. Securities Act (which may, without limitation, include an opinion of counsel, of recognized standing reasonably satisfactory to the Issuer) as the Issuer may reasonably require; (C) the transfer is made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by (i) Rule 144A thereunder, if available, or (ii) Rule 144 thereunder, if available, and in each case in accordance with any applicable state securities or “blue sky” laws; (D) the transfer is in compliance with another exemption from registration under the U.S. Securities Act and applicable state securities laws; or (E) the transfer is made pursuant to an effective registration statement under the U.S. Securities Act and any applicable state securities laws; provided that, it has prior to any transfer pursuant to Sections 4.6(f)(C)(ii) or 4.6(f)(D) furnished to the Trustee and the Issuer an opinion of counsel, of recognized standing, or other evidence in form and substance reasonably satisfactory to the Issuer to such effect. In relation to a transfer under (C)(ii) or (D) above, unless the Issuer and the Trustee receive an opinion of counsel, of recognized standing, or other evidence reasonably satisfactory to the Issuer in form and substance, to the effect that the U.S. Legend set forth in subsection 2.3(h) is no longer required on the Definitive Note representing the transferred Notes, the Definitive Note received by the transferee will continue to bear the U.S. Legend set forth in Section 2.3(h). Notes exchanged for Definitive Notes that bear the U.S. Legend set forth in Section 2.3(h) shall bear the same U.S. Legend.

(g)	General Provisions Relating to Transfers and Exchanges.

(i)	To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s Authentication Order in accordance with Section 2.4 or at the Registrar’s request.

(ii)	No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9 and 10.1).

(iii)	All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

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(iv)	Neither the Issuer nor the Trustee nor any Registrar shall be required to:

(A)	issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a Redemption Notice under Section 5.1 hereof and ending at the close of business on the day of selection, or

(B)	register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or unless upon due presentation thereof for redemption such Notes are not redeemed, or

(C)	register the transfer of or exchange a Note between a Record Date and the next succeeding Interest Payment Date, or

(D)	to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

(v)	Subject to any restriction provided in this Indenture, the Issuer with the approval of the Trustee may at any time close any register for the Notes of any series (other than those kept at the principal office of the Trustee in Vancouver, British Columbia) and transfer the registration of any Notes registered thereon to another register (which may be an existing register) and thereafter such Notes shall be deemed to be registered on such other register. Notice of such transfer shall be given to the Holders of such Notes.

(vi)	Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Registrar or Paying Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Registrar or Paying Agent or the Issuer shall be affected by notice to the contrary.

(vii)	The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.4.

(viii)	Upon surrender for registration of transfer of any Note at the office or agency of the Issuer, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(ix)	At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.4 hereof.

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(x)	All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 4.6 to effect a registration of transfer or exchange may be submitted by facsimile.

4.7	Charges for Registration, Transfer and Exchange

For each Note exchanged, registered, transferred or discharged from registration, the Trustee or other Registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon from time to time by the Trustee and the Issuer), and payment of such charges and reimbursement of the Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Holder hereunder:

(a)	for any exchange, registration, transfer or discharge from registration of a Note of any series applied for within a period of two months from the date of the first delivery thereof;

(b)	for any exchange of any interim or temporary Note of any series or interim certificate that has been issued under Section 2.9 for a Definitive Note of any series;

(c)	for any exchange of a Global Note of any series as contemplated in Section 4.2; or

(d)	for any exchange of a Note of any series resulting from a partial redemption under Section 5.3.

4.8	Ownership of Notes

(a)	The Holder for the time being of any Note shall be entitled to the principal, premium, if any, and/or interest evidenced by such Note, free from all equities or rights of set-off or counterclaim between the Issuer and the original or any intermediate Holder thereof (except in respect of equities of which the Issuer is required to take notice by law) and all Persons may act accordingly and the receipt of any such Holder for any such principal, premium, if any, or interest shall be a valid discharge to the Trustee, any Registrar and to the Issuer for the same and none shall be bound to inquire into the title of any such Holder.

(b)	Where Notes are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all or any of such Holders, failing written instructions from them to the contrary, and the receipt of any one of such Holders therefor shall be a valid discharge, to the Trustee, any Registrar and to the Issuer.

(c)	In the case of the death of one or more joint Holders, the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such Holders and to the estate of the deceased and the receipt by such survivor or survivors and the estate of the deceased thereof shall be a valid discharge by the Trustee, any Registrar and the Issuer.

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(d)	Unless otherwise required by law, the Person in whose name any Note is registered shall for all purposes of this Indenture (except for references in this Indenture to a “Beneficial Holder”) be and be deemed to be the owner thereof and payment of or on account of the principal of, premium, if any, and interest on such Note shall be made only to or upon the order in writing of such Holder.

(e)	Notwithstanding any other provision of this Indenture, all payments in respect of Notes issuable in the form of or represented by a Global Note shall be made to the Depository or its nominee for subsequent payment by the Depository or its nominee to the Beneficial Holders.

4.9	Cancellation and Destruction

All matured Notes of any series shall forthwith after payment of all Obligations thereunder be delivered to the Trustee or to a Person appointed by it or by the Issuer with the approval of the Trustee and cancelled by the Trustee. All Notes of any series which are cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Issuer, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Notes so destroyed.

Article 5
REDEMPTION AND PURCHASE OF NOTES

5.1	Redemption of Notes

Subject to the provisions of the Supplemental Indenture relating to the issue of a particular series of Notes or, in the case of the Unit Notes or Coupon Notes, Article 3, Notes of any series may be redeemed before the Stated Maturity thereof, in whole at any time or in part from time to time, at the option of the Issuer and in accordance with and subject to the provisions set out in this Indenture and any applicable Supplemental Indenture, including those relating to the payment of any required redemption price (“Redemption Price”).

5.2	Places of Payment

The Redemption Price will be payable upon presentation and surrender of the Notes called for redemption at any of the places where the principal of such Notes is expressed to be payable and at any other places specified in the Redemption Notice.

5.3	Partial Redemption

(a)	If less than all of the Notes of any series are to be redeemed at any time, the Trustee will select Notes of such series for redemption as follows:

(i)	if the Notes are listed on any national securities exchange, including the Canadian Securities Exchange, in compliance with the requirements of the principal national securities exchange; or

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(ii)	if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate; or

(iii)	if the Notes are included in global form based on a method required by CDS, or, a method that most nearly approximates a pro rata selection as the Trustee deems appropriate.

Subject to the foregoing and the Supplemental Indenture relating to any series of Notes (or, in the case of the Unit Notes or Coupon Notes, Article 3), Notes or portions of Notes the Trustee selects for redemption shall be in minimum amounts of $1,000 or integral multiples of $1,000.

(b)	If Notes of any series are to be redeemed in part only, the Redemption Notice that relates to such Notes will state the portion of the principal amount of such Notes that is to be redeemed. In the event that one or more of such Notes becomes subject to redemption in part only, upon surrender of any such Notes for payment of the Redemption Price, together with interest accrued to but excluding the applicable Redemption Date, the Issuer shall execute and the Trustee shall authenticate and deliver without charge to the Holder thereof or upon the Holder’s order one or more new Notes of such series for the unredeemed part of the principal amount of the Notes so surrendered or, with respect to Global Notes, the Trustee shall make notations on the Global Notes of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Note” or “Notes” as used in this Article 5 shall be deemed to mean or include any part of the principal amount of any Note which in accordance with the foregoing provisions has become subject to redemption.

5.4	Notice of Redemption

Unless otherwise provided in a Supplemental Indenture or, in the case of the Unit Notes or Coupon Notes, Article 3, notice of redemption (the “Redemption Notice”) of any series of Notes shall be given to the Holders of the Notes so to be redeemed not more than 60 days nor less than 15 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 14.2; provided that Redemption Notices in respect of optional redemptions of Notes may be delivered more than 60 days prior to a Redemption Date if the Redemption Notice is issued in connection with a defeasance of the relevant Notes or a satisfaction and discharge of this Indenture. Every such Redemption Notice shall specify the aggregate principal amount of Notes called for redemption, the Redemption Date, the Redemption Price and the places of payment and shall state that interest upon the principal amount of Notes called for redemption shall cease to be payable from and after the Redemption Date. Redemption Notices in respect of redemptions made pursuant to Section 3.7 may, at the Issuer’s discretion, be subject to one or more conditions precedent, as described under Section 5.5. In addition, unless all the outstanding Notes of a series are to be redeemed, the Redemption Notice shall specify:

(a)	the distinguishing letters and numbers of the Notes which are to be redeemed (as are registered in the name of such Holder);

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(b)	if such Notes are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Notes so selected;

(c)	in the case of Global Notes, that the redemption will take place in such manner as may be agreed upon by the Depository, the Trustee and the Issuer; and

(d)	in all cases, the principal amounts of such Notes or, if any such Note is to be redeemed in part only, the principal amount of such part.

Notwithstanding Section 14.2, in the event that all Notes of a series to be redeemed are Global Notes, publication of the Redemption Notice shall not be required.

If Notes of any series are to be redeemed in part only, the Redemption Notice that relates to such Notes will state the portion of the principal amount of such Notes that is to be redeemed. In the event that one or more of such Notes becomes subject to redemption in part only, upon surrender of any such Notes for payment of the Redemption Price, together with interest accrued to but excluding the applicable Redemption Date, the Issuer shall execute and the Trustee shall authenticate and deliver without charge to the Holder thereof or upon the Holder’s order one or more new Notes of such series for the unredeemed part of the principal amount of the Notes so surrendered or, with respect to Global Notes, the Trustee shall make notations on the Global Notes of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Note” or “Notes” as used in this Article 5 shall be deemed to mean or include any part of the principal amount of any Note which in accordance with the foregoing provisions has become subject to redemption.

5.5	Qualified Redemption Notice

In connection with any optional redemption of Notes, any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of any Permitted Refinancing Indebtedness or any Equity Offering. In addition, if such redemption notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s sole discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the redemption date so delayed, and that such redemption provisions may be adjusted to comply with any depositary requirements.

5.6	Notes Due on Redemption Dates

Upon a Redemption Notice having been given as provided in Section 5.4, all the Notes so called for redemption or the principal amount to be redeemed of the Notes called for redemption, as the case may be, shall thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the Stated Maturity specified in such Notes, anything therein or herein to the contrary notwithstanding. If any Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes shall be subject to redemption by the Issuer. From and after such Redemption Date, if the monies necessary to redeem such Notes shall have been deposited as provided in Section 5.7 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such Redemption Notices shall have been lodged with it, interest upon the Notes shall cease to accrue. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

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5.7	Deposit of Redemption Monies

(a)	Except as may otherwise be provided in any Supplemental Indenture or, in the case of the Unit Notes or Coupon Notes, Article 3, upon Notes being called for redemption, the Issuer shall deposit with the Trustee, for onward payment to the Depository, on or before 11:00 a.m. (Toronto time) on the day prior to the Redemption Date specified in the Redemption Notice, such sums of money as may be sufficient to pay the Redemption Price of the Notes so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date and including any Additional Amounts, less any Taxes required by law to be deducted or withheld therefrom. The Issuer shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid, to the Depository on behalf of the Holders of such Notes so called for redemption, upon surrender of such Notes, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption.

(b)	Payment of funds to the Trustee upon redemption of Notes shall be made by electronic transfer or certified cheque or pursuant to such other arrangements for the provision of funds as may be agreed between the Issuer and the Trustee in order to effect such payment hereunder. Notwithstanding the foregoing, (i) all payments in excess of $25,000,000 (or such other amount as determined from time to time by the Canadian Payments Association) shall be made by the use of the LVTS; and (ii) in the event that payment must be made to the Depository, the Issuer shall remit payment to the Trustee by LVTS. The Trustee shall have no obligation to disburse funds pursuant to this Section 5.7 unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable Redemption Date. The Trustee shall, if it accepts any funds received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

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5.8	Failure to Surrender Notes Called for Redemption

In case the Holder of any Note of any series so called for redemption shall fail on or before the Redemption Date so to surrender such Holder’s Note, or shall not within such time specified on the Redemption Notice accept payment of the redemption monies payable, or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside and, to that extent, such Note shall thereafter not be considered as outstanding hereunder and the Holder thereof shall have no other right except to receive payment of the Redemption Price of such Note, plus any accrued but unpaid interest thereon to but excluding the Redemption Date and including any Additional Amounts, less any Taxes required by law to be deducted or withheld, out of the monies so paid and deposited, upon surrender and delivery up of such Holder’s relevant Note. In the event that any money required to be deposited hereunder with the Trustee or any Paying Agent on account of principal, premium, if any, or interest, if any, on Notes issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Trustee or such Paying Agent to the Issuer on its demand, and thereupon the Trustee shall not be responsible to Holders of such Notes for any amounts owing to them and subject to applicable law, thereafter the Holders of such Notes in respect of which such money was so repaid to the Issuer shall have no rights in respect thereof except to obtain payment of the money due from the Issuer, subject to any limitation period provided by the laws of British Columbia.

5.9	Cancellation of Notes Redeemed

Subject to the provisions of Sections 5.4 and 5.10 as to Notes redeemed or purchased in part, all Notes redeemed and paid under this Article 5 shall forthwith be delivered to the Trustee and cancelled and no Notes shall be issued in substitution for those redeemed.

5.10	Purchase of Notes for Cancellation

(a)	Subject to the provisions of any Supplemental Indenture relating to a particular series of Notes or, in the case of the Unit Notes or Coupon Notes, Article 3, the Issuer may, at any time and from time to time, purchase Notes of any series in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by contract, at any price; provided such acquisition does not otherwise violate the terms of this Indenture. All Notes so purchased may, at the option of the Issuer, be delivered to the Trustee and cancelled and no Notes shall be issued in substitution therefor.

(b)	If, upon an invitation for tenders, more Notes of the relevant series are tendered at the same lowest price than the Issuer is prepared to accept, the Notes to be purchased by the Issuer shall be selected by the Trustee on a pro rata basis or in such other manner as the Issuer directs in writing and as consented to by the exchange, if any, on which Notes of such series are then listed which the Trustee considers appropriate, from the Notes of such series tendered by each tendering Holder thereof who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes of any series may be so selected, and regulations so made shall be valid and binding upon all Holders thereof, notwithstanding the fact that as a result thereof one or more of such Notes become subject to purchase in part only. The Holder of a Note of any series of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such Holder, one or more new Notes of such series for the unpurchased part so surrendered, and the Trustee shall authenticate and deliver such new Note or Notes upon receipt of the Note so surrendered or, with respect to a Global Note, the Depository shall make book-entry notations with respect to the principal amount thereof so purchased.

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Article 6
COVENANTS OF THE ISSUER

As long as any Notes remain outstanding, the Issuer hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Holders as follows (unless and for so long as the Issuer and/or one or more of its Subsidiaries are the only Holders (or Beneficial Holders) of the outstanding Notes, in which case the following provisions of this Article 6 shall not apply):

6.1	Payment of Principal, Premium, and Interest

(a)	The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of each series of Notes, as applicable, and this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

(b)	Subject to the provisions of any Supplemental Indenture relating to a particular series of Notes or, in the case of the Unit Notes or Coupon Notes, Article 3, the Issuer shall pay interest on overdue principal and premium, if any, at the rate specified in respect of each series of Notes, and it will pay interest on overdue instalments of interest at the same rate to the extent lawful.

6.2	Existence

Subject to Article 10, the Issuer shall, and shall cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect the corporate, partnership or other legal existence, as applicable, and the corporate, partnership or other legal power, as applicable, of the Issuer and each Restricted Subsidiary; provided that neither the Issuer nor any Restricted Subsidiary will be required to preserve any such corporate, partnership or other legal existence and corporate, partnership or other legal power if the Board of Directors of the Issuer determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer, and the Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

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6.3	Payment of Taxes and Other Claims

The Issuer shall and shall cause each of the Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge, or cause to be paid and discharged, all Taxes shown to be due and payable on such returns and all other Taxes imposed on them or any of their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer or any Restricted Subsidiary; provided that neither the Issuer nor any Restricted Subsidiaries need pay any such Taxes or claim if (a) the amount, applicability or validity thereof is contested by the Issuer or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Issuer or a Restricted Subsidiary has established adequate reserves therefor in accordance with IFRS on the books of the Issuer or such Restricted Subsidiary or (b) the non-payment of all such Taxes in the aggregate would not reasonably be expected to have a material adverse effect on the business, affairs or financial condition of the Issuer and the Restricted Subsidiaries taken as a whole.

6.4	Keeping of Books

The Issuer shall keep or cause to be kept, and shall cause each Restricted Subsidiary to keep or cause to be kept proper books of record and account, in which full and correct entries (in all material respects) shall be made of all financial transactions and the property and business of the Issuer and the Restricted Subsidiaries in accordance with IFRS.

6.5	Provision of Reports and Financial Statements

The Issuer will provide to the Trustee, and the Trustee shall deliver to the Holders, the following:

(a)	within 60 days after the end of each quarterly fiscal period in each fiscal year of the Issuer, other than the last quarterly fiscal period of each such fiscal year, copies of:

(i)	an unaudited consolidated statement of financial position as at the end of such quarterly fiscal period and unaudited consolidated statements of net income and other comprehensive income, cash flows and changes in equity of the Issuer for such quarterly fiscal period and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter; and

(ii)	an associated “Management’s Discussion and Analysis” prepared on a basis substantially consistent with the “Management’s Discussion and Analysis” prepared by or on behalf of the Issuer under the requirements of National Instrument 51-102 or prepared in accordance with Item 303 of Regulation S-K under the Securities Exchange Act of 1934 of the United States of America, as amended from time to time; and

(b)	within 120 days after the end of each fiscal year of the Issuer, copies of:

(i)	an audited consolidated statement of financial position of the Issuer as at the end of such year and audited consolidated statements of net income and other comprehensive income, cash flows and changes in equity of the Issuer for such fiscal year, together with a report of the Issuer’s auditors thereon; and

(ii)	an associated “Management’s Discussion and Analysis” prepared on a basis substantially consistent with the “Annual Management’s Discussion and Analysis” prepared by or on behalf of the Issuer under the requirements of National Instrument 51-102 or prepared in accordance with Item 303 of Regulation S-K under the Securities Exchange Act of 1934 of the United States of America, as amended from time to time;

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in the case of each of the Sections 6.5(a)(i) and 6.5(b)(i) prepared in accordance with IFRS. The reports referred to in Sections 6.5(a)(i) and 6.5(b)(i) are collectively referred to as the “Financial Reports.”

(c)	The Issuer will, if requested by the Trustee in writing on or prior to the date on which such Financial Report is delivered to the Trustee, within 15 Business Days after providing to the Trustee any Financial Report, hold a conference call to discuss such Financial Report and the results of operations for the applicable reporting period. The Issuer will also maintain a website to which Holders, prospective investors and securities analysts are given access, on which not later than the date by which the Financial Reports are required to be provided to the trustee pursuant to the immediately preceding paragraph, the Issuer (i) makes available such Financial Reports and (ii) provides details about how to access on a toll-free basis the quarterly conference calls described above.

(d)	Notwithstanding the foregoing paragraphs, at any time that the Issuer remains a “reporting issuer” (or its equivalent) in any province or territory of Canada, (i) all Financial Reports will be deemed to have been provided to the Trustee and the Holders once filed on SEDAR or any successor system thereto, (ii) the Issuer will not be required to maintain a website on which it makes such Financial Reports available, and (iii) if the Issuer holds a quarterly conference call for its equity holders within 15 Business Days of filing a Financial Report on SEDAR or any successor system thereto, Holders shall be permitted to attend such conference call.

6.6	Designation of Restricted and Unrestricted Subsidiaries

(a)	The Board of Directors of the Issuer may designate any Subsidiary to be an Unrestricted Subsidiary; provided that:

(i)	any Guarantee by the Issuer or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 6.9;

(ii)	the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Issuer or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will, unless it otherwise constitutes a Permitted Investment, be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under Section 6.8;

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(iii)	such Subsidiary does not hold any Liens on any property of the Issuer or any Restricted Subsidiary thereof;

(iv)	the Subsidiary being so designated:

(A)	is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests;

(B)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(C)	is not a party to any agreement or understanding with the Issuer or any of its Restricted Subsidiaries unless the terms of any such agreement would be permitted under Section 6.13; and

(v)	no Default or Event of Default would be in existence following such designation.

(b)	Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in subclauses (i), (ii) or (iii) of clause (a) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Issuer will be in default under this Indenture.

(c)	The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)	such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is not prohibited under the covenant described under Section 6.9;

(ii)	all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under Section 6.8 provided that such outstanding Investments shall be valued at the lesser of (A) the Fair Market Value of such Investments measured on the date of such designation and (B) the Fair Market Value of such Investments measured at the time each such Investment was made by such Unrestricted Subsidiary;

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(iii)	all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 6.7; and

(iv)	no Default or Event of Default would be in existence following such designation.

(d)	The Board of Directors of the Issuer may not designate any Subsidiary to be an Unrestricted Subsidiary if, following such designation, the Restricted Subsidiaries would make up less than 85% of the Consolidated Net Tangible Assets of the Issuer and its Subsidiaries as of the Issue Date.

6.7	Liens

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any nature whatsoever upon any asset or property now owned or hereafter acquired, except Permitted Liens, unless (in the case of any Lien other than relating to the Collateral) contemporaneously with the Incurrence of such Lien that is not a Permitted Lien, all payments due under this Indenture and the Notes are secured on a pari passu basis with such Lien.

6.8	Restricted Payments

(a)	Subject to Section 6.8(b), the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)	declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, consolidation or amalgamation of the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (A) payable in Equity Interests (other than Disqualified Stock) of the Issuer or a Restricted Subsidiary or (B) to the Issuer or a Restricted Subsidiary of the Issuer);

(ii)	purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer held by Persons other than any of the Issuer’s Restricted Subsidiaries; provided, however, that the Issuer may from time to time purchase, redeem or otherwise acquire or retire for value Equity Interests of the Issuer that are required or permitted by a Taxing Authority or other governmental or licensing authority;

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(iii)	make any payment on or with respect to, or convert, purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness or unsecured Indebtedness (other than intercompany Indebtedness permitted under Section 6.9(b)(ix)), except: (A) a payment of scheduled interest or payment of principal at the Stated Maturity thereof or (B) the conversion, purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(iv)	make any Restricted Investment;

(all such payments and other actions set forth in Sections 6.8(a)(i) through 6.8(a)(iv) above are collectively referred to as “Restricted Payments”).

(b)	Section 6.8(a) will not prohibit, so long as, in the case of Sections 6.8(b)(i,), 6.8(b)(iii), 6.8(b)(vii), 6.8(b)(viii), 6.8(b)(xii), and 6.8(b)(xiii), no Event of Default has occurred and is continuing or would be caused thereby:

(i)	the payment of any dividend or similar distribution by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(ii)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an Unrestricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock), including cash proceeds received from an exercise or warrants or options, or from the substantially concurrent contribution (other than by a Subsidiary of the Issuer) of capital to the Issuer in respect of its Equity Interests (other than Disqualified Stock);

(iii)	the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness;

(iv)	Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests (other than Disqualified Stock) of the Issuer;

(v)	the repurchase, redemption or other acquisition or retirement of Equity Interests deemed to occur upon the exercise or exchange of stock options, warrants or other similar rights to the extent such Equity Interests represent a portion of the exercise or exchange price of those stock options, warrants or other similar rights;

(vi)	payments made to Bridging upon the repurchase, redemption or other acquisition for retirement of Notes in satisfaction of its obligations under the Bridging Put Agreement;

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(vii)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer held by any current or former officer, director or employee (or any of their respective heirs or estates or permitted transferees) of the Issuer or any Restricted Subsidiary of the Issuer pursuant to any employee equity subscription agreement, stock option agreement, stock matching program, stockholders’ agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year will not exceed $20 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year only);

(viii)	dividends on Disqualified Stock issued in compliance with Section 6.9 to the extent such dividends are included in the definition of Consolidated Fixed Charges with respect to the Issuer;

(ix)	the payment of cash in lieu of fractional Equity Interests in connection with stock dividends, splits or business combinations or the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any of its Restricted Subsidiaries that are not derivative securities;

(x)	payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions of Section 10.1;

(xi)	the repurchase, redemption or other acquisition or retirement for value of any Indebtedness pursuant to provisions in documentation governing such Indebtedness similar to those described in Section 6.15 or Section 6.16, provided that, prior to such repurchase, redemption or other acquisition or retirement, the Issuer (or a third party to the extent permitted by this Indenture) shall have made a Change of Control Offer or Asset Sale Offer with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

(xii)	dividends or distributions or other Restricted Payments, directly or indirectly from the Issuer or any Subsidiary to its direct or indirect parent, and from the Issuer or a Restricted Subsidiary to its direct or indirect parents, in an amount sufficient to permit the Issuer or any Restricted Subsidiary to pay Tax Distributions; and

(xiii)	Restricted Payments not otherwise permitted under items (i) through (xii) above in an aggregate amount at any one time outstanding not to exceed the greater of (A) $60 million and (B) the amount equal to 0.3 multiplied by the aggregate amount of Consolidated EBITDA for the most recently completed twelve fiscal months of the Issuer for which the internal financial statements are available immediately preceding the date on which such Restricted Payment is made.

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(c)	In determining whether any Restricted Payment (or a portion thereof) is permitted by the foregoing paragraphs (a) or (b) of this Section 6.8, the Issuer may allocate or reallocate all or any portion of such Restricted Payment among the clauses of paragraph (a) or (b) of this Section 6.8, provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would not be prohibited under the various provisions of the foregoing covenant.

(d)	The amount of all Restricted Payments will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities (other than cash or Cash Equivalents) that are required to be valued by this covenant will be determined, in the case of amounts under $50 million, pursuant to an Officers’ Certificate delivered to the Trustee and, in the case of amounts over $50 million, by the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution that will be delivered to the Trustee.

6.9	Incurrence of Indebtedness

(a)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt); provided, however, that the Issuer or any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Debt) if all of the below are satisfied:

(i)	if the Consolidated Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.0:1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period;

(ii)	if immediately following the Incurrence of such Indebtedness the ratio of (i) Consolidated Indebtedness, to (ii) Consolidated EBITDA, does not exceed 4.0:1.0;

(iii)	after September 30, 2021, if immediately following the Incurrence of such Indebtedness the ratio of (i) Consolidated Indebtedness, to (ii) Enterprise Value is not greater than 0.3:1.0; and

(iv)	no Default or Event of Default shall have occurred and be continuing.

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(b)	Notwithstanding the foregoing, Section 6.9(a) will not prohibit the Incurrence of any of the following (collectively, “Permitted Debt”):

(i)	the Incurrence of Attributable Debt or Indebtedness and obligations represented by Capital Lease Obligations or Purchase Money Obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, development or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this Section 6.9(b)(i), in an aggregate principal amount at any time outstanding not to exceed 3.0% of Consolidated Net Tangible Assets of the Issuer at any time outstanding;

(ii)	the Incurrence of Non-Recourse Debt;

(iii)	the Incurrence of Existing Indebtedness;

(iv)	the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the Guarantees, in each case, issued on the Issue Date;

(v)	the Incurrence by the Issuer or any Restricted Subsidiary of the Issuer of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 6.9(a) or Sections 6.9(b)(ii), 6.9(b)(iv), 6.9(b)(xii) or 6.9(b)(xiii);

(vi)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Issuer or any of its Restricted Subsidiaries; provided, however, that:

(A)	if the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or any Guarantee, in the case of a Guarantor;

(B)	such Indebtedness owed to the Issuer or any Guarantor must be unsubordinated obligations, unless the obligor under such Indebtedness is the Issuer or a Guarantor;

(C)	(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 6.9(b)(vi);

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(vii)	the Guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer that was permitted to be Incurred by another provision of this covenant;

(viii)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations for the purpose of managing risks in the ordinary course of business and not for speculative purposes;

(ix)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, and any Guarantees or letters of credit functioning as or supporting any of the foregoing, in each case provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(x)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within one year following such drawing or Incurrence;

(xi)	the Incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(xii)	any guarantee, indemnity, reimbursement or similar obligation or liability of the Issuer or any Restricted Subsidiary relating to the contractual or other obligations of any Subsidiary that is not otherwise prohibited by the Indenture and including, without limitation under (1) any lease agreement for a Permitted Business or (2) construction financing and/or tenant improvement allowances for a Permitted Business, in each case in the ordinary course of business and consistent with past practices;

(xiii)	the Incurrence (or continued Incurrence) by the Issuer or any of its Restricted Subsidiaries of First-Lien Indebtedness provided, however that at no time aggregate Indebtedness (other than Indebtedness under the Notes or Guarantees) secured by First-Priority Liens over the assets of the Issuer and any Restricted Subsidiary may exceed $300 million;

(xiv)	the Incurrence of Subordinated Debt;

(xv)	the Incurrence of Indebtedness Incurred by the Issuer or a Subsidiary in connection with the financing of any right, title and interest of the Issuer or any Subsidiary in or to real property; or

(xvi)	the Incurrence (or continued Incurrence) by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness not otherwise permitted under clause (i) through (xv) above in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance, defease, discharge or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed the greater of (a) $15 million or (b) the amount equal to 0.3 multiplied by the aggregate amount of Consolidated EBITDA for the most recently completed twelve fiscal months of the Issuer for which the internal financial statements are available immediately preceding the date on which such Indebtedness is Incurred.

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(c)	For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 6.9(b)(i) through (xvi) above, or is entitled to be Incurred or issued pursuant to Section 6.9(a), the Issuer will be permitted to divide and classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this Section 6.9. In addition, any Indebtedness originally divided or classified as Incurred pursuant to Section 6.9(b)(i) through (xii) above or pursuant to Section 6.9(a) may later be re-divided or reclassified by the Issuer such that it will be deemed as having been Incurred pursuant to another of such clauses or such paragraph; provided that such re-divided or reclassified Indebtedness could be Incurred pursuant to such new clause or such paragraph at the time of such re-division or reclassification. Notwithstanding the foregoing, Indebtedness outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided pursuant to Sections 6.9(b)(i) or (iii). Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in such determination.

(d)	Notwithstanding any other provision of this covenant and for the avoidance of doubt, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or increases in the value of property securing Indebtedness which occur subsequent to the date that such Indebtedness was Incurred as permitted by this covenant.

6.10	Maintenance of Consolidated Indebtedness to Enterprise Value Ratio

After September 30, 2021 and for so long as any Notes remain outstanding, the Issuer shall maintain at all times a ratio of Consolidated Indebtedness to Enterprise Value of not more than 0.3:1.0.

6.11	Payments for Consents

The Issuer will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder or Beneficial Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders or Beneficial Holders that consent, waive or agree to amend in the time frame set for the in the solicitation documents relating to such consent, waiver or agreement.

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6.12	Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

(a)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Issuer or any of its Restricted Subsidiaries or pay any liabilities owed to the Issuer or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on any other Capital Stock shall not be deemed a restriction on the ability to pay any dividends or make any other distributions);

(ii)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(iii)	transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)	Section 6.12(a) will not apply to encumbrances:

(i)	existing under, by reason of or with respect to any Existing Indebtedness, Capital Stock or any other agreements or instruments in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the Issuer, not materially more restrictive, taken as a whole, than those contained in the Existing Indebtedness, Capital Stock or such other agreements or instruments, as the case may be, as in effect on the Issue Date;

(ii)	under agreements governing other Indebtedness permitted to be Incurred under Section 6.9 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements if either the encumbrance or restriction (A) applies only in the event of a Payment Default or a default with respect to a financial covenant in such Indebtedness or agreement or (B) will not, in the reasonable good faith judgement of the Chief Executive Officer and the Chief Financial Officer of the Issuer, materially affect the Issuer’s ability to make principal or interest payments on the Notes;

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(iii)	set forth in this Indenture, the Notes and the Guarantees or contained in any other instrument relating to any such Indebtedness so long as the Issuer’s Board of Directors determines that such encumbrances or restrictions are not materially more restrictive in the aggregate than those contained in this Indenture;

(iv)	existing under, by reason of or with respect to applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(v)	with respect to any Person or the property or assets of a Person acquired by the Issuer or any of its Restricted Subsidiaries existing at the time of such acquisition and not Incurred in connection with, or in contemplation of, such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the Issuer, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(vi)	in the case of a transfer contemplated under Section 6.12(a)(iii):

(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture;

(C)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations, in each case which impose restrictions on the property so acquired;

(D)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Issuer’s Board of Directors or in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(E)	any instrument governing secured Indebtedness to the extent such restriction only affects the property that secures such Indebtedness pursuant to the Indebtedness Incurred and Liens granted in compliance with this Indenture; or

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(F)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;

(vii)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions, loans or advances by that Restricted Subsidiary or transfers of such Capital Stock, property or assets pending such sale or other disposition;

(viii)	contained in Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness do not add any restriction that is prohibited by Sections 6.12(a)(i) through (iii) and otherwise are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix)	pursuant to Liens permitted to be Incurred under Section 6.7 that limit the right of the debtor to dispose of the assets subject to such Liens;

(x)	contained in agreements entered into in connection with Hedging Obligations permitted from time to time under this Indenture;

(xi)	existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; and

(xii)	with respect to an Unrestricted Subsidiary of the Issuer pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any Restricted Subsidiary thereof other than the assets and property so acquired.

6.13	Transactions with Affiliates

(a)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million for any Affiliate Transaction or series of related Affiliate Transactions, unless:

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(i)	such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction, taken as a whole, by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer and is approved by a majority of disinterested directors; and

(ii)	the Issuer delivers to the Trustee:

(A)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; and

(B)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an Officer’s Certificate certifying that, in the good faith determination of the certifying officers, such Affiliate Transaction has undergone an appraisal by a third party which has been approved by a majority of the disinterested directors of the Board of Directors of the Issuer.

(b)	The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 6.13(a):

(i)	transactions between or among the Issuer and/or its Restricted Subsidiaries or between or among Restricted Subsidiaries;

(ii)	payment of reasonable and/or customary fees to, and reasonable and/or customary indemnification and similar payments to officers, directors, employees or consultants of the Issuer and its Subsidiaries;

(iii)	any Permitted Investments or Restricted Payments that are permitted under Section 6.8;

(iv)	any issuance of Equity Interests (other than Disqualified Stock) of the Issuer, or receipt of any capital contribution from any Affiliate of the Issuer;

(v)	transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(vi)	transactions pursuant to agreements or arrangements in effect on the Issue Date and described in the Public Disclosure Documents, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to, or restrictive on, the Issuer and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

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(vii)	any employment, consulting, service or termination agreement, employee benefit plan or arrangement, reasonable and/or customary indemnification arrangements or any similar agreement, plan or arrangement, entered into by the Issuer or any of its Restricted Subsidiaries with officers, directors, consultants or employees of the Issuer or any of its Restricted Subsidiaries and the payment of compensation or benefits to officers, directors, consultants and employees of the Issuer or any of its Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), and any payments, indemnities or other transactions permitted or required by law, statutory provisions or any of the foregoing agreements, plans or arrangements; so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of the Issuer;

(viii)	transactions permitted by, and complying with, Section 10.1;

(ix)	transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Issuer or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(x)	any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Issuer or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Holders of the Notes in any material respect, than the applicable agreement as in effect on the date of such acquisition, merger or consolidation;

(xi)	payments to an Affiliate in respect of the Notes or any other Indebtedness of the Issuer or any of its Restricted Subsidiaries on the same basis as concurrent payments are made or offered to be made in respect thereof to non-Affiliates or on a basis more favorable to such non-Affiliate;

(xii)	any guarantee, indemnity, reimbursement or similar obligation or liability of the Issuer or any Restricted Subsidiary relating to the obligations of any Subsidiary under (1) any lease agreement for a Permitted Business; or (2) construction financing and/or tenant improvement allowances for a Permitted Business, in each case, in the ordinary course of business and consistent with past practices; or

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(xiii)	transactions with customers, clients, joint ventures, joint venture partners, suppliers, or purchasers or sellers of goods or services that are Affiliates of the Issuer, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, provided that in the reasonable determination of the Board of Directors of the Issuer, such transactions are on terms not less favorable to the Issuer or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer.

6.14	Business Activities

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

6.15	Repurchase at the Option of Holders – Change of Control

(a)	If a Change of Control occurs, the Issuer will be required to make an offer to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date” which date will be no earlier than the date of such Change of Control).

(b)	No later than 45 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control, offer to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is mailed and describe the procedures, as required by this Indenture, that Holders must follow in order to tender Notes (or portions thereof) for payment and withdraw an election to tender Notes (or portion thereof) for payment. Notwithstanding anything to the contrary herein, a Change of Control Offer by the Issuer, or by any third party making a Change of Control Offer in lieu of the Issuer as described below, may be made in advance of a Change of Control, conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(c)	The Issuer will comply with the requirements of any Applicable Securities Legislation to the extent such requirements are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any Applicable Securities Legislation conflict with the Change of Control provisions of this Indenture, or compliance with the Change of Control provisions of this Indenture would constitute a violation of any such laws or regulations, the Issuer will comply with the Applicable Securities Legislation and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

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(d)	On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)	On the Change of Control Payment Date, the Paying Agent will promptly wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

(f)	The Issuer will advise the Trustee and the Holders of the Notes of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(g)	If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(h)	If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party, as the case may be, will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem or purchase, as applicable, all Notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the Redemption Date.

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(i)	The provisions of Section 6.15 that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(j)	Except as described in Section 6.15, the Holders on Notes shall not be permitted to require that the Issuer repurchase or redeem any Notes in the event of a takeover, recapitalization, privatization or similar transaction. In addition, Holders of Notes are not entitled to require the Issuer to purchase their Notes in circumstances involving a significant change in the composition of the Board of Directors of the Issuer.

(k)	Notwithstanding anything to the contrary in this Section 6.15, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if:

(i)	a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer; or

(ii)	a Redemption Notice has been given pursuant to Section 3.7, unless and until there is a default in payment of the applicable Redemption Price.

6.16	Repurchase at the Option of Holders – Asset Sales

(a)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)	the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration in respect of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)	at least 50% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A)	any liabilities, as shown on the Issuer’s or such Restricted Subsidiary’s most recently available annual or quarterly balance sheet, of the Issuer or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or similar agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(B)	any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary in such Asset Sale that are converted within 365 days by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

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(C)	any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale, having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) (without giving effect to subsequent changes in value that is at the time outstanding), not to exceed 20% of the Consolidated Net Tangible Assets of the Issuer measured at the time the determination is made.

(b)	Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or its Restricted Subsidiaries may apply an amount equal to such Net Proceeds to, at its option, any combination of the following purposes:

(i)	to permanently repay, prepay, redeem, purchase or repurchase Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien and, if the Indebtedness so repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto; or

(ii)	to reinvest in new assets and make any capital expenditure in or that is used or useful in a Permitted Business or to purchase Replacement Assets (or enter into a binding agreement to make such capital expenditure or to purchase such Replacement Assets), provided that (A) such capital expenditure or purchase is consummated within the later of (x) 365 days after the receipt of the Net Proceeds from the related Asset Sale and (y) 180 days after the date of such binding agreement and (B) if such capital expenditure or purchase is not consummated within the period set forth in subclause (A) of this Section 6.16(b)(ii) the amount not so applied will be deemed to be Excess Proceeds (as defined below).

(c)	Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(d)	An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute “Excess Proceeds.” If on any date, the aggregate amount of Excess Proceeds exceeds $5.0 million, then within ten Business Days after such date, the Issuer will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other First-Lien Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with proceeds of sale of assets, to purchase the maximum principal amount of Notes and such other First-Lien Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase and will be payable in cash. The Issuer may satisfy the foregoing obligation with respect to such Excess Proceeds from an Asset Sale by making an Asset Sale Offer in advance of being required to do so by this Indenture (an “Advance Offer”) with respect to all or part of the available Excess Proceeds (the “Advance Portion”). If any Excess Proceeds remain unapplied after the consummation of an Asset Sale Offer, the Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture, provided that pending any such application, the proceeds of the Asset Sale, whether assets, property or cash, are subject to a Lien under the Security Documents. If the aggregate principal amount of Notes and other First-Lien Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Issuer or the respective agent for such other First-Lien Indebtedness shall select such other First-Lien Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or in integral multiples of $1,000 in excess thereof, shall be purchased. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the Advance Portion shall be excluded in subsequent calculations of Excess Proceeds.

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(e)	Notwithstanding the foregoing, so long as any Notes remain outstanding, the Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale that would constitute a sale, assignment, lease, transfer, conveyance or other disposition of any Material Assets.

(f)	Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by Section 6.15 and/or Section 10.1, and not by the provisions of this Section 6.16.

(g)	If the Asset Sale Offer purchase date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(h)	Within five Business Days after the Issuer is obligated to make an Asset Sale Offer as described in the preceding paragraphs, the Issuer will deliver a written notice to the Holders, accompanied by such information regarding the Issuer and its Affiliates as the Issuer in good faith believes will enable such Holders to make an informed decision with respect to such Asset Sale Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is delivered.

(i)	Without limiting the foregoing:

(i)	any Holder may decline any offer of prepayment pursuant to this Section 6.16; and

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(ii)	the failure of any such Holder to accept or decline any such offer of prepayment shall be deemed to be an election by such Holder to decline such prepayment.

(j)	The Issuer will comply with the requirements of any Applicable Securities Legislation to the extent such requirements are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any Applicable Securities Legislation conflict with the Asset Sale provisions of this Indenture, or compliance with the Asset Sale provisions of this Indenture would constitute a violation of Applicable Securities Legislation, the Issuer will comply with the Applicable Securities Legislation and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

6.17	Payments for Consent

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder or Beneficial Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders or Beneficial Holders that consent, waive or agree to amend in the time frame set for the in the solicitation documents relating to such consent, waiver or agreement.

6.18	Suspension of Covenants

(a)	If on any date following the Issue Date:

(i)	the Notes receive an Investment Grade Rating from 50% or more of the Designated Rating Organizations that have provided ratings of the Notes (“Investment Grade Status”); and

(ii)	no Default or Event of Default shall have occurred and be continuing on such date,

then beginning on that day and continuing until such time, if any, at which the Notes cease to have Investment Grade Status (such period, the “Suspension Period”), the Sections listed below (the “Suspended Covenants”) will no longer be applicable to the Notes and any related default provisions of this Indenture will cease to be effective and will not be applicable to the Issuer and its Restricted Subsidiaries:

(A)	Section 6.8;

(B)	Section 6.9;

(C)	Section 6.10;

(D)	Section 6.12;

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(E)	Section 6.13;

(F)	Section 6.16; and

(G)	Section 10.1(a)(C).

(b)	If at any time the Notes cease to have Investment Grade Status, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture with respect to future events for the benefit of the Notes (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes again achieve Investment Grade Status and no Default or Event of Default shall have occurred and be continuing on such date (in which event the Suspended Covenants shall no longer be in effect unless and until the Notes cease to have such Investment Grade Status). Such Suspended Covenants will not, however, be of any effect with regard to the actions of the Issuer and its Restricted Subsidiaries properly taken during the continuance of the Suspension Period.

(c)	With respect to the Restricted Payments made after any Reversion Date, the amount of Restricted Payments will be calculated as though Section 6.8 had been in effect prior to, but not during, the Suspension Period. All Indebtedness Incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to 6.9(b)(iii). Any encumbrance or restriction of the type specified in Sections 6.12(a)(i), 6.12(a)(ii) and 6.12(a)(iii) entered into (or which the Issuer or any Restricted Subsidiary become legally obligated to enter into) during the Suspension Period will be deemed to have been in effect on the Issue Date so that they are permitted under Section 6.12(b)(i). Any contract, agreement, loan, advance or Guarantee with or for the benefit of any Affiliate of the Issuer entered into (or which the Issuer or any Restricted Subsidiary became legally obligated to enter into) during the Suspension Period will be deemed to have been in effect on the Issue Date so that they are permitted under Section 6.13(b)(vi). Upon the occurrence of a Suspension Period, the amount of Excess Proceeds shall be reset at zero. During a Suspension Period, the Issuer may not designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries.

(d)	Notwithstanding that the Suspended Covenants may be reinstated, and notwithstanding anything else contained herein:

(i)	no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or on the Reversion Date) or after the Suspension Period based solely on events that occurred during the Suspension Period; and

(ii)	neither (a) the continued existence, after the Reversion Date, of facts or circumstances or obligations that were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in this Indenture or cause a Default or Event of Default thereunder; provided that (1) the Issuer and its Restricted Subsidiaries did not Incur or otherwise cause such facts or circumstances or obligations to exist in anticipation of the Notes ceasing to have Investment Grade Status and (2) the Issuer reasonably expected that such Incurrence or actions would not result in such ceasing.

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(e)	The Issuer shall notify the Trustee that the conditions set forth in Section 6.18(a) have been satisfied; provided that such notification shall not be a condition for the suspension of the covenants set forth above to be effective. The Trustee shall be under no obligation to monitor the ratings of the Notes, determine whether the Notes achieve Investment Grade Status or notify the Holders that the conditions set forth in Section 6.18(a) have been satisfied.

6.19	Future Guarantees

(a)	The Issuer will cause (i) any Subsidiary acquired or created after the Issue Date and which is designated by the Issuer as a Restricted Subsidiary; and (ii) any Unrestricted Subsidiary that is subsequently designated as a Restricted Subsidiary, to execute and deliver to the Collateral Trustee a Guarantee.

(b)	The obligations of each Guarantor formed under the laws of the United States or any state thereof or the District of Columbia will be limited to the maximum amount that will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

(c)	Each Subsidiary that becomes a Guarantor on or after the Issue Date will also become a party to the applicable Security Documents and will, as promptly as practicable, execute and/or deliver such Security Documents, financing statements, certificates representing equity interests or other documentation or instruments evidencing or relating to pledged Collateral (together with any related stock powers, allonges or collateral assignments),certificates, and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date (but of no greater scope)) as may be necessary to provide to the Collateral Trustee a perfected First-Priority Lien (subject to Permitted Liens) in all of its Property that constitutes Collateral to secure its obligations under its Guarantee, and as may be necessary to have such Property added to the Collateral as required under the Indenture, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such Property to the same extent and with the same force and effect.

(d)	Guarantees and the corresponding First-Priority Lien against Collateral shall be released at such time as any Guarantor becomes an Unrestricted Subsidiary or ceases to be a Restricted Subsidiary or a Subsidiary of the Issuer.

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Article 7
DEFAULT AND ENFORCEMENT

7.1	Events of Default

Unless otherwise provided in a Supplemental Indenture relating to a particular series of Notes, an “Event of Default” means any one of the following events:

(a)	default for 30 days in the payment when due of interest on the Notes;

(b)	except contemplated in Section 7.1(d), default in payment when due of the principal of, or premium, if any, on the Notes (whether at maturity, upon redemption or upon a required repurchase) pursuant to its obligations under Sections 6.15 and 6.16);

(c)	failure by the Issuer to comply with its obligations under Section 10.1;

(d)	failure by the Issuer or any of the Restricted Subsidiaries, as applicable, for 30 days to comply with the provisions of Section 6.15 or Section 6.16 to the extent not described in Section 7.1(b);

(e)	failure by the Issuer or any of the Restricted Subsidiaries for 60 days (or 90 days in the case of a Reporting Failure) after written notice by the Trustee or Holders representing 51% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

(f)	event of default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that event of default:

(i)	is caused by a failure to make any payment on such Indebtedness when due and prior to the expiration of the grace period, if any, provided in such Indebtedness (a “Payment Default”); or

(ii)	results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default which remains outstanding or the maturity of which has been so accelerated for a period of 30 days or more, aggregates $50.0 million or more, provided that if any such Payment Default is cured or waived or any such acceleration is rescinded, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgement or decree;

(g)	failure by the Issuer or any of its Restricted Subsidiaries to pay final non-appealable judgments (to the extent such judgments are not paid or covered by in-force insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $30 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(h)	except as permitted by this Indenture, any Guarantee of a Significant Subsidiary of the Issuer is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Guarantee;

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(i)	the Issuer or any Restricted Subsidiary that is a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case or proceeding;

(ii)	applies for or consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)	applies for or consents to the appointment of a custodian of it or for all or substantially all of its assets; or

(iv)	makes a general assignment for the benefit of its creditors;

(j)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case or proceeding;

(ii)	appoints a custodian of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a custodian for all or substantially all of the assets of the Issuer or any Restricted Subsidiary; or

(iii)	orders the liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days and, in the case of the insolvency of a Restricted Subsidiary that is a Significant Subsidiary, such Restricted Subsidiary remains a Restricted Subsidiary on such 60th day;

(k)	the commitment of an event of default under a material agreement of the Issuer or any Restricted Subsidiaries (after the expiry of any grace period or cure period provided by such material agreement, applicable law or regulations)

(l)	if the Security Documents shall for any reason (other than pursuant to the terms thereof) cease or fail to create a valid, enforceable and perfected Lien in favour of the Collateral Trustee on any material portion of the Collateral purported to be covered thereby and the Issuer or the applicable Guarantor fails to take any action required to provide the Collateral Trustee with a valid, enforceable and perfected Lien against such Collateral within five (5) days of request therefor by the Collateral Trustee or the Trustee, acting reasonably; and

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(m)	either

(i)	any default under the material terms of any Material Permit held by a Restricted Subsidiary (after the expiry of any grace period or cure period provided by applicable law or regulations) if such default has a Material Adverse Effect, or

(ii)	any agreement by the Issuer or a Restricted Subsidiary to surrender or terminate any Material Permit prior to the expiry date set out in the applicable Material Permit,

in either case, unless such Material Permit either (a) in the good faith judgement of the Board of Directors of the holder of such Material Permit, such Material Permit is no longer material for the business; or (b) is replaced within ninety (90) days by a substantially similar Material Permit on terms and conditions no more onerous or restrictive than the Material Permit forfeited or terminated under subsections (i) or (ii) or such Material Permit is to be renewed or replaced by the applicable regulatory authority in accordance with applicable law.

For greater certainty, for the purposes of this Section 7.1, an Event of Default shall occur with respect to a series of Notes if such Event of Default relates to a Default in the payment of principal, premium (if any), or interest on such series of Notes, in which case references to “Notes” in this Section 7.1 shall refer to Notes of that particular series.

For the purposes of this Article 7, where the Event of Default refers to an Event of Default with respect to a particular series of Notes as described in this Section 7.1, then this Article 7 shall apply mutatis mutandis to the Notes of such series and references in this Article 7 to the “Notes” shall be deemed to be references to Notes of such particular series, as applicable.

7.2	Acceleration of Maturity; Rescission, Annulment and Waiver

(a)	If an Event of Default (other than as specified in Section 7.1(i) or 7.1(j)) occurs and is continuing, the Trustee or the Holders of not less than 51% in aggregate principal amount of the outstanding Notes may, and the Trustee at the request of such Holders shall, declare by notice in writing to the Issuer and (if given by the Holders) to the Trustee, the principal of (and premium, if any) and accrued and unpaid interest to the date of acceleration on, all of the outstanding Notes immediately due and payable and, upon any such declaration, all such amounts will become due and payable immediately.

If an Event of Default specified in Section 7.1(i) or 7.1(j) occurs and is continuing, then the principal of (and premium, if any) and accrued and unpaid interest on all of the outstanding Notes will thereupon become and be immediately due and payable without any declaration, notice or other action on the part of the Trustee or any Holder. However, the effect of such provision may be limited by applicable laws.

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(b)	The Issuer shall deliver to the Trustee, within 10 days after the occurrence thereof, notice of any Payment Default or acceleration referred to in Section 7.1(f)(ii). In addition, for the avoidance of doubt, if an Event of Default specified in Section 7.1(b) occurs in relation to a failure by the Issuer to comply with the provisions of Section 6.15, “premium” shall include, without duplication to any other amounts included in “premium” for these purposes, the excess of:

(i)	the Change of Control Payment that was required to be offered in accordance with Section 6.15, in the event such offer was not made, or, in the event such offer was made, the Change of Control Payment that was required to be paid in accordance with Section 6.15; over

(ii)	the principal amount of the Notes that were required to be subject to such offer or payment, as applicable.

(c)	At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee:

(i)	the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes, by written notice to the Issuer, the Holders and the Trustee, may rescind and annul such declaration and its consequences if:

(A)	all existing Events of Default, other than the non-payment of amounts of principal of (and premium, if any) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(B)	such rescission would not conflict with any judgment or decree of a court of competent jurisdiction,

provided that if the Event of Default has occurred by reason of the non-observance or non-performance by the Issuer of any covenant applicable only to one or more series of Notes, then the Holders of a majority of the principal amount of the outstanding Notes of that series shall be entitled to exercise the foregoing power of rescission and the Trustee shall so act and it shall not be necessary to obtain a waiver from the Holders of any other series of Notes; and

(ii)	the Trustee, so long as it has not become bound to declare the principal and interest on the Notes (or any of them) to be due and payable, or to obtain or enforce payment of the same, shall have the power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to rescind and annul such declaration and its consequences, provided that no such rescission shall affect any subsequent Default or impair any right consequent thereon.

(d)	Notwithstanding Section 7.2(a), in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 7.1(f) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Issuer and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30 day period which has not been cured or waived during such period.

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(e)	The Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default in the payment of interest on, or principal (or premium, if any) of, Notes; provided that if the Default or Event of Default has occurred by reason of the non-observance or non-performance by the Issuer of any covenant applicable only to one or more series of Notes, then the Holders of a majority of the principal amount of the outstanding Notes of such series shall be entitled to waive such Default or Event of Default and it shall not be necessary to obtain a waiver from the Holders of any other series of Notes.

7.3	Collection of Indebtedness and Suits for Enforcement by Trustee

(a)	The Issuer covenants that if:

(i)	Default is made in the payment of any instalment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(ii)	Default is made in the payment of the principal of (or premium, if any on) any Note at the Maturity thereof and such default continues for a period of three Business Days,

the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue instalment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b)	If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor (including the Guarantors, if any) upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

(c)	If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

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(d)	If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

7.4	Trustee May File Proofs of Claim

(a)	In case of any pending receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer and its debts or any other obligor upon the Notes (including the Guarantors, if any), and their debts or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal (and premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)	to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(ii)	to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

(b)	Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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7.5	Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the rateable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

7.6	Application of Monies by Trustee

(a)	Except as herein otherwise expressly provided, any money collected by the Trustee pursuant to this Article 7 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(i)	first, in payment or in reimbursement to the Trustee of its reasonable compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)	second, but subject as hereinafter in this Section 7.6 provided, in payment, rateably and proportionately to the Holders, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by a resolution of the Holders in accordance with Article 12 and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to the Issuer or its assigns and/or the Guarantors, as the case may be;

provided, however, that no payment shall be made pursuant to Section 7.6(a)(ii) above in respect of the principal, premium or interest on any Notes held, directly or indirectly, by or for the benefit of the Issuer or any Subsidiary of the Issuer (other than any Notes pledged for value and in good faith to a Person other than the Issuer or any Subsidiary of the Issuer but only to the extent of such Person’s interest therein), except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Notes which are not so held.

(b)	The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in Section 7.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Notes of each applicable series, but it may retain the money so received by it and invest or deposit the same as provided in Section 11.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment or distribution hereunder.

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7.7	No Suits by Holders

Except to enforce payment of the principal of, and premium (if any) or interest on any Note (after giving effect to any applicable grace period specified therefor in Section 7.1(a) and 7.1(b)), no Holder shall have any right to institute any action, suit or proceeding at law or in equity with respect to this Indenture or for the appointment of a liquidator, trustee or receiver or for a receiving order under any Bankruptcy Laws or to have the Issuer or any Guarantor wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

(a)	the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b)	the Holder or Holders of at least 66⅔% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)	such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)	during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and rateable benefit of all the Holders.

7.8	Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, a Holder shall have the right, which is absolute and unconditional, to receive payment, as provided herein of the principal of (and premium, if any) and interest on the Notes held by such Holder on the applicable Maturity date and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

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7.9	Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors (if any), the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

7.10	Rights and Remedies Cumulative

Except as otherwise expressly provided herein, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

7.11	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

7.12	Control by Holders

Subject to Section 11.3, the Holders of not less than a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(a)	such direction shall not be in conflict with any rule of law or with this Indenture;

(b)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

(c)	nothing herein shall require the Trustee to take any action under this Indenture or any direction from Holders which might in its reasonable judgment involve any expense or any financial or other liability unless the Trustee shall be furnished with indemnification acceptable to it, acting reasonably, including the advance of funds sufficient in the judgment of the Trustee to satisfy such liability, costs and expenses; and

(d)	the Trustee shall have the right to not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting. For certainty, no Holder shall have any right of action whatsoever against the Trustee as a result of the Trustee acting or refraining from acting under the terms of this Indenture in accordance with the instructions from the Holders.

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7.13	Notice of Event of Default

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Holders in the manner provided in Section 14.2, provided that, notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the Holders of at least 51% of the principal amount of the Notes then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Holders and shall have so advised the Issuer in writing. Notwithstanding the foregoing, notice relating to a Default or Event of Default relating to the payment of principal or interest shall not in any circumstances be withheld.

7.14	Waiver of Stay or Extension Laws

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

7.15	Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

7.16	Judgment Against the Issuer

The Issuer covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Holders, judgment may be rendered against it in favour of the Holders or in favour of the Trustee, as trustee for the Holders, for any amount which may remain due in respect of the Notes of any series and premium (if any) and the interest thereon and any other monies owing hereunder.

7.17	Immunity of Officers and Others

The Holders, the Beneficial Holders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director, employee, consultant, contractor, incorporator, member, manager, partner or holder of Capital Stock of the Issuer and of any Guarantor or of any successor for the payment of the principal of or premium or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Issuer contained herein or in the Notes. Each Holder and Beneficial Holder, by accepting its interest in Notes, waives and releases all such claims against, and liability of, such Persons. The waiver and release provided for in this Section 7.17 are part of the consideration for issuance of the Notes.

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7.18	Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 14.2 by the Trustee to the Holders of Notes of any series of any payment to be made under this Article 7. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Holders of Notes of the affected series will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the relevant Notes, after deduction of the respective amounts payable in respect thereof on the day so fixed.

7.19	Trustee May Demand Production of Notes

The Trustee shall have the right to demand production of the Notes of any series in respect of which any payment of principal, interest or premium (if any) required by this Article 7 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Issuer as the Trustee shall deem sufficient.

7.20	Statement by Officers

(a)	The Issuer shall deliver to the Trustee, within 120 days after the end of each of its fiscal years, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Issuer and the Restricted Subsidiaries with all conditions and covenants in this Indenture. For purposes of this Section 7.20(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)	Upon becoming aware of any Default or Event of Default, the Issuer shall promptly deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers’ Certificate, specifying such event, notice or other action giving rise to such Default or Event of Default and the action that the Issuer or Restricted Subsidiary, as applicable, is taking or proposes to take with respect thereto.

Article 8
DISCHARGE AND DEFEASANCE

8.1	Satisfaction and Discharge

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for herein), when

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(a)	either:

(i)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii)	all Notes that have not been delivered to the Trustee for cancellation have become due and payable, including by redemption, by reason of the mailing of a Redemption Notice or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of an investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(c)	such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(d)	the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(e)	the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 8.1(a)(ii), the provisions of Sections 8.7 and 8.8 will survive.

8.2	Option to Effect Discharge, Legal Defeasance or Covenant Defeasance

Unless this Section 8.2 is otherwise specified in any series of Notes or Supplemental Indenture providing for Notes of a series to be inapplicable to the Notes of such series, the Issuer may, at the option of the Board of Directors of the Issuer evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.3 or 8.4 applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

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8.3	Legal Defeasance and Discharge

(a)	Upon the Issuer’s exercise under Section 8.2 of the option applicable to this Section 8.3 in respect of the Notes of any series, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.5, be deemed to have been discharged from their Indenture Obligations, other than the provisions contemplated to survive as set forth below, with respect to all outstanding Notes of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) in respect of such series. For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series (including the Guarantees thereof), which shall thereafter be deemed to be “outstanding” only for the purposes of Sections 8.6 and 8.8 and the other Sections of this Indenture referred to in paragraphs (i) and (ii) below, and to have satisfied all their other obligations under such Notes and, to the extent applicable to such Notes, this Indenture and the Guarantees (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture;

(ii)	the Issuer’s obligations concerning issuing temporary Notes, mutilated, destroyed, lost, or stolen Notes and the maintenance of a register in respect of the Notes;

(iii)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(iv)	provisions of this Section 8.3.

(b)	Subject to compliance with Section 8.2, the Issuer may exercise its option under this Section 8.3 notwithstanding the prior exercise of its option under Section 8.4.

8.4	Covenant Defeasance

Unless this Section 8.4 is otherwise specified in any Note or Supplemental Indenture providing for Notes of a series to be inapplicable to the Notes of such series, upon the Issuer’s exercise under Section 8.2 of the option applicable to this Section 8.4, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.5, be released from each of their obligations under the covenants contained in Sections 6.2 (other than with respect to the Issuer), 6.3, 6.4 6.5, 6.7, 6.8, 6.9, 6.10, 6.13, 6.14, 6.15, 6.16, 7.20, 10.1(a)(ii)(C) and 13.1 (collectively, the “Defeased Covenants”) with respect to the outstanding Notes of any series on and after the date the conditions set forth in Section 8.5 are satisfied (hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders thereof (and the consequences of any thereof) in connection with the Defeased Covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of the applicable series, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any Defeased Covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default hereunder, but, except as specified above, the remainder of this Indenture, such Notes and the obligations of the Guarantors under their respective Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.2 of the option applicable to this Section 8.4, and subject to the satisfaction of the conditions set forth in Section 8.5, none of the events specified in Section 7.1 shall constitute a Default or Event of Default except for the events specified in Section 7.1(i) or 7.1(j).

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8.5	Conditions to Legal or Covenant Defeasance

(a)	In order to exercise either Legal Defeasance under Section 8.3 or Covenant Defeasance under Section 8.4 with respect to a series of Notes:

(i)	the Issuer must deposit or cause to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Notes an amount of cash or Government Securities as will, together with the income to accrue thereon and reinvestment thereof, be sufficient, in the opinion of an investment bank, appraisal firm, or firm of independent public accountants, to pay, satisfy and discharge the entire principal, interest, if any, premium, if any and any other sums due to the Stated Maturity or an optional Redemption Date of the Notes;

(ii)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowing);

(iii)	the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over its other creditors or with the intent of defeating, hindering, delaying, or defrauding any of its other creditors or others;

(iv)	the Issuer must deliver to the Trustee: an Opinion of Counsel or an advance tax ruling from the Canada Revenue Agency (or successor agency) and a ruling from the U.S. Internal Revenue Service to the effect that the Holders and Beneficial Holders of outstanding Notes will not recognize income, gain, or loss for (a) Canadian federal, provincial or territorial income or other tax purposes and (b) U.S. federal income tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and will be subject to Canadian Taxes and U.S federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred;

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(v)	the Issuer must satisfy the Trustee that it has paid, caused to be paid or made provisions for the payment of all applicable expenses of the Trustee;

(vi)	the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; and

(vii)	the Issuer must deliver to the Trustee an Officers’ Certificate stating that all conditions precedent set forth in Section 8.1 relating to the Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

8.6	Application of Trust Funds

(a)	Any funds or Government Securities deposited with the Trustee pursuant to Section 8.1 or 8.5 shall be (i) denominated in the currency or denomination of the Notes in respect of which such deposit is made, (ii) irrevocable (except as otherwise set out in this Indenture), and (iii) made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Notes being satisfied.

(b)	Subject to Section 8.7, any funds or Government Securities deposited with the Trustee pursuant to Section 8.1 or 8.5 in respect of Notes shall be held by the Trustee in trust and applied by it in accordance with the provisions of the applicable Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such funds or Government Securities has been deposited with the Trustee; provided that such funds or Government Securities need not be segregated from other funds or obligations except to the extent required by law.

(c)	If the Trustee is unable to apply any funds or Government Securities in accordance with the above provisions by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture (including the Guarantees as applicable) and the affected Notes shall be revived and reinstated as though no funds or Government Securities had been deposited pursuant to Section 8.1 and 8.5, as applicable, until such time as the Trustee is permitted to apply all funds or Government Securities in accordance with the above provisions, provided that if the Issuer or any Guarantor has made any payment in respect of principal of, premium, if any, or interest on Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Issuer and such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from funds or Government Securities held by the Trustee.

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8.7	Repayment to the Issuer

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any funds or Government Securities held by it as provided in Section 8.1 or 8.5 which, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer expressed in a written certification thereof, delivered to the Trustee (which may be the opinion delivered under Section 8.5(a)(iv)), are in excess of the amount thereof that would then be required to be deposited to fully satisfy the obligations of the Issuer under Section 8.1(a)(ii) or to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.8	Continuance of Rights, Duties and Obligations

(a)	Where trust funds or trust property have been deposited pursuant to Section 8.1 or 8.5, the Holders and the Issuer shall continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 3 and Article 5.

(b)	In the event that, after the deposit of trust funds or trust property pursuant to Section 8.1 or 8.5 in respect of a particular series of Notes, the Issuer is required to make an offer to purchase any outstanding Notes of such series pursuant to the terms hereof, the Issuer shall be entitled to use any trust funds or trust property deposited with the Trustee pursuant to Section 8.1 or 8.5 for the purpose of paying to any Holders of such Notes who have accepted any such offer of the total offer price payable in respect of an offer relating to any such Notes. Upon receipt of an Issuer Order, the Trustee shall be entitled to pay to such Holder from such trust funds or trust property deposited with the Trustee pursuant to Section 8.1 or 8.5 in respect of such Notes which is applicable to the Notes held by such Holders who have accepted any such offer of the Issuer (which amount shall be based on the applicable principal amount of the Notes held by accepting offerees in relation to the aggregate outstanding principal amount of all the Notes).

8.9	Release of Liens

(a)	The Liens on the Collateral will be released in whole with respect to the Notes and the Security Documents, as applicable, upon the occurrence of any of the following:

(i)	payment in full in cash of the Obligations;

(ii)	satisfaction and discharge of the Indenture; or

(iii)	legal defeasance or covenant defeasance as set forth under Sections 8.3 or 8.4 below,

provided that in each case, all amounts owing to the Trustee under the Indenture and the Notes and to the Collateral Trustee under the Security Documents have been paid or otherwise provided for to the reasonable satisfaction of the Trustee and the Collateral Trustee, as applicable.

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(b)	With respect to any asset constituting Collateral, the Liens on such Collateral will automatically be released upon the occurrence of any of the following:

(i)	in connection with any disposition of such Collateral to any Person other than the Issuer (but excluding any transaction subject to the covenant described under Section 10.1 if such other Person is required to become the obligor on the Notes) that is permitted and not prohibited by this Indenture; or

(ii)	upon the sale or disposition of such Collateral pursuant to the exercise of any rights and remedies by the Collateral Trustee with respect to any Collateral, subject to the Security Documents.

To the extent required by the Indenture (other than in relation to (ii) above), the Issuer will furnish to the Collateral Trustee, prior to each proposed release of Collateral the Indenture, an Officer’s Certificate and/or an opinion of counsel, each stating that all conditions to the release of the Liens on the Collateral have been satisfied.

Article 9
MEETINGS OF HOLDERS

9.1	Purpose, Effect and Convention of Meetings

(a)	Subject to Section 12.2, wherever in this Indenture a consent, waiver, notice, authorization or resolution of the Holders (or any of them) is required, a meeting may be convened in accordance with this Article 9 to consider and resolve whether such consent, waiver, notice, authorization or resolution should be approved by such Holders. A resolution passed by the affirmative votes of the Holders of at least a majority of the outstanding principal amount of the Notes represented and voting on a poll at a meeting of Holders duly convened for the purpose and held in accordance with the provisions of this Indenture shall constitute conclusively such consent, waiver, notice, authorization or resolution; except for those matters set out in Section 12.2, which shall require the consent of each Holder affected thereby as set out therein.

(b)	At any time and from time to time, the Trustee on behalf of the Issuer may and, on receipt of an Issuer Order or a Holders’ Request and upon being indemnified and funded for the costs thereof to the reasonable satisfaction of the Trustee by the Issuer or the Holders signing such Holders’ Request, will, convene a meeting of all Holders.

(c)	If the Trustee fails to convene a meeting after being duly requested as aforesaid (and indemnified and funded as aforesaid), the Issuer or such Holders may themselves convene such meeting and the notice calling such meeting may be signed by such Person as the Issuer or those Holders designate, as applicable. Every such meeting will be held in Vancouver, British Columbia or such other place as the Trustee may in any case determine or approve.

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9.2	Notice of Meetings

(a)	Not more than 60 days’ nor less than at least 21 days’ notice of any meeting of the Holders of Notes of any series or of all series then outstanding, as the case may be, shall be given to the Holders of Notes of such series or of all series of Notes then outstanding, as applicable, in the manner provided in Section 14.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it, and to the Issuer, unless such meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 9. The accidental omission to give notice of a meeting to any Holder shall not invalidate any resolution passed at any such meeting. A Holder may waive notice of a meeting either before or after the meeting.

(b)	If the business to be transacted at any meeting by resolution of Holder’s, or any action to be taken or power exercised by instrument in writing under Section 9.12, especially affects the rights of holders of Notes of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Notes of any other series are affected (determined as provided in Sections 9.2(c) and 9.2(d)), then:

(i)	a reference to such fact, indicating each series of Notes in the opinion of the Trustee (or the Person calling the meeting) so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)	the holders of Notes of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 9.12 unless in addition to compliance with the other provisions of this Article 9:

(A)	at such Serial Meeting: (I) there are Holders present in person or by proxy and representing at least 25% in principal amount of the Notes then outstanding of such series, subject to the provisions of this Article 9 as to quorum at adjourned meetings; and (II) the resolution is passed by such proportion of Holders of the principal amount of the Notes of such series then outstanding voted on the resolution as is required by Sections 12.1 or 12.2, as applicable; or

(B)	in the case of action taken or power exercised by instrument in writing under Section 9.12, such instrument is signed in one or more counterparts by such proportion of Holders of the principal amount of the Notes of such series then outstanding as is required by Sections 12.1 or 12.2, as applicable.

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(c)	Subject to Section 9.2(d), the determination as to whether any business to be transacted at a meeting of Holders, or any action to be taken or power to be exercised by instrument in writing under Section 9.12, especially affects the rights of the Holders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Holders of any other series (and is therefore an especially affected series) shall be determined by an Opinion of Counsel, which shall be binding on all Holders, the Trustee and the Issuer for all purposes hereof.

(d)	A proposal:

(i)	to extend the Maturity of Notes of any particular series or to reduce the principal amount thereof, the rate of interest or premium thereon;

(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Notes of a particular series are outstanding; or

(iii)	to reduce with respect to Holders of any particular series any percentage stated in this Section 9.2 or Sections 9.4 and 9.12;

shall be deemed to especially affect the rights of the Holders of such series in a manner differing in a material way from that in which it affects the rights of holders of Notes of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Notes of any or all other series.

9.3	Chair

Some individual, who need not be a Holder, nominated in writing by the Trustee shall be chair of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Holders present in person or by proxy shall choose some individual present to be chair.

9.4	Quorum

Subject to this Indenture, at any meeting of the Holders of Notes of any series or of all series then outstanding, as the case may be, a quorum shall consist of Holders present in person or by proxy and representing at least 25% of the principal amount of the outstanding Notes of the relevant series or all series then outstanding, as the case may be, and, if the meeting is a Serial Meeting, at least 25% of the Notes then outstanding of each especially affected series. If a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Holders or pursuant to a Holders’ Request, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Holders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Notes of the relevant series or all series then outstanding, as the case may be, or of the Notes then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

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9.5	Power to Adjourn

The chair of any meeting at which the requisite quorum of the Holders is present may, with the consent of the Holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6	Voting

On a poll each Holder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $1.00 principal amount of the Notes of the relevant series of Notes of which it is the Holder. A proxyholder need not be a Holder. In the case of joint registered Holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Notes of which they are joint Holders. Other than with respect to an amendment of the interest rate corresponding to the Unit Notes or Coupon Notes, both the Unit Notes and Coupon Notes shall be treated as one series for all voting matters.

9.7	Poll

A poll will be taken on every resolution submitted for approval at a meeting of Holders, in such manner as the chair directs, and the results of such polls shall be binding on all Holders of the relevant series. Every resolution, other than in respect of those matters set out in Section 12.2, will be decided by a majority of the votes cast on the poll for that resolution.

9.8	Proxies

A Holder may be present and vote at any meeting of Holders by an authorized representative. The Issuer (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Holders to be present and vote at any meeting without producing their Notes, and of enabling them to be present and vote at any such meeting by proxy and of depositing instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)	the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any individual signing on behalf of a Holder;

(b)	the deposit of instruments appointing proxies at such place as the Trustee, the Issuer or the Holder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

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(c)	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to the Issuer or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Holders and Persons whom Holders have by instrument in writing duly appointed as their proxies.

9.9	Persons Entitled to Attend Meetings

The Issuer and the Trustee, by their respective directors, officers and employees and the respective legal advisors of the Issuer, the Trustee or any Holder may attend any meeting of the Holders, but shall have no vote as such.

9.10	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Holders by resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or powers thereafter from time to time. No powers exercisable by resolution will derogate in any way from the rights of the Issuer pursuant to this Indenture.

9.11	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Issuer, and any such minutes as aforesaid, if signed by the chair of the meeting at which such resolutions were passed or proceedings had, or by the chair of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

9.12	Instruments in Writing

Any consent, waiver, notice, authorization or resolution of the Holders which may be given by resolution at a meeting of the Holders pursuant to this Article 9 may also be given by the Holders of not less than 51% of the aggregate principal amount of the outstanding Notes of such series by a signed instrument in one or more counterparts, and the expression “resolution” when used in this Indenture will include instruments so signed. Notice of any resolution passed in accordance with this Section 9.12 will be given by the Trustee to the affected Holders within 30 days of the date on which such resolution was passed.

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9.13	Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Article 9 at a meeting of Holders of a particular series of Notes or of all series then outstanding, as the case may be, shall be binding upon all the Holders of Notes or of the particular series, as the case may be, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 9.12 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder and the Trustee (subject to the provisions for its indemnity herein contained) shall, subject to applicable law, be bound to give effect accordingly to every such resolution and instrument in writing. Notwithstanding anything in this Indenture (but subject to the provisions of any indenture, deed or instrument supplemental or ancillary hereto), any covenant or other provision in this Indenture or in any Supplemental Indenture which is expressed to be or is determined by the Trustee (relying on the advice of Counsel) to be effective only with respect to Notes of a particular series, may be modified by the required resolution or consent of the holders of Notes of such series in the same manner as if the Notes of such series were the only Notes outstanding under this Indenture.

9.14	Evidence of Rights of Holders

(a)	Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Holders may be in any number of concurrent instruments of similar tenor signed or executed by such Holders. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney will be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

(b)	Notwithstanding Section 9.14(a), the Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

Article 10
SUCCESSORS TO THE ISSUER AND THE RESTRICTED SUBSIDIARIES

10.1	Merger, Consolidation, Amalgamation or Sale of Assets

(a)	The Issuer will not, directly or indirectly:

(i)	consolidate, amalgamate or merge with or into another Person (regardless of whether the Issuer is the surviving Person or one of the Persons that amalgamates with one or more other Persons to form the continuing successor Person); or

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(ii)	sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(A)	either: (1) the Issuer is the surviving Person (or one of the Persons that amalgamates with one or more other Persons to form the continuing successor Person); or (2) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer or one of the Persons that amalgamates with one or more other Persons to form the continuing successor Person) or to which such sale, assignment, transfer, conveyance or other disposition will have been made is a: (i) Person organized or existing under the laws of the United States, any state thereof or the District of Columbia or Canada or any province or territory thereof; and (ii) assumes all the obligations of the Issuer under the Notes, and this Indenture by operation of law or pursuant to agreements reasonably satisfactory to the Trustee;

(B)	immediately after giving effect to such transaction, no Default or Event of Default exists;

(C)	other than in connection with, or pursuant to, the Verano Transaction, either (1) immediately after giving effect to such transaction on a pro forma basis, the Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer or one of the Persons that amalgamates with one or more other Persons to form the continuing successor Person), or to which such sale, assignment, transfer, conveyance or other disposition will have been made will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 6.9(a)(i); or (2) immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four quarter period, the Consolidated Fixed Charge Coverage Ratio of the Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer or one of the Persons that amalgamates with one or more other Persons to form the continuing successor Person) is equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately before such transaction;

(D)	each Guarantor, will, pursuant to the terms of its Guarantee agree that its Guarantee will apply to the obligations of the Issuer or the surviving or continuing Person in accordance with the Notes and this Indenture (including this covenant); and

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(E)	the Issuer delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with Section 10.1(a)(ii)(C)) certifying that all conditions precedent provided for in this Indenture relating to such transaction have been complied with and an Opinion of Counsel stating that such transaction and, if applicable, such agreement complies with this covenant.

(b)	Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries in accordance with this covenant, the continuing successor Person formed by the consolidation or amalgamation or into which the Issuer is merged or to which the sale, assignment, transfer, conveyance or other disposition is made, will succeed to and be substituted for the Issuer, and may exercise every right and power of the Issuer under this Indenture with the same effect as if the successor had been named as the Issuer therein. When the continuing successor Person assumes all of the Issuer’s obligations under this Indenture pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee and delivers to the Trustee the related Officers’ Certificate and Opinion of Counsel, the Issuer will be discharged from those obligations; provided, however, that the Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes in the case of a lease of all or substantially all of the Issuer’s assets.

(c)	This Section 10.1 will not apply to:

(i)	a merger of the Issuer with an Affiliate solely for the purpose of reincorporating or continuing the Issuer in another jurisdiction; or

(ii)	any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries, that are Guarantors.

10.2	Vesting of Powers in Successor

Whenever the conditions of Section 10.1(a) have been duly observed and performed, the Trustee will execute and deliver a Supplemental Indenture as provided for in Section 12.5 and then:

(a)	the successor Person will possess and from time to time may exercise each and every right and power of the Issuer or Guarantor under this Indenture in the name of the Issuer or Guarantor, as applicable, or otherwise, and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Issuer or Guarantor may be done and performed with like force and effect by the like directors or officers of such successor; and

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(b)	the Issuer or Guarantor, as applicable, will be released and discharged from liability under this Indenture and the Trustee will execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

Article 11
CONCERNING THE TRUSTEE

11.1	No Conflict of Interest

The Trustee represents to the Issuer that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 11.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture and the Notes of any series shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises.

11.2	Replacement of Trustee

(a)	The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Issuer 90 days’ notice in writing or such shorter notice as the Issuer may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest with the Issuer, the affiliates and Subsidiaries of the Issuer, or any affiliates of the Issuer or the affiliates and Subsidiaries of the Issuer, or resign in the manner and with the effect specified in this Section 11.2. The validity and enforceability of this Indenture and of the Notes issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Issuer shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Holders in accordance with the provisions hereof. Failing such appointment by the Issuer, the retiring Trustee or any Holder may apply to a judge of the British Columbia Supreme Court, on such notice as such Judge may direct at the Issuer’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Issuer or by the Court shall be subject to removal as aforesaid by the Holders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 11.2 shall be a corporation authorized to carry on the business of a trust company in one or more of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

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(b)	Any entity into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any entity resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Issuer, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the retiring Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Issuer or any Guarantor be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Issuer or such Guarantor, as applicable.

11.3	Rights and Duties of Trustee

(a)	In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances. Subject to the foregoing, the Trustee will be liable for its own wilful misconduct or gross negligence. The Trustee will not be liable for any act or default on the part of any agent employed by it or a co-Trustee, or for having permitted any agent or co-Trustee to receive and retain any money payable to the Trustee, except as aforesaid.

(b)	Nothing herein contained shall impose any obligation on the Trustee to see to or require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto or thereto, including any Security Documents.

(c)	The Trustee shall not be:

(i)	accountable for the use or application by the Issuer of the Notes or the proceeds thereof;

(ii)	responsible to make any calculation with respect to any matter under this Indenture;

(iii)	liable for any error in judgment made in good faith unless negligent in ascertaining the pertinent facts; or

(iv)	responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; cyberterrorism; accidents; labor disputes; acts of civil or military authority and governmental action.

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(d)	The Trustee shall have the right to disclose any information disclosed or released to it if, in the reasonable opinion of the Trustee, after consultation with Counsel, it is required to disclose under any applicable laws, court order or administrative directions, or if, in the reasonable opinion of the Trustee, it is required to disclose to its regulatory authority. The Trustee shall not be responsible or liable to any party for any loss or damage arising out of or in any way sustained or incurred or in any way relating to such disclosure.

(e)	The Trustee shall not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on whose signature the Trustee is entitled to act, or refrain from acting, under a specific provision of this Indenture.

(f)	The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Trustee from a Person purporting to be (and whom the Trustee, acting reasonably, believes in good faith to be) an authorized representative of the Issuer or a Holder, as sufficient instructions and authority of such party for the Trustee to act and shall have no duty to verify or confirm that Person is so authorized. The Trustee shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon, or compliance with, such instructions or directions, except to the extent any such losses, cost or expense are the direct result of gross negligence or willful misconduct on the part of the Trustee. The Issuer and the Holders agree: (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by such party; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

11.4	Reliance Upon Declarations, Opinions, etc.

(a)	In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith and subject to Section 11.7, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 11.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an Opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Issuer.

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(b)	The Trustee shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue or transfer of any Notes provided such issue or transfer is effected in accordance with the terms of this Indenture. The Trustee shall be entitled to process all transfers and redemptions upon the presumption that such transfer and redemption is permissible pursuant to all applicable laws and regulatory requirements if such transfer and redemption is effected in accordance with the terms of this Indenture. The Trustee shall have no obligation, other than to confer with the Issuer and its Counsel, to ensure that legends appearing on the Notes comply with regulatory requirements or securities laws of any applicable jurisdiction.

11.5	Evidence and Authority to Trustee, Opinions, etc.

(a)	The Issuer shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Issuer or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the authentication and delivery of Notes hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Issuer, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 11.5, or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Issuer written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice. Such evidence shall consist of:

(i)	an Officers’ Certificate, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(ii)	in the case of a condition precedent the satisfaction of which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an Opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(iii)	in the case of any such condition precedent the satisfaction of which is subject to review or examination by auditors or accountants, an opinion or report of the Issuer’s Auditors whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

(b)	Whenever such evidence relates to a matter other than the authentication and delivery of Notes and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other appraiser or any other individual whose qualifications give authority to a statement made by such individual, provided that if such report or opinion is furnished by a director, officer or employee of the Issuer it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with Section 11.5(a).

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(c)	Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (i) a statement by the individual giving the evidence that he or she has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (ii) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (iii) a statement that, in the belief of the individual giving such evidence, he or she has made such examination or investigation as is necessary to enable him or her to make the statements or give the opinions contained or expressed therein, and (iv) a statement whether in the opinion of such individual the conditions precedent in question have been complied with or satisfied.

(d)	In addition to its obligations under Section 7.20, the Issuer shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, an Officers’ Certificate certifying that the Issuer has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would constitute a Default or an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Issuer shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Issuer or as a result of any obligation imposed by this Indenture.

11.6	Officers’ Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officers’ Certificate.

11.7	Experts, Advisers and Agents

Subject to Sections 11.3 and 11.4, the Trustee may:

(a)	employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Issuer, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Issuer.

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11.8	Trustee May Deal in Notes

Subject to Sections 11.1 and 11.3, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in Notes and generally contract and enter into financial transactions with the Issuer or otherwise, without being liable to account for any profits made thereby. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the British Columbia Supreme Court for permission to continue as Trustee hereunder or resign.

11.9	Investment of Monies Held by Trustee

(a)	Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safe-keeping in the Province of British Columbia with any such bank. In respect of any moneys so held, upon receipt of a written order from a Participant or a Beneficial Holder, the Trustee shall invest the funds in accordance with such written order in Authorized Investments (as defined below). Any such written order from a Participant or a Beneficial Holder shall be provided to the Trustee no later than 9:00 a.m. (Toronto time) on the day on which the investment is to be made. Any such written order from a Participant or a Beneficial Holder received by the Trustee after 9:00 a.m. (Toronto time) or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. (Toronto time) the next Business Day. For certainty, after an Event of Default, the Trustee shall only be obligated to make investments on receipt of appropriate instructions from the Holders by way of a resolution of Holders of at least a majority in principal amount of the Notes represented and voting at a meeting of Holders, or by a resolution in writing.

(b)	The Trustee shall have no liability for any loss sustained as a result of any investment selected by and made pursuant to the instructions of the Issuer or the Holders, as applicable, as a result of any liquidation of any investment prior to its maturity or for failure of either the Issuer or the Holders, as applicable, to give the Trustee instructions to liquidate, invest or reinvest amounts held with it. In the absence of written instructions from either the Issuer or the Holders as to investment of funds held by it, such funds shall be held uninvested by the Trustee without liability for interest thereon.

(c)	For the purposes of this section, “Authorized Investments” means short term interest bearing or discount debt obligations issued or guaranteed by the government of Canada or a Province or a Canadian chartered bank (which may include an affiliate (as defined in this section) or related party of the Trustee) provided that such obligation is rated at least R1 (middle) by DBRS or an equivalent rating service. For certainty, the Issuer and the Holders acknowledge and agree that the Trustee has no obligation or liability to confirm or verify that investment instructions delivered pursuant to this Section 11.9 comply with the definition of Authorized Investments.

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11.10	Trustee Not Ordinarily Bound

Except as provided in Section 7.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 11.3, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Issuer of any of the obligations herein imposed upon the Issuer or of the covenants on the part of the Issuer herein contained, nor in any way to supervise or interfere with the conduct of the Issuer’s business, unless the Trustee shall have been required to do so in writing by the Holders of not less than 25% of the aggregate principal amount of the Notes then outstanding, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

11.11	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

11.12	Trustee Not Bound to Act on Issuer’s Request

Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Issuer until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

11.13	Conditions Precedent to Trustee’s Obligations to Act Hereunder

(a)	The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Holders hereunder shall be conditional upon any one or more Holders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(b)	None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

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(c)	The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Holders of Notes of a series at whose instance it is acting to deposit with the Trustee such Notes held by them for which Notes the Trustee shall issue receipts.

(d)	Unless an action is expressly directed or required herein, the Trustee shall request instructions from the Holders with respect to any actions or approvals which, by the terms of this Indenture, the Trustee is permitted to take or to grant (including any such actions or approvals that are to be taken in the Trustee’s “discretion” or “opinion”, or to its “satisfaction”, or words to similar effect), and the Trustee shall refrain from taking any such action or withholding any such approval and shall not be under any liability whatsoever as a result thereof until it shall have received such instructions by way of resolution from the Holders in accordance with this Indenture.

11.14	Authority to Carry on Business

The Trustee represents to the Issuer that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the Provinces of British Columbia and Alberta but if, notwithstanding the provisions of this Section 11.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Section 11.2.

11.15	Compensation and Indemnity

(a)	The Issuer shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Issuer and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)	The Issuer hereby indemnifies and saves harmless the Trustee and its directors, officers, employees and shareholders from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the gross negligence or wilful misconduct of the Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defence. The Trustee may have separate Counsel and the Issuer shall pay the reasonable fees and expenses of such Counsel. The Issuer need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

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(c)	The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or wilful misconduct on the part of the Trustee.

11.16	Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

11.17	Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to all parties hereto; provided that (A) the written notice shall describe the circumstances of such non-compliance; and (B) if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

11.18	Privacy

(a)	The parties hereto acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(i)	to provide the services required under this Indenture and other services that may be requested from time to time;

(ii)	to help the Trustee manage its servicing relationships with such individuals;

(iii)	to meet the Trustee’s legal and regulatory requirements; and

(iv)	if social insurance or social security numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

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(b)	Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of providing services under this Indenture for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Trustee shall make available on its website or upon request, including revisions thereto. The Trustee may transfer some of that personal information to service providers in the United States for data processing and/or storage. Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

Article 12
AMENDMENT, SUPPLEMENT AND WAIVER

12.1	Ordinary Consent

Except as provided in Sections 12.2 and 12.3, with the affirmative votes of the Holders of at least a majority in principal amount of the Notes represented and voting at a meeting of Holders, or by a resolution in writing of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or exchange offer for, Notes):

(a)	this Indenture, the Notes, the Guarantees and the Security Documents may each be amended or supplemented, and

(b)	any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal or, premium (if any) or interest on the Notes, except such Default or Event of Default resulting from an acceleration that has been rescinded) or lack of compliance with any provision of this Indenture, the Notes, Guarantees or the Security Documents may be waived, provided that if any such amendment, supplement or waiver affects only one or more series of Notes, then consent to such amendment, supplement or waiver shall only be required to be obtained from the Holders of such affected series of Notes.

12.2	Special Consent

(a)	Notwithstanding Section 12.1, without the consent of, or a resolution passed by the affirmative votes of or signed by each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes of any series held by a non-consenting Holder):

(i)	reduce the principal amount of Notes of any series whose Holders must consent to an amendment, supplement or waiver;

(ii)	reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment with respect to the redemption of the Notes (other than with respect to any required notice periods); provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes, including pursuant Sections 6.15 and 6.16, as distinguished from any redemption of Notes, shall not be deemed a redemption of the Notes;

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(iii)	reduce the rate of or change the time for payment of interest on any Note;

(iv)	waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(v)	make any Note payable in money other than U.S. dollars;

(vi)	make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

(vii)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Guarantees;

(viii)	amend or modify any of the provisions of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in any manner adverse to the Holders of the Notes or any Guarantee;

(ix)	modify the amending provisions under this Article 12;

(x)	release any Guarantor from any of its obligations under its Guarantee, or this Indenture, except in accordance with the terms of this Indenture;

(xi)	waive, amend, change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 6.16 after the obligation to make such Asset Sale Offer has arisen, including amending, changing or modifying any definition relating thereto;

(xii)	waive, amend, change or modify in any material respect the Issuer’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 6.15 after the occurrence of such Change of Control, including amending, changing or modifying any definition relating thereto;

(xiii)	release any portion of the Collateral from the Lien, other than in accordance with the terms of the Security Documents and this Indenture; or

(xiv)	release a Guarantor from its obligations under the Guarantee or the Security Documents or make any change in this Indenture that would adversely affect the rights of Holders of Notes to receive payments under the Guarantee or the Security Documents, other than in accordance with the provisions of the Security Documents and Indenture.

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12.3	Without Consent

Notwithstanding Sections 12.1 and 12.2, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, Guarantees or the Security Documents to:

(a)	cure any ambiguity, defect or inconsistency;

(b)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)	provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Notes in the case of a merger, amalgamation or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets or otherwise comply with Section 10.1;

(d)	make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any Holder of Notes;

(e)	add any additional Guarantors or to evidence the release of any Guarantor from its obligations under its Guarantee to the extent that such release is permitted by this Indenture, or to secure the Notes and the Guarantees or to otherwise comply with the provisions set out in Article 13;

(f)	secure the Notes or any Guarantees or any other obligation under this Indenture;

(g)	evidence and provide for the acceptance of appointment by a successor Trustee;

(h)	conform the text of this Indenture, the Notes or the Guarantees to any provision of the Description of Notes to the extent that such provision in this Indenture, the Notes or the Guarantees was intended to be a verbatim recitation of a provision of the Description of Notes;

(i)	provide for the issuance of Additional Notes and other credit instruments in accordance with this Indenture;

(j)	to enter into additional or supplemental Security Documents or to add additional parties to the Security Documents to the extent permitted thereunder and under the indenture;

(k)	allow any Guarantor to execute a Guarantee; or

(l)	to release Collateral from the First-Priority Liens when permitted or required by this Indenture or any Security Documents or add assets to Collateral to secure First-Lien Indebtedness.

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12.4	Form of Consent

It is not necessary for the consent of the Holders under Section 12.1 or 12.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

12.5	Supplemental Indentures

(a)	Subject to the provisions of this Indenture, the Issuer and the Trustee may from time to time execute, acknowledge and deliver Supplemental Indentures which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(i)	establishing the terms of any series of Notes and the forms and denominations in which they may be issued as provided in Article 2;

(ii)	making such amendments not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes of any series which do not affect the substance thereof and which in the opinion of the Trustee relying on an Opinion of Counsel will not be materially prejudicial to the interests of Holders;

(iii)	rectifying typographical, clerical or other manifest errors contained in this Indenture or any Supplemental Indenture, or making any modification to this Indenture or any Supplemental Indenture which, in the opinion of Counsel, are of a formal, minor or technical nature and that are not materially prejudicial to the interests of the Holders;

(iv)	to give effect to any amendment or supplement to this Indenture or the Notes of any series made in accordance with Sections 12.1, 12.2 or 12.3;

(v)	evidencing the succession, or successive successions, of others to the Issuer or any Guarantor and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture; or

(vi)	for any other purpose not inconsistent with the terms of this Indenture, provided that in the opinion of the Trustee (relying on an Opinion of Counsel) the rights of neither the Holders nor the Trustee are materially prejudiced thereby.

(b)	Unless this Indenture expressly requires the consent or concurrence of Holders, the consent or concurrence of Holders shall not be required in connection with the execution, acknowledgement or delivery of a Supplemental Indenture contemplated by this Indenture.

(c)	Upon receipt by the Trustee of (i) an Issuer Order accompanied by a Board Resolution authorizing the execution of any such Supplemental Indenture, and (ii) an Officers’ Certificate stating that such amended or Supplemental Indenture complies with this Section 12.5, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

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(d)	This Section 12.5 shall apply, as the context requires, to any assumption agreement or instrument contemplated by Section 10.1(a)(ii)(A).

Article 13
GUARANTEES

13.1	Issuance of Guarantees

(a)	The Guarantors providing a Guarantee on the Initial Issue Date shall execute and deliver to the Trustee the Guarantee in the form attached hereto as Appendix B.

(b)	If the Issuer or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, or if the Issuer designates any of its Unrestricted Subsidiaries as a Restricted Subsidiary in accordance with Section 6.6, and that newly acquired, created or designated Restricted Subsidiary is a secured obligor (whether as primary debtor or as secured guarantor) with respect to, or later incurs or guarantees on a secured basis, then the Issuer shall, subject to Section 6.19(a):

(i)	cause such Restricted Subsidiary to provide a Guarantee within 20 Business Days by executing and delivering to the Trustee a Guarantor Accession Agreement substantially in the form attached hereto as Schedule “A” to Appendix B; and

(ii)	deliver to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such Guarantee has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, and thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until it ceases to be an obligor, whether secured or unsecured, under any such Facility Indebtedness and its Guarantee is released in accordance with Section 13.2.

(c)	The Issuer may also elect to cause any other Restricted Subsidiary to issue a Guarantee and become a Guarantor.

(d)	Except as set out in Section 13.2(a), a Guarantor may not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets, in one or more related transactions, to, or consolidate or amalgamate with or merge with or into (regardless of whether such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

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(i)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii)	either:

(A)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) is organized or existing under the laws of (1) the United States, any state thereof or the District of Columbia, (2) Canada or any province or territory thereof or (3) the jurisdiction of organization of the Guarantor, and assumes all the obligations of that Guarantor under this Indenture and its Guarantee by operation of law or pursuant to any agreement reasonably satisfactory to the Trustee; or

(B)	such sale or other disposition or consolidation, amalgamation or merger complies with Section 6.16.

13.2	Release of Guarantees

(a)	The Guarantee of a Guarantor will be automatically released:

(i)	in connection with any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or otherwise), in one or more related transactions, to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate Section 6.16;

(ii)	in connection with any sale or other disposition of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer after which such Guarantor is no longer a Subsidiary of the Issuer, if the sale of such Capital Stock of that Guarantor complies with Section 6.16;

(iii)	if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture;

(iv)	upon payment in full in cash of the principal of, accrued and unpaid interest and premium (if any) on, the Notes; or

(v)	upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided above under Article 8.

(b)	The Trustee shall promptly execute and deliver a release in the form attached hereto as Schedule “B” to Appendix B together with all instruments and other documents reasonably requested by the Issuer or the applicable Restricted Subsidiary to evidence the release and termination of any Guarantee upon receipt of a request by the Issuer accompanied by an Officers’ Certificate certifying as to compliance with this Section 13.2.

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Article 14
NOTICES

14.1	Notice to Issuer

Any notice to the Issuer under the provisions of this Indenture shall be valid and effective (i) if delivered to the Issuer at  1155 W. Rio Salado Parkway, Suite 201, Tempe, AZ, 85281, Attention: Nicole Stanton (ii) if delivered by email to nstanton@harvestinc.com, immediately upon sending the email, provided that if such email is not sent during the normal business hours of the recipient, such email shall be deemed to have been sent at the opening of business on the next business day for the recipient, or (iii) if given by registered letter, postage prepaid, to such office and so addressed and if mailed, five days following the mailing thereof. The Issuer may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Issuer for all purposes of this Indenture.

14.2	Notice to Holders

(a)	All notices to be given hereunder with respect to the Notes shall be deemed to be validly given to the Holders thereof if sent by first class mail, postage prepaid, or, if agreed to by the applicable recipient, by email, by letter or circular addressed to such Holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given five days following the day of mailing, or immediately upon sending the email, provided that if such email is not sent during the normal business hours of the recipient, such email shall be deemed to have been sent at the opening of business on the next business day for the recipient, as applicable. Accidental error or omission in giving notice or accidental failure to mail notice to any Holder or the inability of the Issuer to give or mail any notice due to anything beyond the reasonable control of the Issuer shall not invalidate any action or proceeding founded thereon.

(b)	If any notice given in accordance with Section 14.2(a) would be unlikely to reach the Holders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Issuer shall give such notice by publication at least once in a daily newspaper of general national circulation in Canada.

(c)	Any notice given to Holders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

(d)	All notices with respect to any Note may be given to whichever one of the Holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all Holders of any Persons interested in such Note.

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14.3	Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective: (i) if delivered to the Trustee at its principal office in the City of Vancouver, British Columbia at 323 – 409 Granville Street, Vancouver, British Columbia V6C 1T2, Attention: Corporate Trust, (ii) if delivered by email to corptrust@odysseytrust.com, immediately upon sending the email, provided that if such email is not sent during the normal business hours of the recipient, such email shall be deemed to have been sent at the opening of business on the next business day for the recipient, or (iii) if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given five days following the mailing thereof.

14.4	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 14.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 14.3.

Article 15
MISCELLANEOUS

15.1	Copies of Indenture

Any Holder may obtain a copy of this Indenture without charge by writing to the Issuer at 1155 W. Rio Salado Parkway, Suite 201, Tempe, AZ, 85281, Attention: Nicole Stanton.

15.2	Force Majeure

Except for the payment obligations of the Issuer contained herein, neither the Issuer nor the Trustee shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 15.2.

15.3	Waiver of Jury Trial

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE NOTES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS INDENTURE. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this Indenture, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that such party has already relied on the waiver in entering into this Indenture, and that such party shall continue to rely on the waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Indenture may be filed as a written consent to a trial by the court without a jury.

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Article 16
EXECUTION AND FORMAL DATE

16.1	Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Indenture by any party hereto by facsimile transmission or PDF shall be as effective as delivery of a manually executed copy of this Indenture by such party.

16.2	Formal Date

For the purpose of convenience, this Indenture may be referred to as bearing the formal date of December 20, 2019, irrespective of the actual date of execution hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

ISSUER:

HARVEST HEALTH & RECREATION INC.

Per:	/s/ Steve White
Name:	Steve White
Title:	Chief Executive Officer

TRUSTEE:

ODYSSEY TRUST COMPANY

Per:	/s/ Dan Sander
Name:	Dan Sander
Title:	VP, Corporate Trust

Per:	/s/ Gloria Gherasim
Name:	Gloria Gherasim
Title:	Director, Client Services

Appendix A

FORM OF Unit Notes AND Coupon Notes

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THIS INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO HARVEST HEALTH & RECREATION INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE. [INSERT GLOBAL NOTES LEGEND FOR ALL GLOBAL NOTES]

For Notes originally issued for the benefit or account of a U.S. Holder (other than an Original U.S. Holder that is a Qualified Institutional Buyer), and each Definitive Note issued in exchange therefor or in substitution thereof, also include the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES, FOR THE BENEFIT OF HARVEST HEALTH & RECREATION INC. (THE “ISSUER”), THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER MUST FIRST BE PROVIDED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

CUSIP ●
ISIN CA●
No.●	US$●

HARVEST HEALTH & RECREATION INC.

(a corporation formed under the laws of the Business Corporations Act (British Columbia))

[9.25/15]% SENIOR SECURED NOTES DUE DECEMBER 19, 2022

HARVEST HEALTH & RECREATION INC. (the “Issuer”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture dated as of December 20, 2019 (the “Indenture”) between the Issuer and Odyssey Trust Company (the “Trustee”), promises to pay to the registered holder hereof on December 19, 2022 (the “Stated Maturity”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of this Indenture the principal sum of [●] dollars ($[●]) in lawful money of the United States of America on presentation and surrender of this Note (the “Note”) at the main branch of the Trustee in Vancouver, British Columbia, in accordance with the terms of this Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof (i) from and including the date hereof, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever shall be the later, in all cases, to and excluding the next Interest Payment Date, at the rate of [9.25/15]% per annum, in like money, calculated and payable semi-annually in arrears on June 30 and December 31 in each year commencing on June 30, 2020, and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity of this Note) to fall due on the Maturity of this Note and, should the Issuer at any time make default in the payment of any principal or interest, to pay interest on the amount in default at a rate that is 2% higher than the applicable interest rate on the Notes, in like money and on the same dates.

Interest on this Note will be computed on the basis of a 365-day or 366-day year, as applicable, and will be payable in equal semi-annual amounts; provided that for any Interest Period that is shorter than a full semi-annual interest period, interest shall be calculated on the basis of a year of 365 days or 366 days, as applicable, and the actual number of days elapsed in that period.

If the date for payment of any amount of principal, premium or interest is not a Business Day at the place of payment, then payment will be made on the next Business Day and the holder hereof will not be entitled to any further interest on such principal, or to any interest on such interest, premium or other amount so payable, in respect of the period from the date for payment to such next Business Day.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of this Indenture, the mailing of such cheque or the electronic transfer of such funds shall, to the extent of the sum represented thereby (plus the amount of any Taxes deducted or withheld), satisfy and discharge all liability for interest on this Note.

This Note is one of the [Unit/Coupon] Notes of the Issuer issued under the provisions of this Indenture. Reference is hereby expressly made to this Indenture for a description of the terms and conditions upon which this Note and other Notes of the Issuer are or are to be issued and held and the rights and remedies of the holder of this Note and other Notes and of the Issuer and of the Trustee, all to the same effect as if the provisions of this Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents.

Coupon Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Upon compliance with the provisions of this Indenture, Notes of any denomination may be exchanged for an equal aggregate principal amount of Notes in any other authorized denomination or denominations.

The indebtedness evidenced by this Note, and by all other Unit/Coupon] Notes now or hereafter certified and delivered under this Indenture, is a direct senior secured obligation of the Issuer.

The principal hereof may become or be declared due and payable before the Stated Maturity in the events, in the manner, with the effect and at the times provided in this Indenture.

This Note may be redeemed at the option of the Issuer on the terms and conditions set out in this Indenture at the Redemption Price therein. The right is reserved to the Issuer to purchase Notes (including this Note) for cancellation in accordance with the provisions of this Indenture.

Upon the occurrence of a Change of Control, the Holders may require the Issuer to repurchase such Holder’s Notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase.

This Indenture contains provisions making binding upon all Holders of Notes outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions and instruments signed by the Holders of a specified majority of Notes outstanding (or certain series of Notes outstanding), which resolutions or instruments may have the effect of amending the terms of this Note or this Indenture.

This Note may only be transferred, upon compliance with the conditions prescribed in this Indenture, in one of the registers to be kept at the principal office of the Trustee in Vancouver, British Columbia and in such other place or places and/or by such other Registrars (if any) as the Issuer with the approval of the Trustee may designate. No transfer of this Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Note for cancellation. Thereupon a new Note or Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Note shall not become obligatory for any purpose until it shall have been authenticated by the Trustee under this Indenture.

This Note and this Indenture are governed by, and are to be construed and enforced in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein.

Capitalized words or expressions used in this Notes shall, unless otherwise defined herein, have the meaning ascribed thereto in this Indenture.

IN WITNESS WHEREOF HARVEST HEALTH & RECREATION INC. has caused this Note to be signed by its authorized representatives as of [_____________], 20__.

HARVEST HEALTH & RECREATION INC.

Per:
Name:
Title:

(FORM OF TRUSTEE’S CERTIFICATE)

This Note is one of the Harvest Health & Recreation Inc. [9.25/15]% Senior Secured Notes due December 19, 2022 referred to in this Indenture within mentioned.

ODYSSEY TRUST COMPANY

Per:
Name:
Title:

Per:
Name:
Title:

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________, whose address and social insurance number, if applicable are set forth below, this Note (or $_________________ principal amount hereof) of HARVEST HEALTH & RECREATION INC. standing in the name(s) of the undersigned in the register maintained by the Issuer with respect to such Note and does hereby irrevocably authorize and direct the Trustee to transfer such Note in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

If less than the full principal amount of the within Note is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple of $1,000) to be transferred.

In the case of a Note that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

[ ]	(A)	the transfer is being made to the Issuer;

[ ]	(B)	the transfer is being made outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with any applicable local laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Appendix C to the Indenture, or

[ ]	(C)	the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Issuer and the Trustee an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Issuer to such effect.

In the case of a Note that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Note is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Issuer and the Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Issuer to such effect.

1.	The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Note in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank of trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.	The registered holder of this Note is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Note.

Signature of Guarantor

Authorized Officer	Signature of transferring registered holder

Name of Institution

Appendix B

FORM OF GuarantY

(see attached)

Guaranty

Execution Version

GUARANTEE

THIS GUARANTEE dated as of December 20, 2019, is executed by each of the Restricted Subsidiaries signatory hereto (together with each Person executing a Guarantee Supplement as an Additional Guarantor in accordance with this Guarantee each, individually, a “Guarantor”, and, collectively, the “Guarantors”) in favor of Odyssey Trust Company, as trustee (the “Trustee”), as Trustee under the Indenture (as defined below).

RECITALS

WHEREAS, Harvest Health & Recreation Inc., a corporation continued under the Business Corporations Act (British Columbia) (the “Issuer”) is party to that certain Indenture dated as of December 20, 2019, between the Issuer and the Trustee (the “Indenture”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms under the Indenture;

WHEREAS, the Issuer will issue senior secured notes (the “Notes”) pursuant to the terms of the Indenture to be held by certain noteholders (each a “Noteholder” and, collectively, the “Noteholders”); and

WHEREAS, each Guarantor will benefit from the making of loans pursuant to the Indenture and is willing to guarantee the Liabilities (as defined below) as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of: (a) all obligations (monetary or otherwise) of the Issuer to each of the Trustee and each of the Noteholders (as defined below) under or in connection with the Indenture, the Notes the Security Documents and any other document or instrument executed in connection therewith and (b) all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and charges) paid or incurred by the Trustee or any Noteholder in enforcing this Guarantee, any Security Document or any other applicable document against such Guarantor (all such obligations being herein collectively called the “Liabilities”); provided that the liability of such Guarantor hereunder shall be limited to the maximum amount of the Liabilities that such Guarantor may guarantee without violating any fraudulent conveyance or fraudulent transfer law.

Each Guarantor agrees that if any Event of Default occurs under Article 7 of the Indenture, at a time when the Liabilities are not otherwise due and payable (whether due to a judicial stay of acceleration or otherwise), then such Guarantor will pay to the Trustee for the account of the Noteholders forthwith the full amount that would be payable hereunder by such Guarantor if all Liabilities were then due and payable, subject to applicable law.

This Guarantee shall in all respects be a continuing, irrevocable, absolute and unconditional guarantee of payment and performance and not merely a guarantee of collectability and shall remain in full force and effect (notwithstanding the dissolution of any of any Guarantor, that at any time or from time to time no Liabilities arc outstanding or any other circumstances) until such time as set forth in the Indenture.

Guaranty

Each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by the Trustee or any Noteholder to any of the Liabilities is or must be rescinded or returned by the Trustee or such Noteholder for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Issuer or any Guarantor), such Liabilities shall, for purposes of this Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Trustee or such Noteholder, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Trustee or such Noteholder had not been made, subject to applicable law.

The Trustee or any Noteholder may, from time to time, at its sole discretion and without notice to any Guarantor, take any or all of the following actions without affecting any of the obligations of any Guarantor hereunder, subject, in each case, to applicable law: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to each Guarantor, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of any Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release any security interest in, or surrender, release or permit any substitution or exchange for, any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to any Guarantor for payment of any of the Liabilities when due, whether or not the Trustee or such Noteholder shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other Guarantor or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

Each Guarantor hereby expressly waives: (a) notice of the acceptance of this Guarantee by the Trustee or any Noteholder, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guarantee of any Liabilities.

Notwithstanding any payment made by or for the account of any Guarantor pursuant to this Guarantee, no Guarantor shall be subrogated to any right of the Trustee or any Noteholder until such time as the Trustee and the Noteholders shall have received final payment in cash of the full amount of all Liabilities.

Each Guarantor further agrees to pay all expenses (including the reasonable attorneys’ fees and charges) paid or incurred by the Trustee or any Noteholder in endeavoring to collect the Liabilities from such Guarantor, or any part thereof; and in enforcing this Guarantee against such Guarantor.

The creation or existence from time to time of additional Liabilities to the Trustee or the Noteholders or any of them is hereby authorized, without notice to any Guarantor, and shall in no way affect or impair the rights of the Trustee or the Noteholders or the obligations of any Guarantor under this Guarantee, including any Guarantor’s guarantee of such additional Liabilities.

The Trustee and any Noteholder may from time to time, without notice to any Guarantor, assign or transfer any of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guarantee, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guarantee to the same extent as if such assignee or transferee were a n original Noteholder.

No delay on the part of the Trustee or any Noteholder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Trustee or any Noteholder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guarantee be binding upon the Trustee or the Noteholder, except as expressly set forth in a writing duly signed and delivered on behalf of the Trustee. No action of the Trustee or any Noteholder permitted hereunder shall in any way affect or impair the rights of the Trustee or any Noteholder or the obligations of any Guarantor under this Guarantee. For purposes of this Guarantee, Liabilities shall include all obligations of the Issuer to the Trustee or any Noteholder arising under or in connection with the Indenture, any Note, any Security Document or any other document or instrument executed in connection therewith, notwithstanding any right or power of the Issuer or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of any Guarantor hereunder.

Pursuant to the Indenture, (a) this Guarantee has been delivered to the Trustee and (b) the Trustee has been authorized to enforce this Guarantee on behalf of itself and each of the Noteholders. All payments by any Guarantor pursuant to this Guarantee shall be made to the Trustee for the benefit of the Noteholders (and any amount received by the Trustee for the account of a Noteholder shall, subject to the other provisions of this Guarantee, be deemed received by such Noteholder upon receipt by the Trustee).

This Guarantee shall be binding upon each Guarantor and the successors and assigns of such Guarantor; and to the extent the Issuer or any Guarantor is a partnership, corporation, limited liability company or other entity, all references herein to the Issuer and any Guarantor, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity. Each Guarantor shall be jointly and severally obligated hereunder.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Whenever possible, each provision of this Guarantee and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted so as to be effective and valid under such applicable law, but if any provision of this Guarantee or any other statement, instrument or transaction contemplated hereby or relating hereto is held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision, the remaining provisions of this Guarantee or any other statement, instrument or transaction contemplated hereby or relating hereto.

This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Guarantee. Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof. At any time after the date of this Guarantee, one or more additional Persons may become parties hereto by executing and delivering to the Trustee a counterpart of this Guarantee.

Other than automatic modifications related to the addition of a party hereto as described in the preceding paragraph, no amendment, modification or waiver of, or consent with respect to, any provision of this Guarantee shall be effective unless the same shall be in writing and signed and delivered by the Trustee, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Upon the execution and delivery by any Person of a guarantee supplement in substantially the form of Exhibit A hereto (each a “Guarantee Supplement”), such Person shall be referred to as an “Additional Guarantor” and shall be and become a Guarantor, and each reference in this Guarantee to “Guarantor” shall also mean and refer to such Additional Guarantor.

EACH GUARANTOR AND THE COLLATERAL TRUSTEE ON BEHALF OF ITSELF AND EACH HOLDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL TRUSTEE TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE COLLATERAL TRUSTEE OR ANY AFFILIATE OF THE COLLATERAL TRUSTEE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS GUARANTEE SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE COLLATERAL TRUSTEE’S EXERCISE OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. EACH GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS GUARANTEE. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH BENEATH ITS NAME ON SCHEDULE “I” (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE TRUSTEE AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE AT SUCH ADDRESS OR ELSEWHERE.

EACH GUARANTOR AND THE TRUSTEE AND EACH NOTEHOLDER, BY THEIR ACCEPTANCE OF THIS GUARANTEE, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, ANY OTHER DOCUMENT ASSOCIATED HEREWITH AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered as of the date first above written.

Address for Guarantors:	GUARANTORS:

c/o Harvest Health & Recreation Inc.	ABEDON SAIZ, L.L.C.,
1155 W. Rio Solado Parkway	an Arizona limited liability company
Suite 201
Tempe, AZ 85281	By:
Attn: Leo Jaschke, Chief Financial Officer	Name: Leo Jaschke
Email: ljaschke@harvestinc.com	Title: Manager

AD, LLC,
an Arizona limited liability company

By:
Name: Howard Hintz
Title: President

BRLS PROPERTIES AZ-W BELL ROAD, LLC,
an Arizona limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

BYERS DISPENSARY, INC.,
an Arizona corporation

By:
Name: Howard Hintz
Title: Director

HARVEST DISPENSARIES, CULTIVATIONS & PRODUCTION FACILITIES LLC,
an Arizona limited liability company
By: Harvest Enterprises, Inc.,
its manager

By:
Name: Steve White
Title: Chief Executive Officer

Guarantee

HARVEST IP HOLDINGS, LLC,
an Arizona limited liability company
By: Harvest Enterprises, Inc.,
its member

By:
Name: Steve White
Title: Chief Executive Officer

HIGH DESERT HEALING, L.L.C.,
an Arizona limited liability company

By:
Name: Jason Vedadi
Title: Manager

JESSCO WHITE CONSULTING LLC,
an Arizona limited liability company
By: Harvest Dispensaries, Cultivations & Production Facilities LLC,
its member

By:
Name: Steve White
Title: Chief Executive Officer

KWERLES, INC.,
an Arizona corporation

By:
Name: Howard Hintz
Title: Director

LEAF HOLDINGS, LLC,
an Arizona limited liability company
By: Harvest Enterprises, Inc.,
its manager

By:
Name: Steve White
Title: Chief Executive Officer

Guarantee

MEDICAL PAIN RELIEF, INC.,
an Arizona corporation

By:
Name: Steve White
Title: Director

NATURE MED, INC.,
an Arizona corporation

By:
Name: Steve White
Title: President

PAHANA, INC.,
an Arizona corporation

By:
Name: Jason Vedadi
Title: President

PATIENT CARE CENTER 301, INC.,
an Arizona corporation

By:
Name: Leo Jaschke
Title: President

RANDY TAYLOR CONSULTING, LLC,
an Arizona limited liability company
By: Harvest Enterprises, Inc.,
its manager

By:
Name: Steve White
Title: Chief Executive Officer

SHERRI DUNN, L.L.C.,
an Arizona limited liability company

By:
Name: Howard Hintz
Title: Manager

Guarantee

SVACCHA LLC,
an Arizona limited liability company

By:
Name: Leo Jaschke
Title: Manager

WAREHOUSE 13, LLC,
an Arizona limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

805 BEACH BREAKS INC.,
a California corporation

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST OF CALIFORNIA LLC,
a California limited liability company
By: Harvest Enterprises, Inc.,
its manager

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST OF NAPA, INC.,
a California corporation

By:
Name: Steve White
Title: Chief Executive Officer

HOLDINGS OF HARVEST CA, LLC,
a California limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

Guarantee

HYPERION HEALING LLC,
a California limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

CBX ENTERPRISES LLC,
a Colorado limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

CBX SCIENCES LLC,
a Colorado limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST ENTERPRISES, INC.,
a Delaware corporation

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST OF TOWSON, LLC,
a Delaware limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

MARYLAND LICENSING, LLC,
a Delaware limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

Guarantee

SMPB MANAGEMENT, LLC,
a Delaware limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

SAN FELASCO NURSERIES, INC.,
a Florida corporation

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST DCP OF MARYLAND, LLC,
a Maryland limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST OF MARYLAND, INC.,
a Maryland corporation

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST OF MARYLAND CULTIVATION LLC,
a Maryland limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST OF MARYLAND DISPENSARY LLC,
a Maryland limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

Guarantee

HARVEST OF MARYLAND PRODUCTION LLC,
a Maryland limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST MARYLAND HOLDING, LLC,
a Maryland limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

CBX ESSENTIALS LLC,
a Nevada limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST DCP OF PENNSYLVANIA, LLC,
a Pennsylvania limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

HARVEST OF PA MANAGEMENT, LLC,
a Pennsylvania limited liability company

By:
Name: Steve White
Title: Chief Executive Officer

Guarantee

EXHIBIT A

SUPPLEMENT TO GUARANTEE

Reference is hereby made to the Guarantee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), dated as of December 20, 2019, made by each of the Restricted Subsidiaries of Harvest Health & Recreation Inc., a corporation continued under the Business Corporations Act (British Columbia) (the “Issuer”) listed on the signature pages thereto (each an “Initial Guarantor”, and together with any additional Persons which become parties to the Guarantee by executing Guarantee Supplements thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of Odyssey Trust Company, as trustee (the “Trustee”), as Trustee under that certain Indenture dated as of December 20, 2019, between the Issuer and the Trustee (the “Indenture”), for the ratable benefit of certain noteholders (each a “Noteholder” and, collectively, the “Noteholders”) pursuant to the terms of the Indenture. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guarantee.

The undersigned, [NAME OF NEW GUARANTOR], a [__________] [corporation/[partnership/limited liability company] (the “New Guarantor”), hereby agrees, as of the date first above written, to become, and does hereby become, a Guarantor under the Guarantee as if it were an original party thereto and agrees that each reference in the Guarantee to a Guarantor shall also mean and refer to the New Guarantor.

The New Guarantor hereby jointly and severally (together with each other Guarantor) unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, all the Guarantied Obligations, subject to all the terms of the Guarantee.

In accordance with Section 6.19 of the Indenture and the terms of the Guarantee, the New Guarantor hereby agrees that, from and after the date hereof, it shall be a “Guarantor” for all purposes of the Indenture and the Guarantee, with all the rights and obligations of a Guarantor under the Guarantee.

By its execution below, the New Guarantor represents and warrants as to itself that all of the representations and warranties contained in the Guarantee are true and correct in all respects as of the date hereof.

This Supplement to Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Supplement to Guarantee as of this __________ day of _________, 20___.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

Guarantee

C-1

APPENDIX C

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: ODYSSEY TRUST COMPANY as Trustee for the Notes of Harvest Health & Recreation Inc. (the “Issuer”)

AND TO: THE ISSUER

The undersigned (A) acknowledges that the sale of _______________________ (the “Securities”) of the Issuer, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the U.S. Securities Act) of the Issuer, except solely by virtue of being an officer or director of the Issuer; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) none of the seller, any affiliate of the seller or any person acting on their behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such Securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

DATED this ____ day of ____________________, 20_____.

X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Guarantee

APPENDIX D

MATERIAL PERMITS

Arizona License List
State	License/Permit Type	License Type	Licensed Entity	Med / Rec	License/Permit #	Jurisdiction
Arizona	State License	Vertical	Abedon Saiz, LLC	M	000000135DCSM00130984	Arizona Department of Health Services
Arizona	State License	Vertical	AD, LLC	M	00000092DCEG00124317	Arizona Department of Health Services
Arizona	State License	Vertical	Byers Dispensary, Inc.	M	00000054DCOV00321891	Arizona Department of Health Services
Arizona	State License	Vertical	High Desert Healing, LLC	M	00000007DCWH00607422	Arizona Department of Health Services
Arizona	State License	Vertical	High Desert Healing, LLC	M	00000005DCMV00766195	Arizona Department of Health Services
Arizona	State License	Vertical	Nature Med, Inc.	M	00000018DCST00941489	Arizona Department of Health Services
Arizona	State License	Vertical	Medical Pain Relief, Inc.	M	00000044DCCJ00900645	Arizona Department of Health Services
Arizona	State License	Vertical	Kwerles, Inc.	M	00000125DCWD00787544	Arizona Department of Health Services
Arizona	State License	Vertical	Pahana, Inc.	M	000000129DCKL00602472	Arizona Department of Health Services
Arizona	State License	Vertical	Patient Care Center 301, Inc.	M	000000127DCSS00185167	Arizona Department of Health Services
Arizona	State License	Vertical	Sherri Dunn, LLC	M	000000124DCKQ00697385	Arizona Department of Health Services
Arizona	State License	Vertical	Svaccha, LLC	M	000000120DCEQ00578528	Arizona Department of Health Services
Arizona	State License	Vertical	Svaccha, LLC	M	000000137DCOF00188324	Arizona Department of Health Services

California License List
State	License/Permit Type	License Type	Licensed Entity	Med / Rec	License/Permit #	Jurisdiction
California	Provisional License	Retail	805 Beach Breaks, Inc.	M/R	C10-0000270-LIC	BCC
California	Provisional License	Distribution	805 Beach Breaks, Inc.	M/R	C11-0000467-LIC	BCC
California	City of Grover Beach Commercial Cannabis Permit	Retail	805 Beach Breaks, Inc.	M/R	N/A	City of Grover Beach
California	Provisional License	Retail	Harvest of Napa, Inc.	M	C10-0000184-LIC	BCC
California	Cannabis Establishment Clearance Certificate	Retail	Harvest of Napa, Inc.	M	MMD19-0001	City of Napa, California
California	State License (Provisional)	Retail	Holdings of Harvest CA, LLC	M/R	C10-0000593-LIC	BCC
California	Cannabis Related Businesses and Activities Permit	Retail	Holdings of Harvest CA, LLC	M/R	TBD	City of Palm Springs, CA
California	Provisional License	Retail	Hyperion Healing, LLC	M/R	C10-0000592-LIC	BCC

Florida License List
State	License/Permit Type	Licensed Entity	Med / Rec	License/Permit Status	License/Permit #	Jurisdiction
Florida	State License	San Felasco Nurseries, Inc.	Med	License Held	MMTC-2016-00006	OMMU

Maryland License List
State	Facility Type	License/Permit Type	License Type	Licensed Entity	Med / Rec	License/Permit #	Jurisdiction
Maryland	Cultivation	State License	Cultivation	Harvest of Maryland Cultivation, LLC	M	G-17-00003 (170010)	Medical Marijuana Commission
Maryland	Production	State License	Production	Harvest of Maryland Production, LLC	M	P-19-00001 (170499)	Medical Marijuana Commission
Maryland	Dispensary	State License	Dispensary	Harvest of Maryland Dispensary, LLC	M	D-17-000017 (170058)	Medical Marijuana Commission

E-1

APPENDIX E

UNRESTRICTED SUBSIDIARIES

Harvest Draft: December 16, 2019

Unrestricted Subsidiaries
BRLS Properties AZ-Glendale, LLC
BRLS Properties AZ-Phoenix II, LLC
BRLS Properties I LLC
BRLS Properties II LLC
BRLS Properties Tenant AZ-Central Ave., LLC
Dream Steam LLC
FAC, LLC
Facilities Experts, LLC
Freckled Trout, LLC
Harvest Arkansas Holding, LLC
Harvest Mass Holding I, LLC
Harvest Michigan Holding, LLC
Harvest RE Holdings of AZ, LLC
HMU III, LLC
JH2K VI LLC
Medical Marijuana Research Institute LLC
MMXVI Allocation, LLC
Nowak Wellness, Inc.
Verde Dispensary, Inc.
Waltz Healing Center, Inc.
Natural State Capital, LLC
Natural State Wellness Dispensary, LLC
Natural State Wellness Enterprises, LLC
Natural State Wellness Investments, LLC
BRLS Properties CA-Cathedral City, LLC
BRLS Properties CA-Grover Beach, LLC
BRLS Properties CA-San Diego I, LLC
BRLS Properties CA-Santa Monica, LLC
Harvest of Hesperia, LLC
Harvest of Culver City LLC
Harvest of Farmersville LLC
Harvest of Lake Elsinore, LLC
Harvest of Moreno Valley LLC

E-2

Harvest of San Bernardino, LLC
Harvest of Santa Monica, LLC
Harvest of Union City, LLC
Harvest RE Holdings of CA, LLC
Industrial Court L10, LLC
Industrial Court L8, LLC
Harvest DCP of Colorado, LLC
Harvest of Colorado, LLC
Harvest Connecticut Holding, LLC
AgriMed Industries of PA, LLC
AZ-DEL Holdings, LLC
BRLS Properties AR-Little Rock, LLC
BRLS Properties PA-SE, LLC
SC1M, LLC
Core Four LLC
21708 State Road 54, LLC
BRLS Properties FL-Clearwater I, LLC
BRLS Properties FL-Gainesville II, LLC
BRLS Properties FL-Gainesville, LLC
BRLS Properties FL-Orlando I, LLC
BRLS Properties FL-Orlando II, LLC
Harvest DCP of Florida, LLC
Harvest RE Holdings of FL, LLC
Harvest Transco LLC
We Would Harvest, LLC
BRLS Properties IL-Chicago I, LLC
Harvest DCP of Illinois, LLC
Harvest RE Holdings of IL, LLC
BRLS Properties MD-Lutherville, LLC
BRLS Tenant MD-Halethorpe LLC
Grow Power of MD, LLC
Gogriz, LLC
Harvest DCP of Massachusetts, LLC
Suns Mass II, LLC
Suns Mass III, LLC
BRLS Properties MA-Worcester, LLC
Suns Mass, Inc.
Harvest Delta of Michigan, LLC
BRLS Properties MO-Joplin, LLC
BRLS Properties MO-Lake St. Louis, LLC

E-3

BRLS Properties MO-Raymore, LLC
BRLS Properties MO-St. Louis, LLC
BRLS Properties MO-St. Peters, LLC
Harvest DCP of Missouri, LLC
Harvest Holdings of Missouri, LLC
Harvest MO Management, LLC
BRLS NV Properties V, LLC
Harvest DCP of Nevada, LLC
Harvest of Nevada (Decatur LV), LLC
BRLS Properties NJ-Eatontown, LLC
Harvest DCP of New Jersey, LLC
Harvest RE Holdings of NJ, LLC
Harvest New York Holding, LLC
Harvest DCP Holding of North Dakota, LLC
BRLS OH Properties III, LLC
BRLS Properties OH-Beavercreek, LLC
Harvest DCP of Ohio, LLC
Harvest Grows Management, LLC
Harvest Grows Properties, LLC
Harvest of Ohio Management, LLC
BRLS Properties PA-Whitehall, LLC
Harvest of RE Holdings of PA, LLC
Harvest DCP of Utah, LLC
Harvest RE Holdings of UT, LLC
Harvest of Utah Processings, LLC